UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.           )

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PPG Industries, Inc.
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2018 Proxy Statement

and Notice of Annual Meeting of Shareholders

NOTICE OF ANNUAL MEETING
OF SHAREHOLDERS

WHEN	April 19, 2018 at 11:00 AM Eastern Time
WHERE	Fairmont Pittsburgh, Grand Ballroom 510 Market Street Pittsburgh, Pennsylvania 15222
WHAT	1.	To elect as directors the three named nominees;
	2.	To vote on a nonbinding resolution to approve the compensation of the Company’s named executive officers on an advisory basis;
	3.	To vote on an amendment of the Company’s Articles of Incorporation to provide for the annual election of directors;
	4.	To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2018; and
	5.	To transact any other business that may properly come before the meeting.
RECORD DATE	February 16, 2018
ANNUAL MEETING	Admission to the Annual Meeting will be by Admission Card only. You must also present a photo ID for admission to the Meeting.

PLEASE VOTE

Please know that your vote is very important to us and we encourage you to vote promptly. Whether or not you expect to attend the Annual Meeting in person, please vote via the Internet or telephone, or by paper proxy card or vote instruction form, which you should complete, sign and return by mail, so that your shares may be voted.

Internet Visit www.cesvote.com. You will need the 11‑digit control number included in your proxy card, voter instruction form or notice.	Mobile App You can scan this QR code to vote with your mobile phone. You will need the 11‑digit control number included in your proxy card, voter instruction form or notice.	Phone Call 1‑888‑693‑8683. You will need the 11‑digit control number included in your proxy card, voter instruction form or notice.	Mail Send your completed and signed proxy card or voter instruction form to the address on your proxy card or voter instruction form.	In Person See below regarding Attendance at the Meeting.

Anne M. Foulkes Vice President, Associate General Counsel and Secretary
March 8, 2018

2018 Proxy Statement 1

2 2018 Proxy Statement

PROXY SUMMARY

This summary highlights information contained in this Proxy Statement. It does not contain all of the information you should consider. You should read the entire Proxy Statement carefully before voting. Please see the General Matters section beginning on page 70 for important information about proxy materials, voting, the Annual Meeting, Company documents and communications.

TIME AND PLACE OF THE ANNUAL MEETING

Thursday, April 19, 2018

11:00 AM Eastern Time

Fairmont Pittsburgh, Grand Ballroom

510 Market Street

Pittsburgh, Pennsylvania 15222

MEETING AGENDA

Voting Matters	Board Recommendations		Page
Election of Three Director Nominees	FOR	√	6
Advisory Vote on Approval of the Compensation of the Named Executive Officers	FOR	√	59
Vote on an Amendment of the Company’s Articles of Incorporation to Provide for the Annual Election of Directors	FOR	√	62
Ratification of PricewaterhouseCoopers LLP as the Company’s Independent Registered Public Accounting Firm for 2018	FOR	√	65

DIRECTOR NOMINEES

Nominees to Serve in a Class Whose Term Expires in 2021

	AGE DIRECTOR SINCE PRINCIPAL OCCUPATION	QUALIFICATIONS	COMMITTEES	OTHER BOARDS

Victoria F. Haynes	70 Director since 2003 Retired President and CEO of RTI International		Audit Technology and Environment	Nucor Corporation Royal DSM N.V.

Michael W. Lamach	54 Director since 2015 Chairman, President & CEO of Ingersoll-Rand plc		Audit Officers‑Directors Compensation	Ingersoll-Rand plc

Martin H. Richenhagen	65 Director since 2007 Chairman, President & CEO of AGCO Corporation		Audit Officers‑Directors Compensation	AGCO Corporation Praxair, Inc.

Director Experience Legend:

2018 Proxy Statement 3

QUESTIONS AND ANSWERS

Please see General matters beginning on page 70 for important information about the proxy materials, voting, the 2018 Annual Meeting and the deadlines to submit shareholder proposals and director nominees for the 2019 Annual Meeting of Shareholders.

LEARN MORE ABOUT PPG

You can learn more about PPG by visiting our website at www.ppg.com. Please also visit our Sustainability website at learn more about PPG’s sustainability initiatives and achievements and PPG’s community and employee engagement programs.

4 2018 Proxy Statement

• Reported net sales from continuing operations of approximately $14.8 billion, up more than 3 percent versus 2016

• Organic sales growth of 1.5 percent over 2016

• Reported net income from continuing operations of $1.4 billion, or $5.32 per diluted share

• Adjusted earnings per diluted share from continuing operations of $5.87 per diluted share, up nearly 4 percent year-over-year

• Divested North American fiber glass business completing the culmination of a multi-year strategic shift in the company’s business portfolio

• Completed four acquisitions in 2017 increasing geographic and product scope

• More than $1.2 billion returned to shareholders in 2017 through share repurchases and dividends

• Completed share repurchases of more than $800 million for the year

• Strong financial flexibility with approximately $1.5 billion of cash and short-term investments at year-end

• Commitment to deploy at least $2.4 billion on acquisitions and share repurchases in 2018

*From continuing operations.

More information on PPG’s financial results is available on PPG’s Investor Center website at investor.ppg.com

PPG has provided reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures in Annex A.

2018 Proxy Statement 5

PROPOSAL 1: Election of Directors

Three directors are nominated for election to a class that will serve until the 2021 annual meeting of shareholders and until their successors have been duly elected and qualified, or their earlier retirement or resignation. It is intended that the shares represented by each proxy will be voted, in the discretion of the proxies, FOR the nominees for directors set forth below, each of whom is an incumbent, or for any substitute nominee or nominees designated by our Board of Directors in the event any nominee or nominees become unavailable for election. In the event that an incumbent director receives a greater number of votes against his or her election than votes for such election, he or she is required to tender his or her resignation for consideration by the Nominating and Governance Committee of the Board of Directors in accordance with our Bylaws, as described on page 15 under “Director Resignation Policy.” The principal occupations of, and certain other information regarding, the nominees and our continuing directors are set forth below. In addition, information about each director’s specific experience, attributes and skills that led the Board to the conclusion that each of the directors is highly qualified to serve as a member of the Board is set forth below. Our Corporate Governance Guidelines require that any director who has attained the age of 72 retire at the next annual meeting following the director's 72nd birthday. In accordance with this policy, if elected, Dr. Haynes will retire at the 2020 Annual Meeting of Shareholders.

The Board believes that each of the Company’s directors is highly qualified to serve as a member of the Board. Each of the directors has contributed to the mix of skills, core competencies and qualifications of the Board. Our directors are highly educated and have diverse backgrounds and talents and extensive track records of success in what we believe are highly relevant positions with some of the most admired organizations in the world. Many of our directors also benefit from an intimate knowledge of our operations and corporate philosophy. The Board believes that each director’s service as the chairman, chief executive officer, chief operating officer, president or group president of a well‑respected company has provided the directors with skills that are important to serving on our Board. The Board has also considered the fact that all of our directors have worked for, or served on the boards of directors of, a variety of companies in a wide range of industries. Specifically, the Board has noted that our directors have skills that, among others, have made them particularly suited to serve as a director of PPG, a global manufacturer of high technology paints, coatings and specialty materials for industrial and consumer markets, with operations in more than 70 countries. The Board believes that through their varying backgrounds, our directors bring a wealth of experiences, new ideas and solutions to our Board.

Vote Required

Each director nominee who receives a majority of the votes cast (the number of shares voted “for” the director must exceed 50% of the votes cast with respect to that director) at the Annual Meeting will be elected as a director.

THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE ELECTION OF EACH OF THE DIRECTOR NOMINEES.

6 2018 Proxy Statement

Nominees to Serve in a Class Whose Term Expires in 2021
Victoria F. Haynes
Age: 70 Retired President and Chief Executive Officer of RTI International

Professional Experience:

Dr. Haynes has been a Director of PPG since 2003. She served as the President and Chief Executive Officer of RTI International, which performs scientific research and development in advanced technologies, public policy, environmental protection, and health and medicine, from 1999 until 2012. She was Vice President of the Advanced Technology Group and Chief Technical Officer of BF Goodrich Company from 1992 to 1999. She is also a director of Nucor Corporation and Royal DSM N.V. Dr. Haynes served as a director of Archer Daniels Midland Company from 2007 through 2011 and as a director of Axiall Corporation from 2013 through August 2016.

Qualifications: Dr. Haynes is a leader in advanced technology and research. Her previous service as President and Chief Executive Officer of RTI International as well as her scientific leadership positions with BF Goodrich Company provide her with insight into the research and development issues currently faced by global companies. Dr. Haynes’ science background, coupled with her experience leading a high technology institution, is a valuable resource for the Board when reviewing our technological innovations.

Michael W. Lamach
Age: 54 Chairman, President and Chief Executive Officer of Ingersoll-Rand plc

Professional Experience:

Mr. Lamach has been a Director of PPG since 2015. He has been the Chairman, President and Chief Executive Officer of Ingersoll‑Rand plc, a diversified manufacturer and services provider of climate and refrigeration systems, industrial technologies and small electric vehicles, since June 2010 and a director since February 2010. Previously, Mr. Lamach served in several roles with Ingersoll‑Rand, including President and Chief Executive Officer from February 2010 to June 2010; President and Chief Operating Officer from February 2009 to February 2010; President of Trane Commercial Systems from June 2008 to February 2009; and President of the Security Technologies Sector from February 2004 to June 2008. Prior to joining Ingersoll‑Rand, Mr. Lamach spent 17 years in a variety of management positions with Johnson Controls. He served as a director of Iron Mountain, Inc. from 2007 to 2015.

Qualifications: During this 30‑year career, Mr. Lamach has lead a number of businesses serving different end‑use markets, including automotive components, controls, security systems and HVAC systems. As Chairman, President and Chief Executive Officer of Ingersoll‑Rand plc, he brings to the Board experience leading a global company that sells a diverse range of products and services to both industrial and consumer customers. Mr. Lamach’s service on the Executive Committee of the National Association of Manufacturers provides him with keen insight into the challenges facing manufacturers.

Director Experience Legend:

2018 Proxy Statement 7

Martin H. Richenhagen
Age: 65 Chairman, President and Chief Executive Officer of AGCO Corporation

Professional Experience:

Mr. Richenhagen has been a Director of PPG since 2007. He has been Chairman, President and Chief Executive Officer of AGCO Corporation, an agricultural equipment manufacturer, since 2006. From 2004 to 2006, he served as President and Chief Executive Officer of AGCO. From 2003 to 2004, Mr. Richenhagen was Executive Vice President of Forbo International SA, a Swiss flooring materials company. From 1998 to 2003, he was with CLAAS KgaA MbH, a German‑based manufacturer of agricultural and forest machinery, serving as Group President from 2000 until 2003. Mr. Richenhagen is also a director of Praxair, Inc.

Qualifications: Mr. Richenhagen has been leading global manufacturing companies for many years. As Chairman, President and Chief Executive Officer of AGCO Corporation, he leads a global manufacturer of agricultural equipment with dealers and distributors in more than 140 countries worldwide. Mr. Richenhagen brings considerable international business experience to the Board, having served as a senior executive at multinational companies located in Europe and the United States.

Director Experience Legend:

8 2018 Proxy Statement

Continuing Directors—Term Expires in 2019

James G. Berges
Age: 70 Partner, Clayton, Dubilier & Rice, LLC

Professional Experience:

Mr. Berges has been a Director of PPG since 2000. He became a partner in Clayton, Dubilier & Rice, LLC, a private equity investment firm, in 2006. Prior to that, he was President of Emerson Electric Co. from 1999 until his retirement in 2005. Emerson Electric Co. is a global manufacturer of products, systems and services for industrial automation, process control, HVAC, electronics and communications, and appliances and tools. Mr. Berges is also a director of NCI Building Systems, Inc. and Atkore International Group Inc. and serves as Chairman of Core & Main LP, a portfolio company of Clayton, Dubilier & Rice. Mr. Berges served as Chairman of Sally Beauty Holdings, Inc. from 2006 to 2012, as Chairman of HD Supply, Inc. from 2007 to 2015 and as Chairman of Hussmann International, Inc. from 2012 to 2016.

Qualifications: Mr. Berges is a partner with private equity investment firm Clayton, Dubilier & Rice, where he works with portfolio companies in a wide range of industries to improve their operations. Previously, he served as President of Emerson Electric Company, a diversified global technology company. As a result of Mr. Berges’ experience advising and serving on the boards of directors of numerous companies, he can draw from a diverse set of leadership experiences and operational and governance perspectives.

John V. Faraci
Age: 68 Retired Chairman and Chief Executive Officer of International Paper Company

Professional Experience:

Mr. Faraci has been a Director of PPG since 2012. Mr. Faraci retired as Chairman and Chief Executive Officer of International Paper, a global manufacturer of paper and packaging products, in December 2014. Mr. Faraci was named Chairman and Chief Executive Officer of International Paper in November 2003. Earlier in 2003, Mr. Faraci was elected President and a director of International Paper. He previously served as Executive Vice President and Chief Financial Officer of International Paper from 2000 to 2003 and as Senior Vice President—Finance and Chief Financial Officer from 1999 to 2000. Mr. Faraci is also a director of United Technologies Corporation and ConocoPhillips.

Qualifications: Mr. Faraci has significant leadership and financial expertise gained from years of service at a large multinational manufacturing company. He has served as both the Chief Executive Officer and Chief Financial Officer of International Paper Company, where he led a transformation to refocus International Paper on its paper and packaging business. Mr. Faraci's experience repositioning International Paper provides useful guidance as PPG transforms its business to focus on coatings products. Mr. Faraci also has international operational expertise gained from years of experience leading a large multinational company and his experience leading one of International Paper's former international subsidiaries.

Director Experience Legend:

2018 Proxy Statement 9

Gary R. Heminger
Age: 64 Chairman, President and Chief Executive Officer of Marathon Petroleum Corporation

Professional Experience:

Mr. Heminger has been a Director of PPG since July 2017. Mr. Heminger, has been Chairman of Marathon Petroleum Corporation since 2016 and its Chief Executive Officer since 2011. Marathon Petroleum Corporation is one of the largest independent petroleum product refining, marketing, retail and pipeline transportation companies in the United States. Since 2012, Mr. Heminger has served as Chairman of the Board and Chief Executive Officer of MPLX GP LLC, a wholly owned, indirect subsidiary of Marathon Petroleum Corporation and the general partner of MPLX LP, a consolidated master limited partnership formed to own and operate midstream energy infrastructure assets. Mr. Heminger has spent over 40 years in a variety of leadership, financial and marketing positions with Marathon. From 2011 to 2017, he served as President of Marathon Petroleum Corporation (maintaining the Chief Executive Officer role in 2017) and from 2001 to 2011, Mr. Heminger served as both Executive Vice President – Downstream, Marathon Oil Corporation and as President of Marathon Petroleum Company LLC. Previously, he served as Executive Vice President, Supply, Transportation and Marketing for Marathon Ashland Petroleum from January to September 2001, as Senior Vice President, Business Development from 1999 to January 2001 and as Vice President, Business Development from 1998 to 1999. Mr. Heminger is also a director of MPLX LP and Fifth Third Bancorp.

Qualifications: Mr. Heminger has significant leadership and financial expertise gained from years of service at a large petroleum product refining, transport, marketing, and retail company. His over 40 years of experience leading a complex manufacturing and marketing business provides useful guidance in managing PPG’s complex organization with many of the same challenges and opportunities as faced by PPG. Mr. Heminger also brings to the Board marketing and retail expertise gained from overseeing Marathon Petroleum Corporation’s extensive network of gasoline retail locations and convenience stores.

Michael H. McGarry
Age: 60 Chairman and Chief Executive Officer of PPG Industries, Inc.

Professional Experience:

Mr. McGarry has been a director of PPG since 2015. Mr. McGarry has been Chairman and Chief Executive Officer of PPG since September 1, 2016. Previously, he served as President and Chief Executive Officer from September 1, 2015 to September 1, 2016, President and Chief Operating Officer from March 2015 until September 1, 2015 and Chief Operating Officer from August 2014 until March 2015. Mr. McGarry has also served as Executive Vice President from 2012 until 2014; Senior Vice President, Commodity Chemicals from 2008 until 2012; Vice President, Coatings, Europe, and Managing Director, PPG Europe from 2006 until 2008; and Vice President, Chlor-Alkali and Derivatives from 2004 to 2006. He joined PPG in 1981. Mr. McGarry served as a director of Axiall Corporation from 2013 through August 2016.

Qualifications: Mr. McGarry has been an employee of PPG for over 35 years and has served in executive level positions at PPG since 2004. He has served in a variety of key business and functional leadership roles in the United States, Europe and Asia. Mr. McGarry has been at the forefront of PPG’s portfolio transformation leading the acquisition of SigmaKalon; the separation of PPG’s former commodity chemicals business; the acquisition and integration of AkzoNobel’s North American architectural coatings business; the acquisition of Consorcio Comex, S.A. de C.V.; and the dispositions of PPG’s flat glass and fiber glass businesses. Mr. McGarry also has extensive product stewardship, manufacturing and logistics experience gained through years of working in PPG’s former commodity chemicals business.

Director Experience Legend:

10 2018 Proxy Statement

Continuing Directors—Term Expires in 2020

Stephen F. Angel
Age: 62 Chairman of the Board, President and Chief Executive Officer of Praxair, Inc.

Professional Experience:

Mr. Angel has been a Director of PPG since 2010. He has been Chairman of the Board, President and Chief Executive Officer of Praxair, Inc., a global producer and distributor of atmospheric and process gases and high‑performance surface coatings, since 2007. Before being named to his current position, Mr. Angel served as President and Chief Operating Officer of Praxair, Inc. from March to December 2006 and as Executive Vice President of Praxair, Inc. from 2001 to 2006. Prior to joining Praxair, Inc., Mr. Angel spent 22 years in a variety of management positions with General Electric Company.

Qualifications: Mr. Angel has diverse managerial and operational experience within the manufacturing industry. As the Chairman, President and Chief Executive Officer of Praxair, Inc. and a former senior operating executive at General Electric, Mr. Angel understands the challenges faced by a global manufacturer of diversified products, and his experience provides the Board with insight into sales and marketing and operational matters.

Hugh Grant
Age: 59 Chairman of the Board and Chief Executive Officer of Monsanto Company

Professional Experience:

Mr. Grant has been a Director of PPG since 2005. He was named Executive Vice President and Chief Operating Officer of Monsanto Company, a global provider of technology-based solutions and agricultural products that improve farm productivity and food quality, at the time of an initial public offering in 2000 and remained in that position for the subsequent spin‑off of the company in 2002. Mr. Grant was named to his current position in 2003.

Qualifications: Mr. Grant has an extensive background in the global agricultural technology industry, having served in various positions at Monsanto Company, where he is currently the Chairman of the Board and Chief Executive Officer. Mr. Grant brings to the Board significant leadership, managerial and operational expertise gained from years of experience leading the operations of a large multinational company.

Director Experience Legend:

2018 Proxy Statement 11

Melanie L. Healey
Age: 56 Former Group President, North America of The Procter & Gamble Company

Professional Experience:

Ms. Healey has been a Director of PPG since 2016. She served as Group President at Procter & Gamble, one of the world’s leading providers of branded consumer packaged goods, from 2007 to 2015, serving as President and Advisor to the Chairman and Chief Executive Officer from January to June 2015, as Group President, North America from 2009 to 2015 and as Group President, Global Feminine and Health Care from 2007 to 2009. She previously served as President, Global Feminine Care and Adult Care Business from 2005 to 2007 and as Vice President and General Manager, Feminine Care North America from 2001 to 2005. Ms. Healey joined Procter & Gamble in 1990. She has more than 30 years of experience in the consumer goods industry having previously held positions with S. C. Johnson & Son, Inc. and Johnson & Johnson. Ms. Healey is also a director of Hilton Worldwide Holdings Inc., Target Corporation and Verizon Communications Inc.

Qualifications: Ms. Healey has extensive experience in the consumer goods industry with three multinational companies. She has a thorough understanding of strategy, branding, consumer marketing and international operations, including 18 years working outside the United States. Ms. Healey brings to the Board significant marketing, brand building, managerial and international expertise gained from years of experience marketing consumer products to customers worldwide.

Michele J. Hooper
Age: 66 President and Chief Executive Officer of The Directors’ Council

Professional Experience:

Ms. Hooper has been a Director of PPG since 1995. In 2003, she co‑founded, and became the Managing Partner of, The Directors’ Council, a private company that works with corporate boards to increase their independence, effectiveness and diversity. She was named to her current position in 2009. Ms. Hooper was President and Chief Executive Officer of Voyager Expanded Learning, a developer and provider of learning programs and teacher training for public schools, from 1999 until 2000. Prior to that, she was President and Chief Executive Officer of Stadtlander Drug Company, Inc., a provider of disease‑specific pharmaceutical care from 1998 until Stadtlander was acquired in 1999. Ms. Hooper is also a director of UnitedHealth Group Incorporated. She served as a director of Warner Music Group from 2006 to 2011 and as a director of AstraZeneca plc from to 2003 to 2012.

Qualifications: Ms. Hooper is an expert in corporate governance and board diversity. As President and Chief Executive Officer of The Directors’ Council, she works with major companies to enhance the effectiveness of their corporate governance. Ms. Hooper also has significant experience leading the audit committees of several major companies, including a 14-year tenure as chair of PPG’s Audit Committee. In addition to having chaired PPG’s Audit Committee, she serves on or has served on the audit committees of UnitedHealth Group, AstraZeneca (Chair), Warner Music Group (Chair), Seagram Company Ltd. and Target Corporation (Chair). In addition, Ms. Hooper has served as a Public Board Member and former Vice Chair of the Center for Audit Quality, Chair of the CAQ Initiative for Deterring and Detecting Financial Reporting Fraud, and co‑Chair of the National Association of Corporate Directors Blue Ribbon Commission on Audit Committee Responsibilities. Ms. Hooper’s experience as a senior executive at a range of companies and her corporate governance and accounting expertise provides the Board with a unique set of skills that enhances the Board’s leadership and oversight capabilities.

Director Experience Legend:

12 2018 Proxy Statement

CORPORATE GOVERNANCE

Board Composition, Refreshment and Diversity

PPG’s business, property and affairs are managed under the direction of the Board of Directors. The Board is currently comprised of 11 members, divided into three classes. Terms of the classes are staggered, with one class standing for election each year. The Board has placed on the ballot for the Annual Meeting a proposal to amend PPG’s Articles of Incorporation to provide for the annual election of all directors. Please see Proposal 3 for more information. The Board is elected by our shareholders to oversee management of the Company in the long‑term interests of all shareholders. The Board also considers the interests of other constituencies, which include customers, employees, retirees, suppliers, the communities we serve and the environment. The Board strives to ensure that PPG conducts business in accordance with the highest standards of ethics and integrity.

The Board of Directors strives to maintain an appropriate balance of directors with varying tenure, diversity and skills. The Nominating and Governance Committee regularly reviews the skills of our directors and new director candidates. Our Corporate Governance Guidelines require that any director who has attained the age of 72 retire at the next annual meeting following the director's 72nd birthday. Four new directors have joined the Board since 2015. Since the end of 2012, the average age of our directors has decreased from 64 to 63 and our average director tenure has decreased from 10 years to 8.5 years.

The Nominating and Governance Committee does not a have formal policy with regard to the consideration of diversity in identifying director candidates. However, we endeavor to have a Board representing diverse experience at policy‑making levels in business, government, education and technology, and in areas that are relevant to the Company’s global activities. The Nominating and Governance Committee seeks to find director candidates who have demonstrated executive leadership ability and who are representative of the broad scope of shareholder interests by identifying candidates from diverse industries having diverse cultural backgrounds, ethnic backgrounds, viewpoints and ages. The Nominating and Governance Committee believes that the current members of the Board provide this diversity as five of our 11 directors are diverse based on gender, ethnicity and cultural background.

Corporate Governance Guidelines

The Board has adopted Corporate Governance Guidelines. These guidelines are revised from time to time to better address particular needs as they change over time. In 2014, the Board revised the Corporate Governance Guidelines to include additional responsibilities for the Company’s Lead Director. In 2015, the Board revised the Corporate Governance Guidelines to better delineate the responsibilities of the Chairman of the Board and those of the Chief Executive Officer. The Corporate Governance Guidelines may be accessed from the Corporate Governance section of our website at www.ppg.com/investor.

The Board has a program for orienting new directors and for providing continuing education for all directors, including the reimbursement of expenses for continuing education. The Board annually evaluates its own performance and that of the individual committees. The evaluation process is coordinated by the Nominating and Governance Committee and has three parts: committee self‑assessments, full Board evaluations and evaluations of the individual directors in the class whose term is expiring at the next annual meeting. The committee self‑assessments consider whether and how well each committee has performed the responsibilities listed in its charter. The full Board evaluations consider the committee self‑assessments, as well as the quality of the Board’s meeting agendas, materials and discussions. All assessments and evaluations focus on both strengths and opportunities for improvement.

Director Independence

In accordance with the rules of the New York Stock Exchange, the Board affirmatively determines the independence of each director and nominee for election as a director in accordance with the categorical guidelines it has adopted, which include all objective standards of independence set forth in the exchange listing standards. Based on these standards, at its meeting held on February 15, 2018, the Board determined that each of the following non‑employee directors is independent and has no material relationship with PPG, except as a director and shareholder:

Stephen F. Angel	Gary R. Heminger
James G. Berges	Melanie L. Healey
John V. Faraci	Michele J. Hooper

2018 Proxy Statement 13

Hugh Grant	Michael W. Lamach
Victoria F. Haynes	Martin H. Richenhagen

In addition, based on such standards, the Board affirmatively determined that Michael H. McGarry is not independent because he is an officer of PPG. The categorical independence standards adopted by the Board are contained in the Corporate Governance Guidelines, which may be accessed from the Corporate Governance section of our website at www.ppg.com/investor.

Board Leadership Structure and Risk Oversight

We have a traditional board leadership structure under which Mr. McGarry serves as our Chief Executive Officer and Chairman of the Board. We currently have ten other directors, each of whom is independent. Our Board has four standing committees, each of which is comprised solely of independent directors with a committee chair. The Board believes that Mr. McGarry is the best person to serve as Chairman because he is the director most familiar with our business and industry and the director most capable of identifying strategic priorities and executing our business strategy. The Board believes the combined role of Chairman and Chief Executive Officer serves as a highly effective bridge between the Board and management and provides the leadership to execute our business strategy and create shareholder value. We believe our Board leadership structure provides the appropriate balance of independent directors and management directors to work together to represent the interests of our entire shareholder base.

In addition, having one person serve as both Chairman and Chief Executive Officer demonstrates to our employees, suppliers, customers, shareholders and other stakeholders that PPG has strong leadership setting the tone and having the responsibility for managing our operations. Having a single leader eliminates the potential for confusion and provides clear leadership for PPG. We believe that our Board consists of directors with significant leadership skills, as discussed above. All of our independent directors have served as the chairman, chief executive officer, president or group president of other companies. Accordingly, we believe that our independent directors have demonstrated leadership in large enterprises and are well versed in board processes and that having directors with significant leadership skills benefits our Company and our shareholders.

In accordance with our Bylaws and our Corporate Governance Guidelines, the Chairman is responsible for chairing Board meetings and setting the agenda for these meetings. Each director also may suggest items for inclusion on the agenda and may raise at any Board meeting subjects that are not on the agenda for that meeting. As required by our Corporate Governance Guidelines, our independent directors meet separately, without management present, at each meeting of the Board. In addition, each of the Board’s standing committees regularly meets without members of management present.

The Board has designated the chair of the Nominating and Governance Committee to serve as the Lead Director. In their discretion, the independent directors may select another independent director to serve as the Lead Director. Aside from chairing meetings of the independent directors, the Lead Director presides at all meetings where the Chairman is not present, serves as a liaison between the independent directors and the Chairman and Chief Executive Officer, has the power to call meetings of the independent directors, consults with the Chairman and Chief Executive Officer about the concerns of the Board, approves Board meeting agendas and other types of information sent to the Board, approves meeting schedules to assure that there is sufficient time for discussion of all agenda items, and is available for consultation and direct communication with major shareholders as appropriate.

As part of its annual self‑evaluation process, the Board evaluates our leadership structure to ensure that it provides the optimal structure for PPG. We believe that having a director with day‑to‑day oversight of Company operations, coupled with experienced independent directors who have appointed a Lead Director and four committee chairs, is the appropriate leadership structure for PPG.

In accordance with New York Stock Exchange requirements, our Audit Committee charter provides that the Audit Committee is responsible for overseeing our risk management process. The Audit Committee is updated on a regular basis on relevant and significant risk areas. This includes periodic updates from certain officers of the Company and a formal annual update by the Director of Corporate Audit Services. The annual update provides a comprehensive review of PPG’s enterprise risks and includes the feedback of most of the Company’s officers. The Audit Committee, in turn, reports to the full Board. While the Audit Committee has primary responsibility for overseeing risk management, our entire Board is actively involved in overseeing risk management for the Company by engaging in periodic discussions with Company officers and other employees as the Board may deem appropriate. In addition, each of our Board committees considers the risks within its areas of responsibility. For example, our Technology and Environment

14 2018 Proxy Statement

Committee considers risks related to our environment, health, safety, product stewardship and other sustainability policies, programs and practices. Our Audit Committee focuses on risks inherent in our accounting, financial reporting, cybersecurity and internal controls. Our Officers—Directors Compensation Committee considers the risks that may be implicated by our executive compensation program. We believe that the leadership structure of our Board supports the Board’s effective oversight of the Company’s risk management.

Director Resignation Policy

Our Bylaws provide that if an incumbent director is not elected by majority vote in an “uncontested election” (where the number of nominees does not exceed the number of directors to be elected), the director must offer to tender his or her resignation to our Board of Directors. The Nominating and Governance Committee would then make a recommendation to the Board whether to accept or reject the resignation, or whether other action should be taken. The Board will act on the Nominating and Governance Committee’s recommendation and publicly disclose its decision and the rationale behind it within 90 days from the date the election results are certified. The director who tenders his or her resignation will not participate in the Board’s decision with respect to their resignation. The election of directors that will be held at the 2018 Annual Meeting is an uncontested election.

Review and Approval or Ratification of Transactions with Related Persons

The Board and its Nominating and Governance Committee have adopted written policies and procedures relating to approval or ratification of “Related Person Transactions.” Under these policies and procedures, the Nominating and Governance Committee (or its chair, under some circumstances) reviews the relevant facts of all proposed Related Person Transactions and either approves or disapproves of the entry into the Related Person Transaction, by taking into account, among other factors it deems appropriate:

•	The benefits to PPG of the transaction;
•

The impact on a director’s independence, in the event the “Related Person” is a director or an immediate family member of a director or an entity in which a director is a partner, shareholder or executive officer;

•	The availability of other sources for comparable products or services;
•	The terms of the transaction; and
•	The terms available to unrelated third parties or to employees generally.

No director may participate in any consideration or approval of a Related Person Transaction with respect to which he or she or any of his or her immediate family members is the Related Person. Related Person Transactions are approved only if they are determined to be in, or not inconsistent with, the best interests of PPG and its shareholders.

If a Related Person Transaction that has not been previously approved or previously ratified is discovered, the Nominating and Governance Committee, or its chair, will promptly consider all of the relevant facts. In addition, the committee generally reviews all ongoing Related Person Transactions on an annual basis to determine whether to continue, modify or terminate the Related Person Transaction.

Under our policies and procedures, a “Related Person Transaction” is generally a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which PPG was, is or will be a participant and the amount involved exceeds $120,000, and in which any Related Person had, has or will have a direct or indirect material interest. A “Related Person” is generally any person who is, or at any time since the beginning of PPG’s last fiscal year was, (i) a director or executive officer of PPG or a nominee to become a director of PPG; (ii) any person who is known to be the beneficial owner of more than 5% of any class of PPG’s voting securities; or (iii) any immediate family member of any of the foregoing persons.

Certain Relationships and Related Transactions

As discussed above, the Nominating and Governance Committee is charged with reviewing potential conflicts of interest and all Related Person Transactions. PPG and its subsidiaries purchase products and services from and/or sell products and services to companies of which certain of the directors and/or executive officers of PPG are directors and/or executive officers. During 2017, PPG entered into the following transactions with Related Persons that are required to be reported under the rules of the Securities and Exchange Commission:

2018 Proxy Statement 15

Martin H. Richenhagen, a director of PPG, is the Chairman, President and Chief Executive Officer of AGCO Corporation. During 2017, PPG and its subsidiaries sold approximately $4.3 million of coatings products to AGCO Corporation.

Michael W. Lamach, a director of PPG, is Chairman, President and Chief Executive Officer of Ingersoll‑Rand plc. During 2017, PPG and its subsidiaries sold approximately $4.1 million of coatings products to Ingersoll‑Rand.

Stephen F. Angel, a director of PPG, is the Chairman, President and Chief Executive Officer of Praxair, Inc. During 2017, PPG and its subsidiaries purchased approximately $2.4 million of industrial gases from Praxair.

The Nominating and Governance Committee does not consider the amounts involved in such transactions material. Such purchases from and sales to each company involved less than 1% of the consolidated gross revenues for 2017 of each of the purchaser and the seller and all of such transactions were in the ordinary course of business.

Board Meetings and Committees

The Board currently has four standing committees: Audit Committee, Nominating and Governance Committee, Officers—Directors Compensation Committee and Technology and Environment Committee. The current composition of each Board committee is indicated below. The charter of each Board committee is available on the Corporate Governance section of our website at www.ppg.com/investor.

AUDIT COMMITTEE	NOMINATING AND GOVERNANCE COMMITTEE	OFFICERS—DIRECTORS COMPENSATION COMMITTEE	TECHNOLOGY AND ENVIRONMENT COMMITTEE
Victoria F. Haynes	James G. Berges	Stephen F. Angel	Stephen F. Angel
Melanie L. Healey	John V. Faraci	James G. Berges*	John V. Faraci
Gary R. Heminger	Hugh Grant*	Hugh Grant	Victoria F. Haynes*
Michael W. Lamach	Gary R. Heminger	Michael W. Lamach	Melanie L. Healey
Martin H. Richenhagen*	Michele J. Hooper	Martin H. Richenhagen	Michele J. Hooper

*      Committee Chair.

During 2017, the Board of Directors held eight regular and four special meetings, the Audit Committee held five meetings, the Nominating and Governance Committee held seven meetings, the Officers—Directors Compensation Committee held four meetings, and the Technology and Environment Committee held two meetings. The average attendance at meetings of the Board and committees during 2017 was 99%, and no incumbent director attended less than 75% of the total number of meetings of the Board and committees on which such director served. PPG does not have a formal policy requiring attendance at the annual meeting of shareholders; however, all directors serving at the time of the 2017 annual meeting of shareholders attended the meeting.

Our independent directors meet separately, without any management present, at each meeting of the Board. The Board has designated the chair of the Nominating and Governance Committee to serve as the Lead Director and to preside over the independent director sessions. In their discretion, the independent directors may select another independent director to serve as the Lead Director.

Audit Committee

The Audit Committee is comprised of five directors, each of whom is independent under the standards adopted by the Board, the listing standards of the New York Stock Exchange and the applicable rules of the Securities and Exchange Commission. The committee’s charter, which may be accessed on the Corporate Governance section of our website at www.ppg.com/investor, describes the composition, purposes and responsibilities of the committee. Among other things, the charter provides that the committee will be comprised of independent, non‑employee directors. The functions of the committee are primarily to review with our independent auditors and our internal auditors their respective reports and recommendations concerning audit findings and the scope of and plans for their future audit programs and to review audits, annual and quarterly financial statements and accounting and financial controls. The committee also appoints our independent registered public accounting firm, oversees our internal audit department, assists the Board in oversight of our compliance with legal and regulatory requirements related to financial reporting matters and oversees the risk management process. The Board has determined that each member of the committee is “financially literate” in accordance with the applicable rules of the New York Stock Exchange. In addition, the Board has determined that all of the members of the committee, including Mr. Richenhagen, the chair of the committee, are “audit committee financial experts” in accordance with the applicable rules of the Securities and Exchange Commission.

16 2018 Proxy Statement

Audit Committee Report to Shareholders

The primary role of the Audit Committee is to oversee and review on behalf of the Board of Directors PPG’s processes to provide for the reliability and integrity of the Company’s financial reporting, including the Company’s disclosure practices, risk management processes and internal controls. The Audit Committee operates under a written charter adopted by the Board of Directors.

The Audit Committee is responsible for the appointment of both the independent registered public accounting firm and PPG’s lead internal auditor, the Director of Corporate Audit Services. In 2016, the Audit Committee approved the appointment of a new Director of Corporate Audit Services. In addition, the Audit Committee led the appointment and retention of PricewaterhouseCoopers LLP as PPG’s independent registered public accounting firm for 2017 and participated in the selection process for a new lead audit partner due to the required rotation of PPG’s current lead audit partner after completion of the 2017 audit. For the work performed on the 2017 audit, the Audit Committee discussed and evaluated PricewaterhouseCoopers’ performance, which included an evaluation by the Company’s management of PricewaterhouseCoopers’ performance. The Audit Committee is responsible for the compensation of the independent registered public accounting firm and has reviewed and approved in advance all services performed by PricewaterhouseCoopers.

The Audit Committee discussed with, and received regular status reports from, the Director of Corporate Audit Services and PricewaterhouseCoopers on the overall scope and plans for their audits, their plans for evaluating the effectiveness of PPG’s internal control over financial reporting and the coordination of efforts between them. The Audit Committee reviewed and discussed the key risk factors used in developing PPG’s internal audit and PricewaterhouseCoopers’ audit plans. The Audit Committee also reviewed with the Company’s management PPG’s risk management practices and an assessment of significant risks.

The Audit Committee met separately with both the Director of Corporate Audit Services and PricewaterhouseCoopers, with and without management present, to discuss the results of their examinations, their audits of PPG’s financial statements and internal control over financial reporting and the overall quality of PPG’s financial reporting. The Audit Committee also met separately with the Company’s Senior Vice President and Chief Financial Officer and with the Company’s Senior Vice President and General Counsel. The Audit Committee annually reviews its performance and received feedback on its performance from the Company’s management and PricewaterhouseCoopers.

The Company’s management is responsible for the preparation and accuracy of PPG’s financial statements. The Company is also responsible for establishing and maintaining adequate internal control over financial reporting. In 2017, PPG’s independent registered public accounting firm, PricewaterhouseCoopers, was responsible for auditing the consolidated financial statements and expressing an opinion as to their conformity with generally accepted accounting principles, as well as expressing an opinion on the effectiveness of PPG’s internal control over financial reporting.

In carrying out its responsibilities, the Audit Committee discussed and reviewed with the Company’s management the process to assemble the financial statements, including the Company’s internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations.

The Audit Committee reviewed and discussed the audited consolidated financial statements as of and for the year ended December 31, 2017 and management’s report on internal control over financial reporting with management and with PricewaterhouseCoopers. The Audit Committee also discussed with PricewaterhouseCoopers the matters required by the applicable requirements of the Public Company Accounting Oversight Board, including Auditing Standard No. 16, Communications with Audit Committees.

The Audit Committee has received the written independence disclosures and letter from PricewaterhouseCoopers required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence and discussed with PricewaterhouseCoopers its independence. In addition, the Audit Committee considered whether PricewaterhouseCoopers’ provision of non‑audit services to PPG is compatible with maintaining its independence.

2018 Proxy Statement 17

Based upon these reviews and discussions, the Audit Committee recommended to the Board that the audited financial statements be included in the Annual Report on Form 10‑K for the year ended December 31, 2017 for filing with the Securities and Exchange Commission.

The Audit Committee:

Victoria F. Haynes

Melanie L. Healey

Gary R. Heminger

Michael W. Lamach

Martin H. Richenhagen (Chair)

Notwithstanding anything to the contrary set forth in any of our previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that incorporate future filings, including this Proxy Statement, in whole or in part, the foregoing Audit Committee Report to Shareholders shall not be incorporated by reference into any such filings.

Nominating and Governance Committee

The Nominating and Governance Committee is comprised of five directors, each of whom is independent under the standards adopted by the Board and the listing standards of the New York Stock Exchange. The committee’s charter, which may be accessed on the Corporate Governance section of our website at www.ppg.com/investor, describes the composition, purposes and responsibilities of the committee. Among other things, the charter provides that the committee will be comprised of independent, non‑employee directors. The charter also provides that the committee is responsible for identifying and recommending to the Board of Directors persons to be nominated by the Board to stand for election as directors at each annual meeting of shareholders, the persons to be elected by the Board to fill any vacancy or vacancies on the Board, and the persons to be elected by the Board to be Chairman of the Board, Vice Chairman of the Board, if any, President, if any, and the other executive officers of PPG. The committee also recommends to the Board actions to be taken regarding the structure, organization and functioning of the Board, and the persons to serve as members of the standing committees of, and other committees appointed by, the Board. The charter gives the committee the responsibility to develop and recommend corporate governance guidelines to the Board, to recommend to the Board the process and criteria to be used in evaluating the performance of the Board and to oversee the evaluation of the Board.

The Nominating and Governance Committee is responsible for identifying and screening potential director candidates and for recommending to the Board qualified candidates for nomination. The committee considers recommendations of potential candidates from current directors, management and shareholders. The committee also has authority to retain and terminate search firms to assist in identifying director candidates. From time to time, search firms have been paid a fee to identify candidates. In July 2017, the Board of Directors elected Mr. Heminger as a director of PPG. He was initially identified as a potential nominee by Thomas J. Usher, a retired PPG director and Charles E. Bunch, our retired Chairman and Chief Executive Officer. Mr. McGarry interviewed Mr. Heminger and invited him to meet with members of the Board. Following a meeting with the members of the Nominating and Governance Committee and a number of other directors, the Nominating and Governance Committee reviewed Mr. Heminger’s candidacy and recommended him as a nominee for election to the Board.

Qualifications.  In evaluating director candidates, the committee uses a skills matrix to aid in identifying the qualifications and skills of the candidates, including the qualifications set forth below:

•	age shall be considered only in terms of experience of the candidate, seeking candidates who have broad experience in business, finance, the sciences, administration, government affairs or law;
•	candidates for director should have knowledge of the global operations of industrial businesses such as those of PPG;
•	candidates for director should be cognizant of PPG’s societal responsibilities in conducting its operations;
•

each candidate should have sufficient time available to be a meaningful participant in Board affairs. Candidates should not be considered if there is either a legal impediment to service or a foreseeable conflict of interest which might materially hamper full and objective participation in all matters considered by the Board of Directors;

18 2018 Proxy Statement

•	absent unforeseen health problems, each candidate should be able to serve as director for a sufficient period of time to make a meaningful contribution to the Board’s guidance of PPG’s affairs; and
•	the Board will be comprised of a majority of independent directors.

In applying these criteria, the committee seeks to establish a Board that, when taken as a whole, should:

•	be representative of the broad scope of shareholder interests, without orientation to any particular constituencies;
•	challenge management, in a constructive way, to reach PPG’s goals and objectives;
•	be sensitive to the cultural and geographical diversity of shareholders, associates, operations and interests;
•

be comprised principally of active or retired senior executives of publicly held corporations or financial institutions, with consideration given to those individuals who are scientifically‑oriented, educators and government officials having corporate experience, whenever the needs of PPG indicate such membership would be appropriate;

•	include directors of varying ages, but whose overriding credentials reflect maturity, experience, insight and prominence in the community; and
•	be small enough to promote open and meaningful boardroom discussion, but large enough to staff the necessary Board committees.

Shareholder Recommendations or Nominations for Director and Proxy Access

The Nominating and Governance Committee considers recommendations of potential candidates from shareholders. Candidates recommended by shareholders are evaluated against the same criteria used to evaluate all candidates. Shareholders wishing to recommend or nominate a nominee for director should send their recommendation or nomination to the chairman of the Nominating and Governance Committee of the Board of Directors, in care of our corporate secretary at PPG Industries, Inc., One PPG Place, Pittsburgh, Pennsylvania 15272. PPG’s Bylaws provide for “proxy access.”

Proxy access is a process that allows an eligible shareholder or a group of eligible shareholders to nominate director candidates to appear in PPG’s proxy materials. Proxy access is available to shareholders or groups consisting of no more than 20 shareholders that have held at least 3% of PPG’s outstanding stock for at least three years and who have met the other requirements set forth in Article I of PPG’s Bylaws. A shareholder recommendation or nomination of a director candidate must be submitted by the deadlines and with the information and written representations that are described in Article I of our Bylaws. Director nominations submitted pursuant to PPG’s proxy access Bylaw for consideration at the 2019 annual meeting of shareholders must be received by PPG no earlier than October 9, 2018 and no later than November 8, 2018. A copy of PPG’s Bylaws may be accessed on the Corporate Governance section of our website at www.ppg.com/investor.

Officers—Directors Compensation Committee

The Officers—Directors Compensation Committee is comprised of five directors, each of whom is independent under the standards adopted by the Board and the listing standards of the New York Stock Exchange. The committee’s charter, which may be accessed on the Corporate Governance section of our website at www.ppg.com/investor, describes the composition, purposes and responsibilities of the committee. Among other things, the charter provides that the committee will be comprised of independent, non‑employee directors.

Committee meetings are regularly attended by our Chairman and Chief Executive Officer and our Vice President of Human Resources, as well as a representative of the outside compensation consulting firm retained by the committee, FW Cook. At each meeting, the committee meets in executive session. The committee’s chair reports the committee’s recommendations on executive compensation to the Board. The human resources department supports the committee in its duties and, along with the Compensation and Employee Benefits Committee, a committee comprised of members of senior management, may be delegated authority to fulfill certain administrative duties regarding our compensation programs. The committee has authority under its charter to retain, approve fees for and terminate advisors, consultants and agents as it deems necessary to assist in the fulfillment of its responsibilities.

The committee approves, adopts, administers, interprets, amends, suspends and terminates our compensation plans applicable to, and fixes the compensation and benefits of, all of our directors and executive officers. Recommendations

2018 Proxy Statement 19

regarding compensation of other officers are made by our Chairman and Chief Executive Officer. The conclusions reached and recommendations based on these reviews, including with respect to salary adjustments and annual award amounts, are presented to the committee. The committee can exercise its discretion in modifying any recommended adjustments or awards to executives. The committee regularly reviews tally sheets that set forth the Company’s total compensation obligations to our senior executives under various scenarios, including retirement, voluntary and involuntary termination and termination in connection with a change in control of PPG.

The committee engaged FW Cook to advise the committee on all matters related to executive officer and director compensation. Specifically, FW Cook provides relevant market data, current updates regarding trends in executive and director compensation, and advice on program design, specific compensation recommendations for the Chairman and Chief Executive Officer and on the recommendations being made by management for executives other than the Chairman and Chief Executive Officer. The committee meets independently with its consultant at each regularly scheduled meeting. All of the services that the compensation consultant performs for PPG are performed at the request of the committee, are related to executive and director compensation and are in support of decision making by the committee.

In 2017, the committee considered the independence of FW Cook in light of Securities and Exchange Commission rules and New York Stock Exchange listing standards. The committee requested and received a letter from FW Cook addressing FW Cook’s and the senior advisor involved in the engagement’s independence, including the following factors: (1) other services provided to us FW Cook; (2) fees paid by us as a percentage of FW Cook’s total revenue; (3) policies or procedures maintained by FW Cook that are designed to prevent a conflict of interest; (4) any business or personal relationships between the senior advisor and a member of the committee; (5) any company stock owned by FW Cook or the senior advisor; and (6) any business or personal relationships between our executive officers and FW Cook or the senior advisor. The committee discussed these considerations and concluded that the work performed by FW Cook and FW Cook’s senior advisor involved in the engagement did not raise any conflict of interest.

Officers—Directors Compensation Committee Report to Shareholders

We have reviewed and discussed the Compensation Discussion and Analysis section of this Proxy Statement with management. Based on our review and discussion with management, we have recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated in the Annual Report on Form 10‑K for the year ended December 31, 2017.

The Officers—Directors Compensation Committee:

Stephen F. Angel

James G. Berges (Chair)

Hugh Grant

Michael W. Lamach

Martin H. Richenhagen

Notwithstanding anything to the contrary set forth in any of our previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that incorporate future filings, including this Proxy Statement, in whole or in part, the foregoing Officers—Directors Compensation Committee Report to Shareholders shall not be incorporated by reference into any such filings.

Compensation Program Design Mitigates Risk

Annually, PPG management undertakes a review of all of PPG’s compensation programs to identify any inherent material risks to PPG created by these programs. Certain of these compensation programs are also periodically reviewed by the Company’s internal auditors. The framework used to identify any potential risks that could be incentivized by our compensation programs was developed with input from members of our human resources, finance, and legal functions and our independent executive compensation consultant, FW Cook. Based on the results of the 2017 review, we concluded that the design of our compensation programs does not encourage our employees to take unnecessary or excessive risks that could harm the long‑term value of PPG. Features of our compensation programs and practices that mitigate risk include, among other things: (i) incentive plans that are appropriately weighted between short‑term and long‑term performance and cash and equity; (ii) long‑term incentives that consist of a mix of stock options, performance‑based restricted stock units and total shareholder return contingent shares, which provides for a balanced mix of performance measures; (iii) ranges of performance and multiple performance targets are utilized to

20 2018 Proxy Statement

determine incentive compensation payouts, rather than a single performance target that provides an “all or nothing” basis for compensation; (iv) maximum payouts are in place in our incentive compensation programs to limit excessive payments; (v) determination of incentive compensation payouts is subject to managerial approval and/or Officers—Directors Compensation Committee discretion; and (vi) our executive officers are subject to a recoupment policy in the event of a financial restatement affecting their incentive compensation payout.

Compensation Committee Interlocks and Insider Participation

No member of the Officers—Directors Compensation Committee was at any time during 2017 an officer or employee of PPG or any of our subsidiaries nor is any such person a former officer of PPG or any of our subsidiaries. In addition, no “compensation committee interlocks” existed during 2017. For information concerning Related Person Transactions involving members of the Officers—Directors Compensation Committee, see “Corporate Governance—Certain Relationships and Related Transactions” on pages 15 through 16.

Technology and Environment Committee

The Technology and Environment Committee is comprised of five directors, each of whom is independent under the standards adopted by the Board. The committee’s charter, which may be accessed on the Corporate Governance section of our website at www.ppg.com/investor, describes the composition, purposes and responsibilities of the committee. The primary purpose of the committee is to discharge certain of the Board’s responsibilities relating to the oversight of programs, initiatives and activities of PPG in the areas of science, technology and sustainability. The functions of the committee are primarily to assess the science and technology capabilities of PPG in all phases of its activities in relation to its corporate strategies and plans; review with management the existing and emerging technologies, and environment, health, safety, product stewardship and other sustainability issues, that can have a material impact on PPG; and review the status of our environment, health, safety, product stewardship and other sustainability policies, programs and practices. More information about PPG’s sustainability goals, metrics, initiatives and achievements and PPG’s community and employee engagement programs can be found in PPG’s sustainability website located at www.sustainability.ppg.com.

Codes of Ethics

Our Global Code of Ethics, which was updated in 2017, is applicable to all directors and employees worldwide, embodies our global principles and practices relating to the ethical conduct of our business and our long‑standing commitment to honesty, fair dealing and compliance with all laws affecting our business. We also have a Code of Ethics for Senior Financial Officers that is applicable to our principal executive officer, principal financial officer, principal accounting officer, controller or persons performing similar functions. The Global Code of Ethics and Code of Ethics for Senior Financial Officers are available on the Corporate Governance section of our website at www.ppg.com/investor. In addition, we intend to post on our website all disclosures that are required by law, the Form 8‑K rules or the New York Stock Exchange listing standards concerning any amendments to, or waivers from, any provision of our codes.

The Board has established a means for employees, customers, suppliers, shareholders or other interested parties to submit confidential and anonymous reports of suspected or actual violations of our Global Code of Ethics. Any employee, shareholder or other interested party can call the PPG Ethics HELPLINE toll‑free to submit a report. In North America, this number is (800) 461-9330. This number is operational 24 hours a day, seven days a week. PPG Ethics HELPLINE numbers for other regions may be found on the Ethics page of our website at www.ppg.com/ethics.

Communications with the Board

Shareholders and other interested parties may send communications to the Board, the independent directors (individually or as a group) or the Lead Director in writing by sending them in care of our corporate secretary at PPG Industries, Inc., One PPG Place, Pittsburgh, Pennsylvania 15272. All communications received will be opened by the corporate secretary for the sole purpose of determining whether the contents represent a message to directors. Communications deemed by the corporate secretary to be frivolous or otherwise inappropriate for the Board’s consideration will not be forwarded. The corporate secretary will maintain a log of all such communications. Communications of an urgent nature are promptly reported to the Board. Communications to directors may also be forwarded within PPG for review by a subject matter expert.

2018 Proxy Statement 21

COMPENSATION OF DIRECTORS

Overview

The compensation program for the directors who are not also officers of PPG, to whom we refer as non‑employee directors, is reviewed annually by the Officers—Directors Compensation Committee to ensure that the program remains competitive. As a part of the committee’s review, the types and levels of compensation offered to our non‑employee directors are compared with those provided by a select group of comparable companies. Target total annual compensation for our directors is set at or near the market median using a comparator group of companies. The companies comprising this comparator group are used for review of the executive officer compensation program as well and are:

3M Company	Eastman Chemical Company	Honeywell International Inc.	Parker‑Hannifin Corporation
Air Products and Chemicals, Inc.	Eaton Corporation	Illinois Tool Works Inc.	Praxair, Inc.
Arconic Inc.	Ecolab Inc.	International Paper Company	The Sherwin‑Williams Company
The Dow Chemical Company	Emerson Electric Co.	Johnson Controls, Inc.	Stanley Black & Decker, Inc.
E.I. du Pont de Nemours and Company	Goodyear Tire & Rubber Company	Monsanto Company	Textron Inc.

Taking into consideration the size of PPG relative to this comparator group and advice from FW Cook, the committee reports its recommendations to the Board for approval. The committee does not determine director compensation, but only makes recommendations to the Board. Changes to the non‑employee directors’ compensation program generally become effective as of the year following adoption.

Directors Compensation Table (2017)

	FEES EARNED OR
	PAID IN CASH ($)(1)
		COMMITTEE
	ANNUAL	CHAIRPERSON	STOCK	ALL OTHER
NAME	RETAINER	FEES	AWARDS ($)(2)	COMPENSATION ($)(3)	TOTAL ($)
S. F. Angel	$135,000	$15,000	$135,103	$10,000	$295,103
J. G. Berges	$135,000	$20,000	$135,103	$—	$290,103
J. V. Faraci	$135,000	$—	$135,103	$10,000	$280,103
H. Grant	$135,000	$20,000	$135,103	$—	$290,103
V. F. Haynes	$135,000	$—	$135,103	$—	$270,103
M. L. Healey	$135,000	$—	$135,103	$9,764	$279,867
G. R. Heminger	$94,280	$—	$101,307	$—	$195,587
M. J. Hooper	$135,000	$—	$135,103	$18,220	$288,323
M. W. Lamach	$135,000	$—	$135,103	$—	$270,103
M. H. Richenhagen	$135,000	$20,000	$135,103	$—	$290,103
(1)

Fees include an annual cash retainer of $135,000, plus an additional committee chair retainer. For 2017, the annual retainer for service as a committee chair is as follows: $20,000 for the chair of each of the Audit Committee, the Nominating and Governance Committee, and the Officers-Directors Compensation Committee; and $15,000 for the chair of the Technology and Environment Committee.

(2)

In April 2017, each director except Mr. Heminger received 1,274 time-based restricted stock units, or RSUs. The RSUs will vest on April 18, 2018 and the grant date fair value of each RSU grant was $106.05. In July 2017, Mr. Heminger received 947 RSUs, which will vest on April 18, 2018, and the grant date fair value was $106.98. Dollar values represent the grant date fair value calculated in accordance with FASB ASC Topic 718. The assumptions made in calculating the grant date fair values are set forth in Note 17 to our Financial Statements for the year ended December 31, 2017, which is

22 2018 Proxy Statement

located on pages 79 through 81 of our Annual Report on Form 10-K. As of December 31, 2017, each director, other than Mr. Heminger, had 1,274 unvested RSUs. As of December 31, 2017, Mr. Heminger had 947 unvested RSUs.

(3)

Amounts in this column reflect donations made by the PPG Industries Foundation under our charitable awards program. The PPG Industries Foundation matches up to $10,000 of donations made by a director in any one year. However, matching payments by the PPG Industries Foundation may be paid in a year subsequent to the donation depending on the timing of the director's donation during the year and the timing of the PPG Industries Foundation's verification process.  This may result in matching payments that exceed $10,000 in one year. For additional information regarding charitable awards, see "Charitable Awards Program" on page 24.

Annual Retainer

For 2017, each of our non‑employee directors received an annual retainer with a value equal to $270,000, of which $135,000 was paid in cash and $135,000 in equity in the form of time‑based restricted stock units, or TBRSUs. The cash portion of the retainer was payable in quarterly installments, with the first quarterly installment paid after the annual shareholders meeting. The number of TBRSUs a director received was determined by dividing $135,000 by the weighted average closing price of our stock on the grant date, which was the date of the 2017 annual meeting of shareholders. A TBRSU represents the right to receive a share of PPG common stock upon vesting and earns dividend equivalents during the vesting period when dividends are declared on PPG common stock, but does not carry voting rights or other rights afforded to a holder of PPG common stock. TBRSUs granted in 2017 vest on the day prior to the 2018 Annual Meeting of Shareholders.

Additional Retainers for Committee Chairs

In addition to the annual retainer for each non‑employee director, each non‑employee director who chairs a Board standing committee is entitled to an additional annual cash retainer, which is payable at the same time as the regular annual retainer. For 2017, the additional annual retainer for service as a committee chair was:

RETAINER
COMMITTEE	AMOUNT
Audit	$20,000
Nominating and Governance	$20,000
Officers—Directors Compensation	$20,000
Technology and Environment	$15,000

For 2018, the annual retainer for the chair of the Audit Committee will increase to $25,000.  The Officers—Directors Compensation Committee has also established an annual retainer for the Lead Director in the amount of $25,000, beginning in 2018.

Insurance Coverage

We pay the premiums to provide each of our non‑employee directors with the following insurance coverage:

•

Accidental death and dismemberment insurance coverage, which provides $250,000 for accidental loss of life, and up to 100% of the death benefit for loss of limb. The aggregate cost to PPG of providing this coverage to non‑employee directors for 2017 was $1,665; and

•

PPG aircraft travel insurance coverage, which provides up to a $1,000,000 per seat voluntary settlement allowance, for travel on a PPG‑owned aircraft, and a reduced amount for travel on a PPG leased or chartered aircraft. The aggregate cost to PPG of providing this coverage to non‑employee directors for 2017 was $17,105.

Deferred Compensation

A non‑employee director may elect to have all or a portion of his or her retainer fees (including fees payable in TBRSUs) credited to the PPG Industries, Inc. Deferred Compensation Plan for Directors, thus deferring receipt of such fees until after the director leaves the Board. All amounts held in a director’s account under the Deferred Compensation Plan are credited as hypothetical shares of our stock, or what we refer to as common stock equivalents, the number of which is determined by dividing the dollar amount of the deferral by the closing stock price of PPG common stock on the New York Stock Exchange on the date of the deferral. Common stock equivalents earn dividend equivalents (that are converted into additional common stock equivalents) when dividends are declared on PPG common stock, but do not

2018 Proxy Statement 23

carry voting rights or other rights afforded to a holder of PPG common stock. Each non‑employee director will generally be paid his or her deferred compensation account balance no earlier than six months and ten days after leaving the Board of Directors, except in circumstances of death or disability, in which case payment shall be made as soon as administratively possible. Each non‑employee director’s account balance related to compensation deferred on or after January 1, 2005 will be paid in a lump sum; however, a non‑employee director may elect to receive payment of his or her account balance related to compensation deferred prior to January 1, 2005 in one to fifteen annual installments. All distributions are made in the form of one share of PPG common stock for each common stock equivalent credited to the director’s deferred account (and cash as to any fractional common stock equivalents).

Charitable Awards Program

As part of our overall program to promote charitable giving, we established a directors’ charitable award program funded by insurance policies on the lives of directors who were initially elected before July 17, 2003. Upon the death of any of these directors, PPG will donate an amount up to and including a total of $1 million to one or more qualifying charitable organizations designated by any such director and approved by PPG. We will be reimbursed subsequently from the proceeds of the life insurance policies. Directors derive no financial benefit from this program since all charitable deductions accrue solely to PPG. This program is not applicable to any director initially elected on or after July 17, 2003. The aggregate cost of this program to PPG for 2017 was $59,627.

In addition to the above program, all of our current directors are eligible to participate in the PPG Industries Foundation Matching Gifts Program, which encourages charitable donations by our directors by matching his or her contributions to eligible institutions. Contributions of up to a total of $10,000 per year may be matched under the program. Most charitable organizations are eligible for the Matching Gifts Program, with a few exceptions.

Stock Ownership

We established stock ownership guidelines for all non‑employee directors effective January 1, 2005. Under the guidelines, each non‑employee director is required to own shares of our stock with a value equal to five times the portion of the annual retainer that is paid in cash. For non‑employee directors, unvested TBRSUs and common stock equivalent shares credited to the director under the Deferred Compensation Plan are counted toward meeting this requirement. Ms. Healey and Messrs. Lamach and Heminger are within their five‑year compliance period and should meet the ownership requirement by the end of such period. All other non‑employee directors have met or exceeded the ownership requirement.

24 2018 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS ROADMAP

HOW DID WE PERFORM?

•Delivered solid adjusted earnings‑per‑diluted share growth through strong execution by the Company’s businesses

•Increased sales over 3%

•Increased annual per share dividend payout and repurchased approximately $815 million of stock

•Returned about 80% of cash from operating activities

•Completed several acquisitions, increasing both geographic and product scope

•While our financial performance was strong, we did not achieve our adjusted earnings-per-diluted share and sales volume/mix growth targets resulting in reduced incentive compensation awards

HOW DO WE DETERMINE COMPENSATION?
•Based on our pay‑for‑performance philosophy •Executive Compensation is approved by our independent Officers‑Directors Compensation Committee

•We utilize general industry and comparator group data that is intended to be representative of the market in which we compete most directly for executive talent and pay is set at or near the market median

HOW DO WE ADDRESS RISK?
•Our officers are subject to stock ownership requirements •Our officers may not engage in transactions that are contrary to the interests of shareholders

•Executive officers are subject to a “clawback” policy

•Incentive plans that are appropriately weighted between short‑term and long‑term performance and cash and equity using multiple award types and performance measures

HOW DO WE PAY OUR EXECUTIVES?

•Our annual compensation policies reflect our pay‑for‑performance philosophy with over 75% of pay tied to performance

•Our executive officers receive two forms of annual compensation—base salary and annual incentive awards—which together constitute an executive’s total annual compensation

•Our executive officers receive three forms of long‑term incentive compensation—stock options, performance based RSUs and total shareholder return contingent shares—which together constitute an executive’s total long‑term incentive compensation

WHY YOU SHOULD APPROVE OUR SAY‑ON‑PAY?

•Base salary and annual incentive targets for our executive officers are established annually to maintain parity with the competitive market for executives in comparable positions and are set at or near the market median

•Our compensation program is heavily weighted toward pay for meeting performance objectives and increasing PPG’s stock price

•Our shareholders overwhelmingly approved the compensation of our named executive officers, with approximately 95% of shareholder votes cast in favor of our 2017 say‑on‑pay resolution

2018 Proxy Statement 25

COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary

PPG’s vision is to be the world’s leading coatings company by consistently delivering high‑quality, innovative and sustainable solutions that customers trust to protect and beautify their products and surroundings. This vision is enabled by a strategy of accelerated profitable growth and enhanced operational excellence. Our executive compensation program is a key factor in promoting this strategy and a crucial tool in aligning the interests of our senior leadership with those of our shareholders.

The Company’s strong performance and focus on shareholder value is evident in our continuing legacy of outstanding cash generation and rewarding shareholders. PPG has paid uninterrupted annual dividends since 1899 and has increased its annual dividend payout for 46 consecutive years. Continuing with that legacy, in 2017 PPG returned about 80% of cash from operating activities - continuing operations to shareholders in the form of an increased annual per share dividend payout and share repurchases.

Executive compensation is based on our pay‑for‑performance philosophy, which emphasizes executive performance measures that correlate closely with the achievement of both shorter‑term performance objectives and longer‑term shareholder value creation. To this end, a substantial portion of our executives’ annual and long‑term compensation is performance‑based, with the payment being contingent on the achievement of performance goals. We believe the program strikes the appropriate balance between effectively incentivizing our executives based on performance and utilizing responsible, market competitive pay practices in order that our executives dedicate themselves fully to value creation for our shareholders. This balance is evidenced by the following:

•

In 2017, the Company delivered strong financial performance through a sharp focus on cost management and sales volume growth despite repeated disruptions to the coatings industry supply chain that resulted in significant coatings raw material inflation. Total net sales from continuing operations for 2017 were approximately $14.8 billion, up more than 3% compared to 2016, including favorable foreign currency translation of less than 1%. The Company’s 2017 full-year reported net income from continuing operations was $1.4 billion, or $5.32 per diluted share, versus $547 million, or $2.05 per diluted share, in 2016. Adjusted net income from continuing operations for 2017 was $1.51 billion, which was consistent with 2016. Full-year adjusted earnings-per-diluted share from continuing operations was $5.87, up nearly 4% year-over-year.

•	In July, the Company raised the per‑share dividend by 13%—paying approximately $435 million in dividends in 2017. The Company also repurchased approximately $815 million of stock in 2017.
•	In 2017, the Company completed several acquisitions, increasing both geographic and product scope. In addition, the Company divested its North American fiber glass business.

26 2018 Proxy Statement

The following charts contain adjusted earnings‑per‑diluted share from continuing operations, net sales from continuing operations and adjusted net income from continuing operations as used for determining the compensation of our executive officers for each of the last five fiscal years:

Adjusted earnings‑per‑diluted share from continuing operations and adjusted net income from continuing operations are not recognized financial measures determined in accordance with U.S. generally accepted accounting principles (U.S. GAAP) and should not be considered a substitute for earnings‑per‑diluted share or net income or other financial measures as computed in accordance with U.S. GAAP. PPG’s management considers this information useful in providing insight into the company’s ongoing operating performance because it excludes the impact of items that cannot reasonably be expected to recur on a quarterly basis or that are not attributable to our primary operations. A Regulation G reconciliation of adjusted earnings‑per‑share from continuing operations and adjusted net income from continuing operations to reported adjusted earnings‑per‑diluted share from continuing operations and net income from continuing operations is included in Annex A to this Proxy Statement.

•

Although we had strong performance in 2017, we did not achieve our adjusted earnings-per-diluted share target or our sales volume/mix growth target. As a result, annual incentive awards were paid to executive officers ranged from 84% to 111% of target. Our total shareholder return over the past three years when measured against the S&P 500 was in the 31st percentile resulting in the payment of long‑term TSR share awards at 33.8% of target.

•

Between 61% and 88% of the named executive officers’ target total direct compensation opportunity for 2017 was in the form of performance‑based variable compensation and long‑term incentives motivating them to deliver strong business performance and create shareholder value.

•

Base salary and annual incentive targets for our executive officers are established annually to maintain parity with the competitive market for executives in comparable positions. Target total annual compensation for each position is set at or near the market median.

•

PPG’s compensation programs are reviewed annually to identify any inherent material risks to PPG created by these programs. Based on the results of the 2017 review, we concluded that the design of our compensation programs does not encourage our employees to take unnecessary or excessive risks that could harm the long‑term value of PPG.

•

At the 2017 annual meeting, we held a shareholder advisory vote on the compensation of our named executive officers, commonly referred to as a say‑on‑pay vote. Our shareholders overwhelmingly approved the compensation of our named executive officers, with approximately 95% of shareholder votes cast in favor of our 2017 say‑on‑pay resolution. Following its review of this vote, the Officers—Directors Compensation Committee recommended to the full Board that we retain our general approach to executive compensation, with an emphasis on short‑ and long‑term incentive compensation that rewards our executive officers when they deliver value for our shareholders. Consistent with this philosophy:

•

Our performance metrics are focused on increasing shareholder value and are tied to measures impacting both shorter‑term and longer‑term performance. Shorter‑term performance metrics include adjusted earnings‑per‑diluted share from continuing operations, cash flow from operating activities-continuing operations, pre‑tax, pre‑interest

2018 Proxy Statement 27

income, working capital reduction, and sales volume/mix growth. Longer‑term performance metrics include total shareholder return, adjusted earnings‑per‑diluted share growth, cash flow return on capital and stock price appreciation.

•

Payment of long‑term incentive awards is based solely on Company performance. We have three‑year award and payout cycles for both performance‑based restricted stock units, or PBRSUs, and total shareholder return shares, or TSR shares. We also have three‑year vesting for stock options.

•	We provide very limited perquisites to our executive officers.

Our officers are subject to stock ownership requirements. Our Chief Executive Officer must own shares of PPG common stock with a value of six times his base salary, and the other executive officers must own shares of PPG common stock with a value of three times his or her salary. Officers are expected to meet these ownership requirements within five years of election. Those officers who have not yet met this requirement are paid 20% of their annual incentive in PPG stock, which is restricted from sale for a period of two to five years. In addition, for officers who have been subject to the policy for more than five years at their current requirement level and have not met the ownership requirement, 100% of the vested shares delivered from the PBRSU award and TSR share award must be held by the officer for a minimum of one year and until the requirement is met. All executive officers named in the Summary Compensation Table have met their ownership requirement, except for Mr. Morales, who was promoted to his new role during 2017 and is within his five-year compliance period and Mr. Sklarsky, who joined the Company in April 2013 and was within his five‑year compliance period at the time of his retirement.

•

Our officers may not engage in transactions that are contrary to the interests of shareholders, such as “short sales,” “short sales against the box,” “put” and “call” options and hedging transactions designed to minimize an executive’s risk inherent in owning PPG stock. In addition, officers may not hold PPG stock in a margin account and may not pledge PPG stock as collateral for a loan.

•	Executive officers are subject to a “clawback” policy that is designed to recoup incentive compensation when a financial restatement occurs and certain other conditions exist.
•	We do not provide tax gross‑ups on perquisites to our named executive officers.

Compensation Philosophy and Objectives

PPG’s philosophy in establishing compensation policies for our executive officers is to align compensation with our strategic objectives, while concurrently providing competitive compensation that enables us to attract and retain top‑quality executive talent. The primary objectives of our compensation policies for executive officers are to:

•	Attract and retain executive officers by offering total compensation that is competitive with that offered by similarly situated companies and rewarding outstanding personal performance;
•	Promote and reward the achievement of short‑term objectives that our Board of Directors and management believe will lead to long‑term growth in shareholder value; and
•

Closely align the interests of executive officers with those of our shareholders by making long‑term incentive compensation dependent upon the Company’s financial performance and total shareholder return.

28 2018 Proxy Statement

Principal Components of Executive Compensation

The principal components of our executive compensation program are:

COMPENSATION COMPONENT	OVERVIEW	OBJECTIVES
Base Salary	Fixed compensation that is established annually.	Maintain parity with the competitive market for executives in comparable positions.
Annual Incentive Awards	Variable compensation that is based on Company, business, and individual performance.	Incentivize executive officers to achieve our short‑term performance objectives.
Long‑Term, Equity‑Based Incentives	Variable compensation that is based solely on Company performance.	Retain our executive officers, align their financial interests with the interests of shareholders, and incentivize achievement of our long‑term strategic goals.

Mix of Compensation Components

Executive compensation is based on our pay‑for‑performance philosophy, which emphasizes executive performance measures that correlate closely with the achievement of both shorter‑term performance objectives and longer‑term shareholder value creation. To this end, a substantial portion of our executives’ annual and long‑term compensation is performance‑based, with the payment being contingent on the achievement of performance goals. The portion of compensation that is performance‑based increases with the executive’s level of responsibility. We use performance‑based compensation for more senior positions because these roles have greater leadership responsibility and influence on the performance of the Company as a whole.

Compensation Program Design Mitigates Risk

In 2017, the Company’s management undertook a review of all of PPG’s compensation programs to identify any inherent material risks to PPG created by these programs. Based on the results of this review, we concluded that the design of our compensation programs does not encourage our employees to take unnecessary or excessive risks that could harm the long‑term value of PPG. For more information about this review and the features of our compensation program that mitigate risk, see “Corporate Governance—Compensation Program Design Mitigates Risk” on pages 20 through 21.

Annual Compensation Programs

Our executive officers receive two forms of annual compensation—base salary and annual incentive awards—which together constitute an executive’s total annual compensation. Please note that “total annual compensation,” as discussed in this Compensation Discussion and Analysis, differs from the “Total” compensation column of the Summary Compensation Table on page 43, which includes long‑term incentive and other forms of compensation. The levels of base salary and annual incentive targets for our executive officers are established annually under a program intended to maintain parity with the competitive market for executives in comparable positions. Target total annual compensation for each position is set at or near the “market value” for that position.

To determine market value, the compensation committee considers compensation data based on a comparator group, as well as the most recently available data from nationally‑recognized independent executive compensation surveys representing a cross section of manufacturing companies.

For purposes of establishing the 2017 executive compensation program, the compensation committee considered a competitive analysis of total direct compensation levels and compensation mixes for our executive officers, using information from:

•

two general industry surveys as provided by management: the Aon Hewitt Associates 2016 TCM Executive Total Compensation Survey and the Willis Towers Watson 2016 U.S. General Industry Executive Database. The competitive consensus for top five named executive officers consists of an equally‑weighted average of median data from both general industry surveys; and

2018 Proxy Statement 29

•	comparison company median data from a comparator group consisting of the following 20 companies:

3M Company	Eastman Chemical Company	Honeywell International Inc.	Parker‑Hannifin Corporation
Air Products and Chemicals, Inc.	Eaton Corporation	Illinois Tool Works Inc.	Praxair, Inc.
Arconic Inc.	Ecolab Inc.	International Paper Company	The Sherwin‑Williams Company
The Dow Chemical Company	Emerson Electric Co.	Johnson Controls, Inc.	Stanley Black & Decker, Inc.
E.I. du Pont de Nemours and Company	Goodyear Tire & Rubber Company	Monsanto Company	Textron Inc.

Our comparator group is intended to be representative of the market in which we compete most directly for executive talent. The selection of companies comprising our comparator group is based on similarity in revenue size, lines of business, participation in global markets and market capitalization. The peer group is constructed to target PPG near the median of the composite ranking of the financial and operating metrics of the companies in the comparator group.

The compensation committee annually reviews this group of companies with our independent executive compensation consultant, FW Cook, to ensure that it remains an appropriate benchmark for us.

We target the median levels of compensation to derive our market value by adjusting this compensation data to reflect differences in company revenues using regression analysis. The general industry data and the comparator group data are blended when composing the competitive analysis, when possible, such that the combined general industry data and the comparator group are each weighted 50%. The competitive analysis showed that the Company’s named executive officers’ 2017 target total direct compensation was positioned in a range around the median of the compensation of the executives comprising the competitive analysis, and none of our named executive officers’ target total direct compensation was above the range around the median for their peers in the competitive analysis.

In addition, the compensation committee annually reviews a tally sheet of each executive officer’s compensation. Each tally sheet includes detailed data for each of the following compensation elements:

•	Annual compensation: Information regarding base salary and annual incentive targets for the current year;
•

Long‑term incentive awards: Information regarding all equity‑based awards, whether vested or unvested, including total pre‑tax value to the executive and holdings relative to our stock ownership requirements;

•	Benefits and perquisites: Line item summary showing the annualized cost to the Company of health and welfare benefits, life insurance and perquisites;
•

Pension and deferred compensation: Annualized cost to the Company of pension plan benefits (qualified plan and non‑qualified plan) and defined contribution plans (401(k) and deferred compensation); and

•	Description and quantification of all compensation and benefits payable upon retirement, termination of employment or change in control.

The compensation committee reviews the information presented in the tally sheet to ensure that it is informed of the compensation and benefits each executive is receiving annually.

30 2018 Proxy Statement

The charts below illustrate the allocation of the principal compensation components for our named executive officers for 2017.

Annual Compensation Policies

Our annual compensation policies reflect our pay‑for‑performance philosophy. We set target total annual compensation for our executive officers to be competitive with the market value for comparable positions, taking into account each executive’s experience in the position and performance. Annual incentive awards are targeted at a level that, when combined with base salaries, is intended to yield total annual compensation that approximates market value. As a result, total annual compensation for a position generally should exceed its market value when our financial performance exceeds our applicable annual targets and individual performance contributes to meeting our objectives. Total annual compensation generally should be below market value when our financial performance does not meet targets and/or individual performance does not have a favorable impact on our objectives.

Base Salary.    Based on the compensation committee’s review of the applicable compensation data as discussed above, in February 2017 the committee set base salaries effective March 1, 2017 for all executive officers in relation to the market value for comparable positions. Mr. McGarry received a base salary increase of $75,000; Messrs. Sekmakas and Bost each received a base salary increase of $15,000; and Mr. Knavish received a base salary increase of $25,000. On January 1, 2017, the annual base salary for Mr. Greindl was 520,000 Swiss francs (which equated to U.S. $532,600 at December 31, 2017). Effective March 1, 2017, Mr. Greindl’s annual base salary was increased to 535,000 Swiss francs (which equated to U.S. $547,963 at December 31, 2017).

With his promotion to Senior Vice President and Chief Financial Officer on March 1, 2017, Mr. Morales’ annual base salary increased $100,000 to $500,000.

Mr. Sklarsky retired as Executive Vice President, Finance and Chief Financial Officer on March 1, 2017. His base salary, paid for two months of active employment, remained unchanged from 2016.

With his appointment to Senior Vice President, Industrial Coatings on October 1, 2017, Mr. Knavish’s annual base salary increased $25,000 to $500,000.

Annual Incentive Awards.  In February 2017, the compensation committee determined that the incentive goal for 2017 annual incentive awards to executive officers would be based upon adjusted consolidated income from continuing operations on a pre‑tax basis, excluding noncontrolling interests, for the year ended December 31, 2017. Consolidated

2018 Proxy Statement 31

income is determined in accordance with generally accepted accounting principles, as reflected in our audited consolidated statement of income, and includes any non‑operating adjustments approved by the committee. The committee has established guidelines for certain types of non‑operating adjustments used by the committee in determining adjusted consolidated earnings for these purposes. These adjustments generally relate to legacy litigation or legacy environmental remediation, accounting rule changes and major portfolio changes, including planned restructuring initiatives. The committee also established that the maximum annual incentive award that could be paid to our Chairman and Chief Executive Officer would be equal to 0.75% of adjusted consolidated income and the maximum annual incentive award that could be paid to each of the other executive officers named in Summary Compensation Table would be equal to 0.5% of adjusted consolidated income. In no case may an executive officer named in the Summary Compensation Table be granted an annual incentive award that exceeds $10 million. Final awards for the executive officers named in the Summary Compensation Table are subject to the negative discretion of the compensation committee.

Although the percentage of adjusted consolidated income allocated to each executive officer determines the maximum amount that can be paid individually, the compensation committee’s practice has been to approve annual incentive awards based primarily on target levels set for each executive officer and pre‑established, short‑term performance objectives. Thus, on an annual basis, the committee establishes a target annual incentive award for each executive officer based on the executive’s position and the market value of comparable positions in our comparator group. For 2017, this target, when expressed as a percentage of base salary, was as follows for each of the executive officers named in the Summary Compensation Table: Mr. McGarry, 140%; Mr. Morales, 90%; Mr. Sekmakas, 90%; Mr. Bost, 85%; Mr. Knavish, 70%; and Mr. Greindl, 60%.

The amount of an executive’s actual annual incentive award, in relation to the executive’s target opportunity, is determined on the basis of achievement of short‑term performance objectives. The performance objectives for our Chairman and Chief Executive Officer, our Chief Financial Officer and our Senior Vice President and General Counsel include specific financial targets for Company performance (weighted 70%) and personal performance (weighted 30%). The performance objectives for our other executive officers include specific financial targets for Company performance (weighted 20%), business performance (weighted 50%) and personal performance (weighted 30%).

For many years, PPG has been committed to sustainability. Recognizing the importance of sustainability and its ability to drive innovation in our business, PPG includes sustainability goals in the performance goals of its Chairman and Chief Executive Officer. Performance against these goals is reviewed by the Officers—Directors Compensation Committee of the Board of Directors. Safety, waste costs, energy usage and costs, and sustainable product sales are part of these executives’ annual performance review.

Annual incentive compensation of PPG’s executives and senior managers is partially (30 percent) based on personal goals that tie to overall corporate business goals, with the remainder based on company and business financial performance. PPG does not require that its executives have personal goals linked to social or environmental performance, although some executives, by virtue of their responsibilities, may have goals related to those issues. In addition, executive business unit leaders receive sustainability scorecards for their business unit, and they are responsible for driving improvement in their business unit’s sustainability metrics.

The potential payout of the Company performance component of the annual incentive is based on a pre‑determined schedule recommended by management and approved by the compensation committee. The schedule corresponds to various levels of potential Company financial performance measured by adjusted earnings‑per‑diluted share from continuing operations (weighted 70%), adjusted cash flow from operating activities (weighted 20%) and sales volume/mix growth (weighted 10%), assuming the minimum adjusted earnings‑per‑diluted share from continuing operations threshold is met. The maximum payout of this component under the schedule is 220% of target.

In assessing Company performance against objectives, the compensation committee considers actual results against the approved target objectives, considering whether significant unforeseen obstacles or favorable circumstances altered the expected difficulty of achieving the desired results and the extent to which economic assumptions underlying the performance targets materialized. The overall assessment for Company performance then determines the percentage of the target award that will be paid to each executive for the Company performance component of the annual incentive award. For 2017, as described below, the committee exercised discretion in applying certain non‑operating adjustments to the actual earnings‑per‑diluted share from continuing operations and cash flow from operating activities – continuing operations results, consistent with guidelines established previously by the committee.

32 2018 Proxy Statement

In February 2017, the compensation committee approved a financial performance standard for the Company component of the award of $6.30 adjusted earnings‑per‑diluted share from continuing operations, adjusted cash flow from operating activities of $1,868 million and sales volume/mix growth of 3.1%. If achieved, this standard would generate 100% of the target bonus for the Company component of the award. The approved performance standard for 2017 included a threshold adjusted earnings‑per‑diluted share from continuing operations of $4.73, below which no bonus would be paid, regardless of either the adjusted cash flow from operating activities or the sales volume/mix growth performance, and a minimum cash flow from continuing operations performance of $1,443 million and a minimum sales growth/mix growth performance of 0.0% for payment on those two components. In addition, the approved performance standard for 2017 included a maximum bonus opportunity of 220% if adjusted earnings‑per‑diluted share from continuing operations of $6.93, adjusted cash flow from operating activities of $2,596 million and sales volume/mix growth of 4.7% were achieved.

In December 2017, and as a result of the divesture of the North American fiber glass business in August 2017 as its financial results were no longer included in the Company’s continuing operations, the compensation committee revised the predetermined Company financial performance standard to adjusted earnings-per-diluted share from continuing operations of $6.26 (from $6.30) and adjusted cash flow from operating activities of $1,853 million (from $1,868 million). If achieved, this standard would generate 100% of the target bonus for the Company component of the award. The revised performance standard included a threshold adjusted earnings-per-diluted share from continuing operations of $4.70, below which no bonus would be paid, regardless of the cash flow from operating activities or the sales volume/mix growth performance, and a minimum cash flow from continuing operations of $1,153 million for payment on that component.

In February 2018, the compensation committee approved the Company performance component for incentive awards based on adjusted earnings per diluted share from continuing operations of $6.01, adjusted cash flow from operating activities of $1,903 million and sales volume/mix growth of 1.2%. The earnings per diluted share performance component included adjustments of $0.52 for the tax charge related to the U.S. Tax Cuts and Jobs Act, $0.14 for pension settlement charges, $0.08 for the impact on raw material costs and our Puerto Rican business resulting from 2017 natural disasters, $0.06 for eight months of the North American fiber glass business results, $0.03 for asset write-downs, $0.02 for transaction related costs, offset by a $0.09 gain from the sale of the Mexican Plaka wallboard business, a $0.04 benefit from a legal settlement and a $0.03 gain from the sale of a non-operating asset. Adjustments to the cash flow from operating activities performance component included adding back $184 million for the cash taxes from the North American fiber glass business divestiture, $87 million for cash contributions to pension plans, $49 million for restructuring cash spending and $15 million related to the impact on raw material costs and Puerto Rican business resulting from the natural disasters.

Adjusted earnings per diluted share from continuing operations of $6.01, adjusted cash flow from operating activities of $1,903 million and sales volume/mix growth of 1.2% resulted in a payout of 86% of target for the Company performance component, based on the schedule discussed above. For the adjusted earnings per diluted share component, this schedule yielded a payout of 81% for the result of $6.01 per share. For the adjusted cash flow component, this schedule yielded a payout of 127% for the above target result of $1,903 million. For the sales volume/mix growth component, this schedule yielded a payout of 39% for the result of 1.2%. Combining these three results using the 70%, 20% and 10% weightings, respectively, yielded an overall result of 86%, which was approved by the compensation committee.

2018 Proxy Statement 33

Approved 2017 Performance Components

The personal performance component of the annual incentive is based on measures of individual performance relevant to the particular individual’s job responsibilities. The personal performance assessment of our Chairman and Chief Executive Officer is determined by the compensation committee, with input from the other non‑management members of the Board. The personal performance of each other executive officer is determined by our Chairman and Chief Executive Officer. The following factors were considered in assessing the personal performance of the executive officers named in the Summary Compensation Table for 2017 against individual objectives:

Under Mr. McGarry’s leadership, the Company delivered strong financial performance through a sharp focus on cost management and sales volume growth despite repeated disruptions to the coatings industry supply chain that resulted in significant coatings raw material inflation. Total net sales from continuing operations for 2017 were approximately $14.8 billion, up more than 3% compared to 2016, including favorable foreign currency translation of less than 1%. The Company’s 2017 full-year reported net income from continuing operations was $1.4 billion, or $5.32 per diluted share, versus $547 million, or $2.05 per diluted share, in 2016. Adjusted net income from continuing operations for 2017 was $1.51 billion, which was consistent with 2016. Full-year adjusted earnings-per-diluted share from continuing operations was $5.87, up nearly 4% year-over-year. Mr. McGarry also led the completion of the Company’s multi-year portfolio transformation with the sale of the North American fiber glass business, our last remaining non-core business, and the acquisition of several companies to bolster our core coatings businesses. These results met expectations for Mr. McGarry.

Mr. Morales made an effective transition to the role of Chief Financial Officer in March 2017. He managed the company’s strong cash position, with cash and short-term investment totaling approximately $1.5 billion at the end of 2017, and the deployment in 2017 of over $1.1 billion in cash. In addition, he provided guidance over the completion of several acquisitions during the year as well as the disposition of the Company’s North American fiber glass business. Mr. Morales effectively performed as a member of the Executive Committee, positively influencing the results of the Company. These results exceeded expectations.

Mr. Sekmakas’ incentive award was determined based on achieving target levels of performance on a pro-rata basis for performance through September 30, 2017 in accordance with his Separation Agreement.

Mr. Bost led the legal organization and was instrumental in successfully completing a number of acquisitions during the year as well as the disposition of the Company’s North American fiber glass business. Mr. Bost effectively performed as a member of the Executive Committee, positively influencing the results of the Company. These results met expectations.

Mr. Knavish primarily led the automotive original equipment manufacturer (OEM) business and the Latin America region. Under Mr. Knavish’s leadership, the automotive OEM business achieved increased sales volumes, aided by the continued strength in Asia Pacific and Latin America. He also provided leadership to his staff responsibilities for environmental, health and safety (EHS) and the global supply management organizations. These results met expectations.

34 2018 Proxy Statement

Mr. Greindl led the global architectural coatings businesses. Architectural EMEA results were mixed by country as sales volume growth in Northern Europe offset lower demand in Southern and Eastern Europe. U.S. and Canada company-owned architectural stores grew sales volumes, while the national retail (DIY) accounts and independent dealer networks experienced lower sales volumes as both of these distribution channels continue to experience soft demand. Organic architectural coatings sales growth continued in Asia Pacific. These results did not meet expectations.

Business unit short‑term performance objectives and their assessment are specific to each particular business and are based on pre‑tax, pre‑interest earnings, working capital reduction, and sales volume/mix growth. The overall assessment of business performance determines the percent of target paid to applicable executives for the business component of the annual incentive award.

For 2017, we assessed the performance of 12 defined businesses against the criteria discussed above. Actual payouts of the business performance component ranged from 20% to 130% of target. The business performance component payouts for two of our executive officers named in the Summary Compensation Table, Messrs. Knavish and Greindl, are based on the performance of each of the specific businesses and regions for which each of them is responsible.

Mr. Knavish’s business performance component, for the period January through September, was a composite of the results of the automotive OEM business and the Latin America region. In addition, for the period October through December, Mr. Knavish’s business performance component was a composite of the results of the industrial and packaging coatings businesses, the coatings services business and the Asia Pacific region. The composite performance of these businesses did not meet performance objectives for pre-tax, pre-interest earnings, working capital reductions and sales volumes/mix growth and resulted in a payout of 60%.

Mr. Greindl’s business performance component was a composite of the results of the global architectural coatings businesses. The composite performance of these businesses did not meet performance objectives for pre-tax, pre-interest earnings, working capital reductions and sales volumes/mix growth and resulted in a payout of 60%.

The level of achievement of corporate and personal performance objectives for 2017 for Messrs. McGarry, Morales and Bost corresponded to payouts of 108%, 111% and 91% of target, respectively. The level of achievement of business, corporate and personal performance objectives for 2017 for Messrs. Knavish and Greindl corresponded to payouts of 90% and 84% of target, respectively. The annual incentive awards actually paid to each of these executives for 2017 are shown in the “Non‑Equity Incentive Plan Compensation” column of the Summary Compensation Table on page 43. While serving as executive officers over the past three years, the annual incentive awards for these executive officers have ranged from 84% to 159% of target.

Annual incentive awards are payable in cash, except that any executive who does not meet the stock ownership requirements described under “PPG Stock Ownership Requirements” on page 42 receives 20% of his or her annual incentive award in the form of PPG common stock. Such stock is restricted from sale by such executive for a period of between two and five years, depending upon the level of stock ownership of the executive. In addition, for officers who have been subject to the policy for more than five years at their current requirement level and have not met the ownership requirement, 100% of the vested shares delivered from the PBRSU award and TSR share award must be held by the officer for a minimum of one year and until the requirement is met. U.S.‑based participants are entitled to defer part or all of an annual incentive award under our deferred compensation plan. All of the executive officers named in the Summary Compensation Table have met their stock ownership requirement, except for Mr. Morales, who was promoted to his new role during 2017 and is within his five-year compliance period and Mr. Sklarsky, who joined the Company in April 2013 and was within his five‑year compliance period at the time of his retirement. For additional information concerning our deferred compensation plan, see “Deferred Compensation Opportunities” on page 39.

Long‑Term Incentive Compensation

Our compensation committee believes that long‑term incentive compensation is an important component of our program because it has the effect of retaining executives, aligning executives’ financial interests with the interests of shareholders and incentivizing achievement of PPG’s long‑term strategic goals. Payment of long‑term incentive awards is based solely on Company performance. Grants are targeted at levels that approximate market value for comparable positions, utilizing the same compensation data used for setting total annual compensation. Each February, the committee reviews and approves equity‑based compensation for that year to be granted to executive officers. Three types of long‑term incentive awards are granted annually to executive officers:

•	Stock options;

2018 Proxy Statement 35

•	Total Shareholder Return contingent shares, or TSR shares; and
•	Performance‑based Restricted Stock Units, or PBRSUs.

The number of stock options, TSR shares and PBRSUs granted to executive officers is intended to represent an estimated potential value that, when combined with total annual compensation, as discussed above, will approximate the market value of total annual and long‑term compensation paid to executives in our comparator group and in a cross‑section of general industrial companies represented in nationally‑recognized executive compensation surveys.

These types of long‑term incentive awards were selected to provide a program that focuses on different aspects of long‑term performance: stock price appreciation, total return to shareholders and earnings‑per‑share growth and cash flow return on capital. The estimated potential value of the awards granted to each executive officer is delivered equally through each instrument, so that approximately one‑third of the value of the total award is in stock options, one‑third is in performance‑based RSUs, and one‑third is in TSR shares. The compensation committee selected equal distribution to emphasize its view that each of the three equity‑based vehicles serves a particular purpose and is equally important in supporting our long‑term compensation strategy.

Stock Options.  Stock options provide our executive officers with the opportunity to purchase and maintain an equity interest in PPG and to share in the appreciation of the value of our stock. All stock options granted to executive officers in 2017 were granted from our shareholder‑approved Omnibus Incentive Plan. Some features of our stock option program include:

•	Options become exercisable on the third anniversary of the date of grant;
•	The term of each grant does not exceed ten years;
•	The exercise price is equal to the closing market price on the date of grant (we do not backdate or grant discounted stock options);
•	We do not grant options with “reload” or “restored” provisions; and
•	Repricing of stock options is prohibited.

We continue to use stock options as a long‑term incentive because stock options focus the management team on delivering levels of company financial performance over a longer term that contribute to shareholder value. For additional information concerning the timing of grants of stock options, see “Our Policies with Respect to the Granting of Equity Awards” on pages 41 through 42.  In February 2017, the following stock options were awarded to each of the executive officers named in the Summary Compensation Table: Mr. McGarry, 118,204; Mr. Morales, 12,600; Mr. Sekmakas, 25,217; Mr. Bost, 20,489; Mr. Knavish, 11,032; and Mr. Greindl, 7,909. Such awards are consistent with our program to distribute long‑term incentive awards equally among three different equity‑based vehicles, as discussed above.

36 2018 Proxy Statement

TSR Shares.  TSR shares represent a contingent share grant that is made at the beginning of a three‑calendar‑year performance period and vests on the last day of the performance period. The grant is settled in a combination of cash and shares of PPG common stock at the end of the performance period. The award amount generated by the grant is based on PPG’s total shareholder return relative to the S&P 500 comparison group. This comparison group represents the entire S&P 500 Index as it existed at the beginning of the performance period, excluding any companies that have been removed from the Index because they ceased to be publicly traded during the performance period. The calculation of total shareholder return assumes that all dividends were reinvested. Summarized below are the material provisions of the TSR share program:

BASIS OF PAYOUT	PERFORMANCE PERIOD	VESTING AND PAYOUT OF BENEFIT
•Total shareholder return of PPG compared to total shareholder return for S&P 500 companies (as described above) •Payout is 0% to 220% of original TSR shares awarded:	3 calendar years

•Vest on last day of performance period

•Settled in a combination of cash and shares at end of performance period

•Dividend equivalents are awarded at the end of the performance period, based on the actual number of shares earned and paid

PPG TSR	GRANT PAYOUT
90th percentile	220%
80th percentile	180%
70th percentile	140%
60th percentile	100%
50th percentile	80%
40th percentile	50%
30th percentile	30%
Below	—%

If minimum performance is not achieved, no payment is made with respect to the TSR share grant. If performance is above target, payment may exceed the original number of contingent TSR shares awarded. Target performance is set at the 60th percentile rank, which allows for a 100% payout only if our performance is greater than the median performance for the comparison set of companies. The minimum and maximum number of shares that may be issued upon settlement of a TSR share grant ranges from 0% to 220% of the original number of contingent TSR shares awarded. Dividend equivalents are awarded at the end of the performance period, based on the actual number of shares earned and paid to an executive. TSR shares are intended to reward executives only when we provide a greater long‑term return to shareholders relative to a percentage of the comparison set of companies, which is consistent with our pay‑for‑performance compensation philosophy.

In February 2017, the following TSR shares were awarded to each of the executive officers named in the Summary Compensation Table: Mr. McGarry, 24,631; Mr. Morales, 2,625; Mr. Sekmakas, 5,255; Mr. Bost, 4,269; Mr. Knavish, 2,299; and Mr. Greindl, 1,648. Such awards are consistent with our program to distribute long‑term incentive awards equally among three different equity‑based vehicles, as discussed above under “Long‑Term Incentive Compensation.”

The performance period for the TSR shares granted in 2015 ended on December 31, 2017. PPG’s total shareholder return was measured against that of the S&P 500 (as described above) over the three‑year period ending December 31, 2017. PPG’s ranking on this performance measure was at the 31st percentile, resulting in payouts at 33.8% of target. The payouts were distributed 50% in shares of PPG common stock and 50% in cash. The cash payment was calculated based on the average PPG stock closing price during the month of December 2017. Payouts to the executive officers named in the Summary Compensation Table for the 2015 TSR grants were: Mr. McGarry, 1,098 shares and $127,417; Mr. Morales, 132 shares and $15,332; Mr. Sklarsky, 620 shares and $72,013; Mr. Sekmakas, 716 shares and $83,163; Mr. Bost, 573 shares and $66,438; Mr. Knavish, 186 shares and $21,604; and Mr. Greindl, 124 shares and $14,403. Such share payouts, which vested in December 2017, are reflected in the Option Exercises and Stock Vested table on page 47.

Performance‑based RSUs.  Performance‑based RSUs represent a contingent share grant that is made at the beginning of a three‑calendar‑year performance period and vests on the last day of the performance period. If we achieve certain pre‑determined performance thresholds, payment is settled in shares of PPG common stock in the

2018 Proxy Statement 37

February immediately after the end of the three‑year performance period. The performance criteria for each year in the three‑year performance period are 10% growth in adjusted earnings‑per‑diluted share and 12% cash flow return on capital, taking into account the same adjustment categories utilized by the compensation committee in determining adjusted earnings‑per‑diluted share for purposes of annual incentive awards (see “Annual Incentive Awards” above). If minimum performance is not achieved, no shares are issued with respect to the grant. If performance is above target, the number of shares issued may exceed the original number of contingent shares awarded. The minimum and maximum number of shares that may be issued upon settlement of an PBRSU ranges from 0% to 180% of the original number of contingent shares awarded, depending on the number of goals attained during the three‑year period (see the table below for a breakdown of the payout percentages). No dividend equivalents are awarded on performance‑based RSUs. By including performance‑based RSUs in the long‑term incentive mix, executives are rewarded when financial performance objectives are achieved over an extended period of time. Summarized below are the material provisions of the performance‑based RSUs:

BASIS OF PAYOUT	PERFORMANCE PERIOD	VESTING AND PAYOUT OF BENEFIT
Performance Goals: •10% growth in adjusted earnings‑per‑diluted share •12% cash flow return on capital Payout is 0% to 180% of original PBRSU shares awarded:	3 calendar years	•Vest on last day of performance period •Settled in shares in the February immediately after the end of performance period •No dividend equivalents are awarded

GOALS ATTAINED IN PERFORMANCE PERIOD	PAYOUT
6 goals	180%
4 or 5 goals in 3 years	150%
4 goals in 2 years	100%
3 goals	100%
2 goals	50%
1 goal	25%
0 goals	—%

In February 2017, the following PBRSUs were awarded to each of the executive officers named in the Summary Compensation Table: Mr. McGarry, 26,074; Mr. Morales, 2,625; Mr. Sekmakas, 5,563; Mr. Bost, 4,520; Mr. Knavish, 2,434; and Mr. Greindl, 1,745. Such awards are consistent with our program to distribute long‑term incentive awards equally among three different equity‑based vehicles, as discussed above under “Long‑Term Incentive Compensation.”

The performance period for the PBRSUs granted in 2015 ended on December 31, 2017. For such 2015 grants, four of the annual goals were achieved in three years, yielding payouts at 150% of target. Specifically, the results were as follows:

PBRSU Performance Measures for 2015‑2017 Performance Period

	2015		2016		2017		2015 - 2017
	EPS	CASH FLOW	EPS	CASH FLOW	EPS	CASH FLOW	TOTAL GOALS
	GROWTH	ROC	GROWTH	ROC	GROWTH	ROC	MET
Goal Result	16.6%	14.7%	7.2%	15.6%	3.5%	12.9%
Goals Met	1	1	—	1	—	1	4

The Company made share payouts to the executive officers named in the Summary Compensation Table for the 2015 PBRSU grants as follows: Mr. McGarry, 10,083; Mr. Morales, 1,170; Mr. Sklarsky, 7,890; Mr. Sekmakas, 6,576; Mr. Bost, 5,259; Mr. Knavish, 1,650; and Mr. Greindl, 1,095. Such payouts, which vested in December 2017, are reflected in the Option Exercises and Stock Vested table on page 47.

Perquisites and Other Benefits

In addition to the annual and long‑term compensation described above, executive officers named in the Summary Compensation Table receive certain perquisites and other benefits. Such perquisites include financial counseling services and limited personal use of PPG’s corporate aircraft. At the direction of the compensation committee, in 2011,

38 2018 Proxy Statement

executive officer perquisites were reviewed and reduced. Effective January 1, 2012, personal club memberships were discontinued and financial counseling benefits were limited to current participants only. Other benefits for our executive officers may include Company matching contributions under our Deferred Compensation Plan. These perquisites and other benefits are provided to increase the availability of the executives to focus on the business of the enterprise or because we believe they are important to our ability to attract and retain top‑quality executive talent. Mr. Greindl receives certain other perquisites, which are discussed under “Compensatory Arrangements with Certain Executive Officers” on page 51. The costs to PPG associated with providing these benefits for executive officers named in the Summary Compensation Table are reflected in the “All Other Compensation” column of the Summary Compensation Table on page 43 and in the All Other Compensation Table on page 44.

We also provide other benefits, such as medical, dental and life insurance and disability coverage, to each executive named in the Summary Compensation Table under our benefit plans, which are also provided to most eligible U.S.‑based salaried employees. Mr. Greindl receives similar benefits under programs sponsored for employees at our European headquarters in Rolle, Switzerland. In addition, all of our U.S.‑based executive officers are eligible to participate in the PPG Industries Foundation Matching Gift Program, which encourages charitable donations by all of our U.S. employees by matching his or her contributions to eligible institutions. Contributions of up to a total of $10,000 per year may be matched under the program. Most charitable organizations are eligible for the Matching Gifts Program, with a few exceptions. The value of these benefits is not included in the Summary Compensation Table because such benefits are made available on a Company‑wide basis to most U.S. salaried employees. We also provide vacation and other paid holidays to all employees, including the executive officers named in the Summary Compensation Table, which are comparable to those provided at other large companies.

Deferred Compensation Opportunities

Another aspect of our executive compensation program is our Deferred Compensation Plan. The plan is a voluntary, non‑tax qualified, unfunded, deferred compensation plan available to all U.S.‑based executive officers and other participants in our management incentive plans to enable them to save for retirement by deferring a portion of their current compensation. The plan also provides eligible employees with supplemental contributions equal to the contributions they would have received under our Employee Savings Plan, but for certain limitations under the Internal Revenue Code. Under the plan, compensation may be deferred until death, disability, retirement or termination or, in the case of the cash portion of certain incentive awards, other earlier specified dates the participants may select. Deferred amounts (other than the PPG common stock portion of deferred incentive awards, which must be invested in PPG stock) are credited to an investment account that earns a return based on the investment options chosen by the participant. The value of a participant’s investment account is based on the value of the investments selected. Benefits are paid out of our general assets. For additional information concerning our Deferred Compensation Plan, see “Defined Contribution Retirement Plans and Deferred Compensation Plan” and the accompanying Non‑Qualified Deferred Compensation Table on pages 49 through 50.

Retirement Plans

For certain longer‑serving, U.S.‑based, salaried employees, we maintain both a tax‑qualified defined benefit pension plan, called Retirement Plan C, and a non‑qualified defined benefit pension plan, called the Non‑Qualified Retirement Plan. U.S.‑based salaried employees hired on or after January 1, 2006 are not eligible to participate in these plans. Each of the U.S.‑based executive officers named in the Summary Compensation Table participate in these plans, with the exception of Messrs. Sklarsky and Greindl. The compensation covered by Retirement Plan C, which is compulsory and noncontributory, is the base salary of a participant as limited by applicable Internal Revenue Service regulations. Our Non‑Qualified Retirement Plan is an unfunded supplemental plan that provides benefits paid out of our general assets in an amount substantially equal to the difference between the amount that would have been payable under Retirement Plan C, in the absence of legislation limiting pension benefits and earnings that may be considered in calculating pension benefits, and the amount actually payable under Retirement Plan C. The Non‑Qualified Retirement Plan also includes a benefit based on bonus awards for certain U.S. management bonus program participants. We believe this supplemental retirement benefit is competitive with that provided by other companies with which we compete for executive talent. For additional information concerning our retirement plans, see “Pension Benefits” and “Defined Contribution Retirement Plans and Deferred Compensation Plan” on pages 47 through 50.

Through December 31, 2015, we maintained a tax‑qualified defined contribution retirement plan, called the Defined Contribution Retirement Plan, which was established by PPG for certain employees hired on or after January 1, 2006.

2018 Proxy Statement 39

Mr. Sklarsky participated in the Defined Contribution Retirement Plan. The plan was funded by contributions made by the Company. Contributions were between 2% and 5% of a participant’s eligible plan compensation, based on age and years of service. If contributions made for the benefit of an executive were limited due to requirements of the Internal Revenue Code, we credited such excess contributions to the executive officer’s account in the Deferred Compensation Plan. An executive had a fully vested benefit under the plan upon completing three years of service with the Company, and when the employee was within ten years of his or her Social Security normal retirement age or upon termination of employment after reaching early retirement age. On January 1, 2016, the Defined Contribution Retirement Plan was terminated and all balances were transferred to the PPG Industries Employee Savings Plan. Former participants in the Defined Contribution Retirement Plan now receive the same contributions they would have received under the Defined Contribution Retirement Plan as additional Company contributions to the Employee Savings Plan.

The PPG Industries Employee Savings Plan covers substantially all employees in the U.S. The Company makes matching contributions to the Savings Plan, at management’s discretion, based upon participants’ savings, subject to certain limitations. For most participants not covered by a collective bargaining agreement, Company‑matching contributions are established each year at the discretion of the Company and are applied to participant savings up to a maximum of 6% of eligible participant compensation. Employees can contribute from 1% to 50% of eligible plan compensation to the Savings Plan, subject to certain Plan or legal limits that may apply. Employees are always 100% vested in any money employees contribute or the Company contributes to the Savings Plan as a matching contribution. All of our executive officers participate in the Savings Plan. Executive officers and other employees who were participants in the former Defined Contribution Retirement Plan now receive the same contributions they would have received under the Defined Contribution Retirement Plan as an additional Company contribution to the Employee Savings Plan. These contributions vest upon completion of three years of service with the Company.

Mr. Greindl is not eligible to participant in our U.S.-based retirement programs. He participates in a retirement plan, called the PPG Swiss BVG/LPP retirement plan, which is available to all other Switzerland-based management employees. The Swiss BVG/LPP retirement plan is a defined contribution retirement plan that accumulates retirement benefits in an account for each participant. Annual contributions are determined based on a participant’s age and are a percentage of annual salary plus bonus. The Company contributes two-thirds of the annual contribution and each participant contributes the remaining one-third. Contributions earn interest at a specified guaranteed rate annually. The plan provides a retirement benefit when a participant reaches age 65, and a reduced early retirement benefit can begin as early as age 60. The amount of the retirement benefit is determined by the value of the accrued retirement assets in a participant’s account on the participant’s retirement date. The retirement benefit under the plan may be paid in a lump sum or as a life annuity. The plan also provides a life annuity benefit upon disability or death, which is funded by insurance and the amount of which is based on a participant’s current salary plus bonus. Upon death, the plan also provides a life insurance benefit to the surviving spouse, which is paid as a lump sum. The assets in a participant’s account are fully vested, and if a participant leaves the Company before becoming eligible for a benefit under the plan, the amount of accrued retirement assets are transferrable to another retirement plan.

Change In Control Agreements

We have agreements in place with each of the executive officers named in the Summary Compensation Table, with the exception of Mr. Sekmakas, providing for their continued employment for a period of up to three years in the event of an actual or threatened change in control of PPG (as “change in control” is defined in the agreements). We believe that these agreements serve to maintain the focus of our senior executives and ensure that their attention, efforts and commitment are aligned with maximizing the success of PPG and shareholder value. These agreements avoid distractions involving executive management that arise when the Board is considering possible strategic transactions involving a change in control and assure continuity of executive management and objective input to the Board when it is considering any strategic transaction. For additional information concerning our change in control agreements, see “Potential Payments Upon Termination or Change in Control” on pages 52 through 57.

Regulatory Considerations

The tax and accounting consequences of utilizing various forms of compensation are considered when adopting new or modifying existing compensation programs. For example, we considered limitations on the deductibility of personal use of corporate aircraft under the American Jobs Creation Act when adopting our policies regarding use of our aircraft by executive officers. In addition, we have administered our incentive and equity compensation programs, severance plans and change in control agreements in compliance with federal tax rules affecting non‑qualified deferred compensation.

40 2018 Proxy Statement

Section 162(m) of the Internal Revenue Code limits the deductibility of compensation in excess of $1 million paid to any one named executive officer during any fiscal year. Under the rules in effect before 2018, compensation that qualified as “performance-based” under Section 162(m) was deductible without regard to this $1 million limit. To maintain flexibility in compensating executives in a manner designed to promote varying corporate goals, the compensation committee did not adopt a policy requiring all compensation to be deductible under Section 162(m) and reserved the right to structure compensation arrangements and issue awards that may not be deductible under Section 162(m). However, the committee historically has considered, among other factors, deductibility under Section 162(m) with respect to compensation arrangements for executives. We generally have designed our annual and long-term incentive compensation programs for executives in a manner that is intended to qualify as performance-based compensation under Section 162(m), with the understanding that these programs may not qualify from time to time.

The Tax Cuts and Jobs Act, which was signed into law December 22, 2017, eliminated the performance-based compensation exception under Section 162(m), effective January 1, 2018, subject to a special rule that “grandfathers” certain awards and arrangements that were in effect on or before November 2, 2017. As a result, compensation that our compensation committee structured in 2017 and prior years with the intent of qualifying as performance-based compensation under Section 162(m) that is paid on or after January 1, 2018 may not be fully deductible, depending on the application of the special grandfather rules. Moreover, from and after January 1, 2018, compensation awarded in excess of $1,000,000 to our named executive officers, including our chief financial officer, generally will not be deductible. While the Tax Cuts and Jobs Act will limit the deductibility of compensation paid to our named executive officers, our compensation committee will—consistent with its past practice—continue to retain flexibility to design compensation programs that are in the best long-term interests of PPG and our shareholders, with deductibility of compensation being one of a variety of considerations taken into account. We are currently analyzing whether to redesign any of our compensation programs in light of the amendments to Section 162(m) and other sections of the Internal Revenue Code that became effective this year.

Financial Restatement

It is our policy that we will, to the extent permitted by governing law, seek recoupment of incentive compensation paid to any executive officer where:

•	the payment was predicated upon the achievement of certain financial results that were subsequently the subject of a restatement;
•	the executive officer is found to have engaged in fraud or misconduct that caused or partially caused the need for the restatement; and
•	a lower payment would have been made to the executive officer based upon the restated financial results.

In each such instance, we will, to the extent practicable, seek to recover the amount by which the individual executive officer’s incentive compensation for the relevant period exceeded the payment that would have been made based on the restated financial results, plus a reasonable rate of interest.

Our Policies with Respect to the Granting of Equity Awards

Equity awards may be granted by either the compensation committee or its delegate. The committee only delegates authority to grant equity awards to employees who are not executive officers, and only in aggregate amounts not exceeding amounts approved by the committee. The Board generally does not grant equity awards, although the committee regularly reports its activity, including approval of grants, to the Board.

Timing of Grants.  Equity awards are granted in February at a regularly scheduled meeting of the compensation committee, and generally further grants are not made for the remainder of the year. These meetings occur approximately one month after the release of our earnings for the immediately preceding year. On limited occasions, grants may occur on an interim basis, primarily for the purpose of approving a compensation package for a newly hired or promoted executive officer. The timing of these grants is driven solely by the activity related to the need for the hiring or promotion, not our stock price or the timing of any release of Company information.

Option Exercise Price.  The exercise price of a newly granted stock option is the closing price on the New York Stock Exchange on the date of grant. With respect to the occasional interim grants to a newly hired or promoted executive, the exercise price is the closing price on the New York Stock Exchange on the date of grant, which is the later of the

2018 Proxy Statement 41

approval date or the hire or promotion date; provided, however, that if the date of hire or promotion would fall within a Company imposed blackout period, the grant date will be the first business day following such blackout period.

PPG Stock Ownership Requirements

The compensation committee also believes that it is in the best interests of shareholders for our officers to own a significant amount of PPG common stock, thereby aligning their interests with the interests of shareholders. Accordingly, in 2003, the compensation committee implemented stock ownership requirements applicable to all of our officers, based on a multiple of base salary. The current stock ownership requirements are:

Chief Executive Officer	6 times base salary
Other executive officers	3 times base salary
Other officers	1 or 2 times base salary

Ownership for purposes of these requirements includes shares of PPG common stock personally owned, as well as all stock holdings in PPG’s savings plan and deferred compensation accounts. Unexercised options and unvested shares awarded under our long‑term incentive plans are not counted for these purposes. Officers are expected to meet these ownership requirements within five years of election, appointment or promotion. All executive officers named in the Summary Compensation Table have met their ownership requirement, except for Mr. Morales, who was promoted to his new role during 2017 and is within his five-year compliance period and Mr. Sklarsky, who joined the Company in April 2013 and was within his five‑year compliance period at the time of his retirement.

Securities Trading Policy

PPG officers and directors may not engage in any transaction in which they may profit from short‑term speculative swings in the value of PPG’s securities. This prohibition includes “short sales” (selling borrowed securities that the seller hopes can be purchased at a lower price in the future) or “short sales against the box” (selling owned, but not delivered securities), “put” and “call” options (publicly available rights to sell or buy securities within a certain period of time at a specified price) and other hedging transactions designed to minimize an executive’s risk inherent in owning PPG stock, such as zero‑cost collars and forward sale contracts. In addition, officers may not hold PPG stock in a margin account and may not pledge PPG stock as collateral for a loan. This policy is designed to ensure compliance with all insider trading rules.

42 2018 Proxy Statement

COMPENSATION OF EXECUTIVE OFFICERS

Summary Compensation Table (2015‑2017)

							CHANGE
							IN PENSION
							VALUE AND
							NONQUALIFIED
						NON-EQUITY	DEFERRED
				STOCK	OPTION	INCENTIVE PLAN	COMPENSATION	ALL OTHER
NAME AND POSITION	YEAR	SALARY(2)	BONUS(3)	AWARDS(4)	AWARDS(5)	COMPENSATION(6)	EARNINGS(7)	COMPENSATION(8)	TOTAL
M. H. McGarry	2017	$1,212,500	$—	$5,000,022	$2,500,015	$1,855,600	$3,509,536	$97,040	$14,174,713
Chairman and Chief	2016	$1,100,000	$—	$4,666,753	$2,333,538	$2,100,000	$2,095,675	$172,708	$12,468,674
Executive Officer	2015	$845,833	$—	$1,533,378	$766,610	$1,400,000	$1,275,468	$137,580	$5,958,869
V. J. Morales(1)	2017	$483,333	$—	$518,123	$266,490	$500,000	$590,573	$30,579	$2,389,098
Senior Vice President
and Chief Financial Officer
F. S. Sklarsky(1)	2017	$116,667	$—	$—	$—	$—	$—	$76,813	$193,480
Retired Executive Vice President,	2016	$696,667	$—	$1,266,695	$633,399	$800,000	$—	$99,667	$3,496,428
Finance and Chief	2015	$678,333	$—	$1,200,058	$599,981	$750,000	$—	$109,821	$3,338,193
Financial Officer
V. R. Sekmakas	2017	$662,500	$—	$1,066,763	$533,340	$448,875	$840,819	$42,965	$3,595,262
Retired Executive Vice President	2016	$646,667	$—	$1,066,651	$533,378	$775,000	$602,978	$73,734	$3,698,408
	2015	$621,667	$—	$999,967	$499,993	$700,000	$444,164	$80,390	$3,346,181
G. E. Bost II	2017	$562,500	$—	$866,682	$433,342	$435,000	$1,152,968	$42,930	$3,493,422
Senior Vice President and	2016	$546,667	$—	$833,299	$416,711	$600,000	$1,136,481	$60,999	$3,594,157
General Counsel	2015	$525,000	$—	$799,883	$400,005	$550,000	$1,155,868	$82,237	$3,512,993
T. M. Knavish(1)	2017	$477,083	$—	$466,721	$233,327	$300,000	$725,622	$31,173	$2,233,926
Senior Vice President,	2016	$438,333	$—	$333,450	$166,284	$500,000	$391,714	$24,362	$1,854,143
Industrial Coatings
J-M. Greindl(1)	2017	$545,402	$—	$334,583	$167,275	$276,542	$—	$150,204	$1,474,006
Senior Vice President,
Architectural Coatings
and President, PPG EMEA
(1)

Messrs. Morales and Greindl were not a named executive officers in 2015 or 2016. Mr. Sklarsky retired on March 1, 2017. Mr. Sekmakas resigned as Executive Vice President on September 30, 2017 and retired on March 1, 2018. Mr. Knavish was not a named executive officer in 2015.

(2)

The annual salaries as of January 1, 2017, and as of the annual salary increase date of March 1, 2017, were: Mr. McGarry, $1,150,000 and $1,225,000; Mr. Morales, $400,000 and $500,000; Mr. Sekmakas, $650,000 and $665,000; Mr. Bost, $550,000 and $565,000; Mr. Knavish, $450,000 and $475,000; and Mr. Greindl, $532,600 and $547,963. With his appointment to Senior Vice President, Industrial Coatings, Mr. Knavish’s salary increased as of October 1, 2017 to $500,000. Mr. Sklarsky’s annual salary was $700,000. The annual salaries as of January 1, 2016, and as of the annual salary increase date of March 1, 2016, were: Mr. McGarry, $1,000,000 and $1,100,000; Mr. Sklarsky, $680,000 and $700,000; Mr. Sekmakas, $630,000 and $650,000; Mr. Bost, $530,000 and $550,000; and Mr. Knavish, $380,000 and $450,000. With his appointment to Chairman and Chief Executive Officer, Mr. McGarry’s salary increased as of September 1, 2016 to $1,150,000. The annual salaries as of January 1, 2015, and as of the annual salary increase date of March 1, 2015, were: Mr. McGarry, $675,000 and $800,000; Mr. Sklarsky, $670,000 and $680,000; Mr. Sekmakas, $580,000 and $630,000; and Mr. Bost, $500,000 and $530,000. With his appointment to President and Chief Executive Officer, Mr. McGarry’s salary increased as of September 1, 2015 to $1,000,000. All amounts reported for Mr. Greindl were paid in Swiss francs and have been converted to U.S. dollars using the exchange rate in effect on December 31, 2017 (1 Swiss franc = 1.02423).

(3)

The named executive officers were not entitled to receive any payments that would be characterized as “Bonus” payments for the fiscal years ended December 31, 2017, 2016 and 2015. Amounts listed under the column “Non‑Equity Incentive Plan Compensation” constitute annual incentive awards for 2017, 2016 and 2015 that were determined by the Officers‑Directors Compensation Committee at its February 14, 2018, February 15, 2017 and February 17, 2016 meetings, respectively, and, to the extent not deferred by an executive, were paid out shortly thereafter.

(4)

The amounts in this column represent the grant date fair value calculated in accordance with FASB ASC Topic 718 for grants occurring in the fiscal years ended December 31, 2017, 2016 and 2015 of performance‑based restricted stock units, or PBRSUs, and performance‑based total shareholder return contingent shares, or TSRs, granted as part of the long‑term incentive components of our compensation program described on page 37. The assumptions used in calculating these amounts for 2017 are set forth in Note 17 to our Financial Statements for the year ended December 31, 2017, which is located on pages 79 through 81 of our Annual Report on Form 10‑K. PBRSUs and TSRs are subject to performance conditions, and the grant date fair value shown is based on performance at target levels, which is the probable outcome of such conditions. The value of these awards made in the fiscal year ended December 31, 2017, assuming that the highest level of performance conditions will be achieved, is as follows: Mr. McGarry $10,000,058; Mr. Morales, $1,039,196; Mr. Sekmakas, $2,133,526; Mr. Bost, $1,733,347; Mr. Knavish, $933,436; and Mr. Greindl, $669,157. The value of these awards made in the fiscal year ended December 31, 2016, assuming that the highest level of performance conditions will be achieved, is as follows: Mr. McGarry, $9,333,492; Mr. Sklarsky, $2,533,397; Mr. Sekmakas, $2,133,304; Mr. Bost, $1,666,606; and Mr. Knavish, $666,900. The value of these awards made in the fiscal year ended December 31, 2015, assuming that the highest level of performance conditions will be achieved, is as follows: Mr. McGarry, $3,066,719; Mr. Sklarsky, $2,400,124; Mr. Sekmakas, $1,999,894; and Mr. Bost, $1,599,772.

(5)

The amounts in this column represent the grant date fair value computed in accordance with FASB ASC Topic 718 for stock option grants occurring in the fiscal years ended December 31, 2017, 2016 and 2015 as part of the long‑term incentive component of our compensation program described on pages 35 through 38. The assumptions used in calculating these amounts are set forth in Note 17 to our Financial Statements for the year ended December 31, 2017, which is located on pages 79 through 81 of our Annual Report on Form 10‑K.

(6)

The amounts in this column reflect the dollar value of annual incentive awards for 2017, 2016 and 2015, as described on pages 31 through 35. Mr. Sekmakas’s incentive award was determined based on achieving target levels of performance on a pro rata basis for performance through September 30, 2017 in accordance with his Separation Agreement.

(7)

The amounts in this column reflect the actuarial increase in the present value of the named executive officer’s benefits under our qualified and non‑qualified pension plans, determined using interest rate and mortality rate assumptions consistent with those used in our financial statements, except that retirement age is assumed to be normal retirement age as defined in the applicable plan.

(8)	Includes all other compensation as described in the table entitled “All Other Compensation Table” on page 44.

2018 Proxy Statement 43

ALL OTHER COMPENSATION TABLE (2017)

	PERQUISITES				OTHER COMPENSATION
	PERSONAL USE				EMPLOYEE	DEFERRED			TOTAL
	OF COMPANY	FINANCIAL		TOTAL	SAVINGS PLAN	COMPENSATION	DEFERRED	TOTAL OTHER	ALL OTHER
	AIRCRAFT(1)	COUNSELING(2)	OTHER(3)	PERQUISITES	CONTRIBUTIONS(4)	CONTRIBUTIONS(5)	DIVIDENDS(6)	COMPENSATION	COMPENSATION
M. H. McGarry	$	$11,720	$—	$11,720	$16,200	$56,538	$12,582	$85,320	$97,040
V. J. Morales	$—	$—	$—	$—	$16,200	$12,798	$1,581	$30,579	$30,579
F. S. Sklarsky	$—	$—	$—	$—	$29,700	$36,631	$10,482	$76,813	$76,813
V. R. Sekmakas	$—	$11,720	$—	$11,720	$12,150	$9,922	$9,173	$31,245	$42,965
G. E. Bost II	$—	$10,552	$—	$10,552	$15,525	$10,301	$6,552	$32,378	$42,930
T. M. Knavish	$—	$—	$—	$—	$16,200	$12,418	$2,555	$31,173	$31,173
J-M. Greindl	$—	$12,291	$17,550	$29,841	$—	$118,598	$1,765	$120,363	$150,204
(1)

The amounts in this column reflect the aggregate incremental cost to PPG of personal use of corporate aircraft. The aggregate incremental cost to PPG is determined on a per flight basis and includes the cost of fuel, a pro rata share of repairs and maintenance, landing and storage fees, crew‑related expenses and other miscellaneous variable costs. A portion of this value attributable to personal use of corporate aircraft (as calculated in accordance with Internal Revenue Service guidelines) is included as compensation on the W‑2 of Mr. McGarry.

(2)	The amounts in this column reflect the cost of financial counseling services paid by PPG.
(3)	For Mr. Greindl, the amount in this column reflects the aggregate incremental cost to PPG of automobile-related expenses.
(4)	The amounts in this column reflect company contributions under the Employee Savings Plan. Mr. Greindl is not eligible to participate in the Employee Savings Plan.
(5)

The amounts in this column reflect company contributions under the Deferred Compensation Plan in lieu of Company contributions that could not be made under the Employee Savings Plan because of the Internal Revenue Code limitations. Mr. Greindl is not eligible to participate in the Deferred Compensation Plan. The amount shown for Mr. Greindl reflects company contributions to the PPG Swiss BVG/LPP retirement plan.

(6)	The amounts in this column represent dividend equivalents on the TSR award that was paid during 2017.

44 2018 Proxy Statement

GRANTS OF PLAN BASED AWARDS (2017)

									ALL OTHER
		ESTIMATED FUTURE PAYOUTS UNDER			ESTIMATED FUTURE PAYOUTS UNDER				OPTION
		NON-EQUITY INCENTIVE PLAN AWARDS(1)			EQUITY INCENTIVE PLAN AWARDS				AWARDS:
											GRANT DATE
										EXERCISE OR	FAIR VALUE
									NUMBER OF	BASE PRICE	OF STOCK
									SECURITIES	OF OPTION	AND OPTION
NAME	GRANT DATE	THRESHOLD ($)	TARGET ($)	MAXIMUM ($)	THRESHOLD (#)	TARGET (#)	MAXIMUM (#)		UNDERLYING (#)	AWARDS ($/SH)(2)	AWARDS(3)
M. H. McGarry	N/A	$686,000	$1,715,000	$10,000,000
	15-Feb-17								118,204	$101.50	$2,500,015
	15-Feb-17				6,519	26,074	46,933	U			$2,499,975
	15-Feb-17				7,389	24,631	54,188	T			$2,500,047
V. J. Morales	N/A	$180,000	$450,000	$10,000,000
	15-Feb-17								12,600	$101.50	$266,490
	15-Feb-17				656	2,625	4,725	U			$251,685
	15-Feb-17				788	2,625	5,775	T			$266,438
V. R. Sekmakas	N/A	$239,400	$598,500	$10,000,000
	15-Feb-17								25,217	$101.50	$533,340
	15-Feb-17				1,391	5,563	10,013	U			$533,380
	15-Feb-17				1,577	5,255	11,561	T			$533,383
G. E. Bost II	N/A	$192,120	$480,300	$10,000,000
	15-Feb-17								20,489	$101.50	$433,342
	15-Feb-17				1,130	4,520	8,136	U			$433,378
	15-Feb-17				1,281	4,269	9,392	T			$433,304
T. M. Knavish	N/A	$134,750	$336,875	$10,000,000
	15-Feb-17								11,032	$101.50	$233,327
	15-Feb-17				609	2,434	4,381	U			$233,372
	15-Feb-17				690	2,299	5,058	T			$233,349
J-M. Greindl	N/A	$131,511	$328,778	$10,000,000
	15-Feb-17								7,909	$101.50	$167,275
	15-Feb-17				436	1,745	3,141	U			$167,311
	15-Feb-17				494	1,648	3,626	T			$167,272

U—PBRSUs. Estimated future payouts relate to the performance period of 2017 through 2019. For additional information concerning the material terms of these PBRSU grants, see pages 37 through 38.

T—TSR shares. Estimated future payouts relate to the performance period of 2017 through 2019. For additional information concerning the material terms of these TSR grants, see page 37.

(1)

The amounts in these columns reflect the minimum payment level, if an award is achieved, the target payment level and the maximum payment level under our annual incentive award program. For additional information concerning our annual incentive award program, see pages 31 through 35.

(2)

The exercise price of option awards is the closing sale price of PPG common stock reported for the date of grant on the New York Stock Exchange. Option awards vest on the third anniversary of the date of grant. For additional information concerning stock option awards, see page 36.

(3)

Refer to Note 17 to our Financial Statements for the year ended December 31, 2017, which is located on pages 79 through 81 of our Annual Report on Form 10‑K, for the relevant assumptions used to determine the valuation of stock‑based compensation awards.

2018 Proxy Statement 45

Outstanding Equity Awards at Fiscal Year‑End (2017)

	OPTION AWARDS
									EQUITY INCENTIVE
						EQUITY INCENTIVE			PLAN AWARDS:
						PLAN AWARDS:			MARKET OR
	NUMBER OF	NUMBER OF				NUMBER OF			PAYOUT VALUE
	SECURITIES	SECURITIES				UNEARNED			OF UNEARNED
	UNDERLYING	UNDERLYING				SHARES, UNITS			SHARES, UNITS
	UNEXERCISED	UNEXERCISED	OPTION		OPTION	OR OTHER			OR OTHER
	OPTIONS (#)	OPTIONS (#)	EXERCISE	OPTION	EXPIRATION	RIGHTS NOT		PERFORMANCE	RIGHTS NOT
NAME	EXERCISABLE	UNEXERCISABLE	PRICE ($)	VEST DATE	DATE	VESTED (#)(1)(2)		PERIOD	VESTED ($)(3)
M. H. McGarry	12,000		$44.97	15-Feb-15	14-Feb-22	26,074	U	2017-2019	3,045,965
	11,916		$55.01	1-Sep-15	31-Aug-22	25,338	U	2016-2018	2,959,986
	30,450		$65.76	20-Feb-16	19-Feb-23	15,050	T	2017-2019	1,758,087
	21,682		$93.53	19-Feb-17	18-Feb-24	9,751	T	2016-2018	1,139,205
	9,340		$99.20	1-Aug-17	31-Jul-24
		28,414	$118.12	18-Feb-18	17-Feb-25
		111,867	$95.00	17-Feb-19	16-Feb-26
		16,760	$105.98	1-Sep-19	31-Aug-26
		118,204	$101.50	15-Feb-20	14-Feb-27
V. J. Morales	3,700		$93.53	19-Feb-17	18-Feb-24	2,625	U	2017-2019	306,653
		3,400	$118.12	18-Feb-18	17-Feb-25	980	U	2016-2018	114,484
		5,200	$95.00	17-Feb-19	16-Feb-26	1,604	T	2017-2019	187,365
		12,600	$101.50	15-Feb-20	14-Feb-27	395	T	2016-2018	46,137
F. S. Sklarsky	37,040		$65.72	15-Apr-16	14-Apr-23	6,985	U	2016-2018	815,988
	24,780		$93.53	19-Feb-17	18-Feb-24	1,045	T	2016-2018	122,074
		22,238	$118.12	18-Feb-18	17-Feb-25
		35,425	$95.00	17-Feb-19	16-Feb-26
V. R. Sekmakas		18,532	$118.12	18-Feb-18	17-Feb-25	5,563	U	2017-2019	649,870
		29,831	$95.00	17-Feb-19	16-Feb-26	5,882	U	2016-2018	687,135
		25,217	$101.50	15-Feb-20	14-Feb-27	3,211	T	2017-2019	375,086
						2,262	T	2016-2018	264,298
G. E. Bost II		14,826	$118.12	18-Feb-18	17-Feb-25	4,520	U	2017-2019	528,026
		23,306	$95.00	17-Feb-19	16-Feb-26	4,595	U	2016-2018	536,788
		20,489	$101.50	15-Feb-20	14-Feb-27	2,608	T	2017-2019	304,708
						1,768	T	2016-2018	206,486
T. M. Knavish	6,000		$93.53	19-Feb-17	18-Feb-24	2,434	U	2017-2019	284,340
		4,800	$118.12	18-Feb-18	17-Feb-25	1,755	U	2016-2018	205,019
		9,300	$95.00	17-Feb-19	16-Feb-26	1,405	T	2017-2019	164,096
		11,032	$101.50	15-Feb-20	14-Feb-27	707	T	2016-2018	82,623
J-M. Greindl	5,300		$65.76	20-Feb-16	19-Feb-23	1,745	U	2017-2019	203,851
	4,200		$93.53	19-Feb-17	18-Feb-24	1,405	U	2016-2018	164,132
		3,200	$118.12	18-Feb-18	17-Feb-25	1,007	T	2017-2019	117,629
		7,450	$95.00	17-Feb-19	16-Feb-26	566	T	2016-2018	66,145
		7,909	$101.50	15-Feb-20	14-Feb-27

U—PBRSUs. For additional information concerning the material terms of these PBRSU grants, see pages 37 through 38.

T—TSR shares. For additional information concerning the material terms of these TSR grants, see page 37.

(1)	The PBRSUs for the 2016 ‑ 2018 performance period reflect an estimated payout of 100%. The PBRSUs for the 2017 ‑ 2019 performance period reflect an estimated payout of 100%.
(2)	The TSRs for the 2016 ‑ 2018 performance period reflect an estimated payout of 40.3%. The TSRs for the 2017 ‑ 2019 performance period reflect an estimated payout of 61.1%.
(3)	Payout value is based on the $116.82 closing sale price of PPG common stock reported on December 29, 2017 on the New York Stock Exchange Composite Tape.

46 2018 Proxy Statement

Option Exercises and Stock Vested (2017)

	OPTION AWARDS		STOCK AWARDS
			NUMBER OF	NUMBER OF
	NUMBER OF		SHARES	SHARES	VALUE
	SHARES	VALUE	ACQUIRED ON	ACQUIRED ON	REALIZED
	ACQUIRED ON	REALIZED ON	RSU	TSR	ON
NAME	EXERCISE (#)	EXERCISE ($)(1)	VESTING (#)(2)	VESTING (#)(3)	VESTING ($)
M. H. McGarry	—	$—	10,083	1,098	$1,432,845
V. J. Morales	—	$—	1,170	132	$167,343
F. S. Sklarsky	—	$—	7,890	621	$1,065,852
V. R. Sekmakas	21,682	$430,169	6,576	716	$934,535
G. E. Bost II	15,488	$112,544	5,259	573	$747,348
T. M. Knavish	—	$—	1,650	186	$235,961
J-M. Greindl	—	$—	1,095	124	$156,723
(1)

The amounts in this column are calculated by multiplying the number of shares acquired on exercise by the difference between the fair market value of the common stock on the date of exercise and the exercise price of the options.

(2)	The amounts in this column are the number of shares acquired upon the vesting of PBRSU awards granted in 2015. Payout of 2015 PBRSU awards is described on pages 37 through 38.
(3)

The amounts in this column represent the number of shares earned upon the vesting of TSR awards granted in 2015. As described on page 37, TSR awards are paid 50% in shares of PPG common stock and 50% in cash.

Pension Benefits

For certain longer‑serving, U.S.‑based, salaried employees we maintain both a tax‑qualified defined benefit pension plan, called Retirement Plan C, and a non‑qualified defined benefit pension plan, called the Non‑Qualified Retirement Plan. Employees hired on or after January 1, 2006 are not eligible to participate in these plans. Each of the executive officers named in the Summary Compensation Table participates in these plans, with the exception of Messrs. Sklarsky and Greindl. The table below shows the present value of accumulated benefits payable to each such named executive officer as of December 31, 2017, including the number of years of service credited to each such named executive officer, under each of Retirement Plan C and the Non‑Qualified Retirement Plan, determined using interest rate and mortality rate assumptions consistent with those used in our financial statements. The material terms of Retirement Plan C and the Non‑Qualified Retirement Plan are described below.

Pension Benefits Table (2017)

		NUMBER OF	PRESENT
		YEARS	VALUE OF		PAYMENTS
		CREDITED	ACCUMULATED		DURING LAST
NAME	PLAN NAME	SERVICE (#)	BENEFIT ($)		FISCAL YEAR ($)
M. H. McGarry	Retirement Plan C	37.0	$1,216,163		$—
	Non-Qualified Retirement Plan	37.0	$9,976,293	(1)	$—
V. J. Morales	Retirement Plan C	33.0	$797,357		$—
	Non-Qualified Retirement Plan	33.0	$1,146,463		$—
V. R. Sekmakas	Retirement Plan C	20.3	$604,154		$—
	Non-Qualified Retirement Plan	20.3	$2,853,445	(1)	$114,575
G. E. Bost II	Retirement Plan C	32.8	$1,564,857		$—
	Non-Qualified Retirement Plan	32.8	$6,057,769	(1)	$—
T. M. Knavish	Retirement Plan C	30.7	$769,921		$—
	Non-Qualified Retirement Plan	30.7	$1,449,151		$—
(1)

This officer is eligible to commence a retirement benefit under the Non‑Qualified Pension Plan based on the officer’s age and years of service as of December 31, 2017. As further described in the narrative discussion following this table, the estimated lump‑sum present value under the Non‑Qualified Pension Plan to which the officer would be entitled is as follows: Mr. McGarry, $18,594,031; Mr. Sekmakas, $5,997,669; and Mr. Bost, $7,897,572.

2018 Proxy Statement 47

The values reflected in the “Present Value of Accumulated Benefit” column of the Pension Benefits Table are equal to the actuarial present value of each officer’s accrued benefit under the applicable plan as of December 31, 2017, using the same actuarial factors and assumptions used for financial statement reporting purposes, except that retirement age is assumed to be normal retirement age as defined in the applicable plan. These assumptions are described under Note 12 to our Financial Statements for the year ended December 31, 2017, which is located on pages 64 through 73 of our Annual Report on Form 10‑K. In accordance with Item 402(h) of Regulation S‑K, the present value amounts are calculated using a 3.75% discount rate for Retirement Plan C and 3.65% discount rate for the Non‑Qualified Retirement Plan. The lump‑sum payment amounts for the Non‑Qualified Pension Plan are calculated in accordance with the relevant provisions of the Non‑Qualified Pension Plan using the Pension Benefit Guaranty Corporation discount rate of 0.75% as in effect on December 31, 2017, rather than the 3.65% discount rate used for financial statement reporting purposes.

The benefit payable under Retirement Plan C is a function of the participant’s five‑year average annual covered base compensation for the highest five consecutive years out of the final ten years immediately prior to retirement and credited years of service. In January 2011, Retirement Plan C was amended such that eligible employees with combined age and service points fewer than 60 and actively employed by the Company as of December 31, 2011 ceased to accrue benefits under Retirement Plan C as of December 31, 2011. Eligible employees with combined age and service points of 60 or more and actively employed by the Company at December 31, 2011 will continue to accrue benefits under Retirement Plan C until the earlier of their retirement date or December 31, 2020. When benefits cease to accrue under Retirement Plan C, eligible employees will earn future retirement benefits through the PPG Industries Employee Savings Plan. The Non‑Qualified Retirement Plan’s benefit is supplemental to the qualified plan’s benefit in that the Non‑Qualified Retirement Plan provides a benefit that is substantially equal to the difference between the amount that would have been payable under the qualified Retirement Plan C, in the absence of legislation limiting the compensation covered by the plan, and the amount actually payable under Retirement Plan C. The Non‑Qualified Retirement Plan also includes a benefit based on bonus awards for certain U.S. management bonus program participants. The benefit payable under the Non‑Qualified Plan is determined in the same manner as for Retirement Plan C with regard to credited service and base salary above legislative limits; incentive payments are factored in by using the average of the highest five payments during the last ten years prior to retirement.

Retirement Plan C contains the following material terms:

•	The normal form of benefit is a life annuity for unmarried participants and a joint and 50% survivor annuity for married participants;
•

A participant may elect out of the normal form of benefit and receive an actuarially‑equivalent alternative form of benefit, including a single life annuity (for a married participant) or a joint and survivor annuity with a survivor benefit ranging from 1%‑100%, as selected by the participant;

•	There is no lump‑sum benefit option;
•

A participant may elect early retirement up to ten years prior to the participant’s normal retirement age, subject to reduction of the retirement benefit to reflect the early commencement of the benefit; and

•	A participant has a fully vested benefit under the plan upon completing five years of service or reaching early retirement age.

The Non‑Qualified Plan contains the following material terms:

•	A participant is entitled to a distribution upon reaching the later of his or her early retirement date (as defined in the qualified plan) or the participant’s termination of employment;
•

The normal form of payment for benefits at retirement for the group of participants that includes each of the executive officers named in the Summary Compensation Table who participates in the plan is a lump‑sum payment; and

•

A participant has a fully vested benefit under the plan upon completing five years of service or reaching early retirement age, but his or her accrued benefit is subject to forfeiture if the participant engages in any competitive activity, or other activity that is deemed contrary or harmful to the interests of PPG.

48 2018 Proxy Statement

Defined Contribution Retirement Plans and Deferred Compensation Plan

Through December 31, 2015, we maintained a tax‑qualified defined contribution retirement plan, called the Defined Contribution Retirement Plan, which was established by PPG for certain employees hired on or after January 1, 2006. Mr. Sklarsky participated in the Defined Contribution Retirement Plan. The plan was funded by contributions made by the Company. Contributions were between 2% and 5% of a participant’s eligible plan compensation, based on age and years of service. If contributions made for the benefit of an executive were limited due to requirements of the Internal Revenue Code, we credited such excess contributions to the executive officer’s account in the Deferred Compensation Plan. An executive had a fully vested benefit under the plan upon completing three years of service with the Company, and when the employee was within ten years of his or her Social Security normal retirement age or upon termination of employment after reaching early retirement age. On January 1, 2016, the Defined Contribution Retirement Plan was terminated and all balances were transferred to the PPG Industries Employee Savings Plan. Former participants in the Defined Contribution Retirement Plan now receive the same contributions they would have received under the Defined Contribution Retirement Plan as additional Company contributions to the Employee Savings Plan.

The PPG Industries Employee Savings Plan covers substantially all employees in the U.S. The Company makes matching contributions to the Savings Plan, at management’s discretion, based upon participants’ savings, subject to certain limitations. For most participants not covered by a collective bargaining agreement, Company‑matching contributions are established each year at the discretion of the Company and are applied to participant savings up to a maximum of 6% of eligible participant compensation. Employees can contribute from 1% to 50% of eligible plan compensation to the Savings Plan, subject to certain Plan or legal limits that may apply. Employees are always 100% vested in any money employees contribute or the Company contributes to the Savings Plan as a matching contribution. All of our executive officers participate in the Savings Plan. Executive officers and other employees who were participants in the former Defined Contribution Retirement Plan now receive the same contributions they would have received under the Defined Contribution Retirement Plan as an additional Company contribution to the Employee Savings Plan. These contributions vest upon completion of three years of service with the Company.

Mr. Greindl is not eligible to participant in our U.S.-based retirement programs. He participates in a retirement plan, called the PPG Swiss BVG/LPP retirement plan, which is available to all other Switzerland-based management employees. The Swiss BVG/LPP retirement plan is a defined contribution retirement plan that accumulates retirement benefits in an account for each participant. Annual contributions are determined based on a participant’s age and are a percentage of annual salary plus bonus. The Company contributes two-thirds of the annual contribution and each participant contributes the remaining one-third. Contributions earn interest at a specified guaranteed rate annually, which was 1.0% applicable to assets up to the legal limit and 0.5% applicable to assets above the legal limit in 2017. The plan provides a retirement benefit when a participant reaches age 65, and a reduced early retirement benefit can begin as early as age 60. The amount of the retirement benefit is determined by the value of the accrued retirement assets in a participant’s account on the participant’s retirement date. The retirement benefit under the plan may be paid in a lump sum or as a life annuity. The plan also provides a life annuity benefit upon disability or death, which is funded by insurance and the amount of which is based on a participant’s current salary plus bonus. Upon death, the plan also provides a life insurance benefit to the surviving spouse, which is paid as a lump sum. The assets in a participant’s account are fully vested, and if a participant leaves the Company before becoming eligible for a benefit under the plan, the amount of accrued retirement assets are transferrable to another retirement plan.

In the U.S., we maintain the Deferred Compensation Plan to allow participants, including each of the U.S.‑based executive officers named in the Summary Compensation Table, to defer a portion of their compensation in a phantom PPG stock account or other phantom investment accounts. The amount deferred earns a return based on the investment options selected by the executive officer. Executive officers may elect to defer up to 50% of their base salary, and up to 100% of any incentive award, TSR share award and restricted stock unit award that the executive officer may be entitled to receive. All dividend equivalents earned on TSR share award grants are deferred into the Deferred Compensation Plan. We also may make certain additional contributions to the executive officer’s account. For example, if the executive officer’s contributions under the Employee Savings Plan are limited due to requirements of the Internal Revenue Code, we will credit such excess contributions to the executive officer’s account under the Deferred Compensation Plan. The executive officer is always fully vested in compensation that he or she elects to have deferred into the plan and any contributions made on behalf of the executive officer related to the Employee Savings Plan. Company contributions are invested proportionally into the investment options chosen by the employee.

2018 Proxy Statement 49

The table below shows the Deferred Compensation Plan’s current investment options and their respective annual rate of return for the year ended December 31, 2017, as reported by the administrator of the plan.

INVESTMENT OPTION	RATE OF RETURN
PPG Stock Account	24.76%
Fidelity Growth Company Fund	36.76%
Fidelity Contrafund	32.26%
Fidelity Spartan US Equity Index Fund	21.72%
Fidelity Intermediate Bond Fund	2.31%
Fidelity Government Money Market	0.51%

The amount owed to executive officers under the Deferred Compensation Plan is an unfunded and unsecured general obligation of PPG. An executive officer receives a distribution of the balance in his or her plan account upon retirement, death, disability, termination of employment, a scheduled payment date, financial hardship (for amounts deferred prior to January 1, 2005) or unforeseeable emergency (for amounts deferred after December 31, 2004). Distributions can be in the form of a lump sum or installments. Payment can commence at the time of separation or, in certain situations, can be deferred until a later point in time. Compensation deferred prior to January 1, 2005 and related earnings are distributed according to the executive officer’s election. Compensation deferred after December 31, 2004 and related earnings are distributed according to the executive officer’s election only in the case of retirement (no earlier than six months following retirement). In the case of disability or termination, the distribution is made in a lump sum on the date that is the later of (i) the first day of the first quarter of a plan year that is six months and ten days following the separation or (ii) January 1 of the year following the separation. In the case of death, a distribution is made to the executive officer’s beneficiary as soon as administratively possible. Distributions from the PPG stock account are in the form of PPG common stock and distributions from all other investment options are in cash.

Non‑Qualified Deferred Compensation Table (2017)

					AGGREGATE
		EXECUTIVE	REGISTRANT	AGGREGATE	WITHDRAWALS/	AGGREGATE
NAME	PLAN(1)	CONTRIBUTIONS ($)(2)	CONTRIBUTIONS ($)(3)	EARNINGS ($)(4)	DISTRIBUTIONS ($)(4)	BALANCE ($)(5)
M. H. McGarry	DCP	$60,622	$69,120	$213,390	$—	$1,238,288
V. J. Morales	DCP	$19,326	$14,379	$29,363	$—	$164,689
F. S. Sklarsky	DCP	$4,666	$47,113	$61,212	$(503,414)	$—
V. R. Sekmakas	DCP	$9,922	$19,095	$309,554	$—	$1,362,554
G. E. Bost II	DCP	$11,242	$16,853	$15,911	$—	$282,419
T. M. Knavish	DCP	$225,937	$14,973	$200,144	$—	$1,107,921
J-M. Greindl	BVP/LPP	$59,512	$118,597	$(25,788)	$—	$1,106,963
(1)	All executives other than Mr. Greindl participate in the Deferred Compensation Plan, or DCP. Mr. Greindl participates in the PPG Swiss BVG/LPP retirement plan, or BVG/LPP.
(2)	The amounts in this column are reported as compensation in the “Salary” and “All Other Compensation” columns of the Summary Compensation Table on page 43.
(3)	The amounts in this column are reported in the “All Other Compensation” column of the Summary Compensation Table on page 43.
(4)	None of the amounts in this column are included as compensation in the Summary Compensation Table on page 43.
(5)

The following aggregate amounts were reported in the Summary Compensation Table on page 43 as 2015 and 2016 compensation, as applicable: Mr. McGarry, $256,654; Mr. Sklarsky, $211,488; Mr. Sekmakas, $125,148; Mr. Bost, $115,679; and Mr. Knavish, $282,062.

50 2018 Proxy Statement

Compensatory Arrangements with Certain Executive Officers

Jean-Marie Greindl.    Jean-Marie Greindl currently serves as PPG’s Senior Vice President, Architectural Coatings and President, PPG EMEA. In November 2010, PPG and Mr. Greindl entered into an employment agreement upon his appointment as Vice President, Automotive Coatings EMEA. This agreement was amended in March 2013 when Mr. Greindl was appointed Vice President, Automotive Coatings EMEA and President PPG EMEA. Pursuant to Mr. Greindl’s employment agreement, as amended, Mr. Greindl was, at that time, entitled to an annual fixed salary of 450,000 Swiss francs (which equated to U.S. $460,904 at December 31, 2017), a target bonus of 50% of base salary and a grant of stock options, PBRSUs and TSR shares valued at 200,000 Swiss francs (which equated to U.S. $204,846 at December 31, 2017). Should Mr. Greindl’s employment be terminated by PPG other than for cause, the agreement provides that he will be entitled to a payment of Euro 1,604,066 (which equated to U.S. $1,924,879 at December 31, 2017). The agreement also provided Mr. Greindl with an installation payment, spousal career transition assistance, and perquisites, comprised of reimbursement of relocation expenses, temporary home rental costs, and schooling costs for Mr. Greindl’s then minor children. Mr. Greindl is also entitled to the use of a Company leased car and payment by PPG of premiums in a monthly gross amount of 200 Swiss francs per month (which equated to U.S. $205 at December 31, 2017) for Mr. Greindl and 50 Swiss francs per month (which equated to U.S. $51 at December 30, 2017) for each of his family members towards participation in PPG’s collective health insurance program for its Switzerland-based employees. In the event that Mr. Greindl is prevented from performing his duties either fully or partially, by no fault of his own due to illness, accident, fulfillment of legal obligations or public office, the agreement entitles Mr. Greindl to continued receipt of 100% of his salary for a maximum of 720 days.

Viktoras R. Sekmakas.    In connection with his departure, PPG and Mr. Sekmakas entered into a Separation Agreement. Under the Separation Agreement, Mr. Sekmakas’ employment with PPG ended on February 28, 2018, and he retired from the Company on March 1, 2018. Pursuant to the Separation Agreement, Mr. Sekmakas will receive a lump-sum separation payment of $641,128 and a lump-sum payment of $448,875 in lieu of his annual bonus for 2017. Mr. Sekmakas’ previously awarded stock options, restricted stock units and total shareholder return contingent shares will vest in accordance with their terms.

2018 Proxy Statement 51

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

The tables below reflect the amount of compensation to each of the executive officers named in the Summary Compensation Table in the event of termination of such executive’s employment under certain circumstances. The amounts shown assume that such termination was effective as of December 31, 2017, and thus includes amounts earned through such time and are estimates of the amounts that would be paid out to the executives upon their termination. The actual amounts to be paid out can only be determined at the time of such executive’s separation from PPG.

For purposes of calculating the estimated potential payments to our officers under the Non‑Qualified Pension Plan, as reflected in the tables below, we have used the same actuarial factors and assumptions used for financial statement reporting purposes and set forth under Note 12 to our Financial Statements for the year ended December 31, 2017, which is located on pages 64 through 73 of our Annual Report on Form 10‑K. However, the amounts reflected in the tables below for the Non‑Qualified Pension Plan are calculated in accordance with the relevant provisions of the Non‑Qualified Pension Plan using the 3.65% discount rate for our U.S. non‑qualified defined benefit pension plan that is used for financial statement reporting purposes.

Potential Payments and Benefits Upon Termination

The first column of each table below sets forth the payments to which the officer would be entitled, other than accrued but unpaid base salary and any benefits payable or provided under broad‑based employee benefit plans and programs, in the event of a termination of the officer’s employment for any reason by PPG or the officer, and assuming such termination occurred prior to, or did not otherwise arise in connection with, a change in control of PPG. The second column of each table reflects payments that would be due in the event of the officer’s termination of employment due to death prior to a change in control of PPG. In any of these events, we are not obligated to provide other health or welfare benefits or any special severance payments, accelerated vesting of equity compensation or tax gross‑ups to the officers.

Change in Control
Voluntary or Involuntary Termination (2017)

	VOLUNTARY OR
	INVOLUNTARY
	TERMINATION		DEATH
M. H. McGarry
Non-Qualified Pension	$—	(1)	$10,985,477	(2)
Financial Counseling	11,720		—
Total	$11,720		$10,985,477
V. J. Morales
Non-Qualified Pension	$1,854,058	(3)	$857,502	(4)
Total	$1,854,058		$857,502
G. E. Bost II
Non-Qualified Pension	$—	(1)	$4,031,308	(2)
Financial Counseling	10,552		—
Total	$10,552		$4,031,308
T. M. Knavish
Non-Qualified Pension	$2,292,619	(3)	$1,094,644	(4)
Total	$2,292,619		$1,094,644
J-M. Greindl
Severance	$1,924,879	(5)	$—
Swiss BVG/LPP	—		3,899,244	(6)
Total	$1,924,879		$3,899,244
(1)

This officer is eligible to commence a retirement benefit under the Non‑Qualified Pension Plan based on the officer’s age and years of service as of December 31, 2017 upon any termination of the officer’s employment. The estimated lump‑sum

52 2018 Proxy Statement

present value under the Non‑Qualified Pension Plan to which this officer would be entitled is presented in the Pension Benefits Table, which is located on page 47.
(2)

This officer’s beneficiary is eligible to commence a beneficiary retirement benefit under the Non‑Qualified Pension Plan based on the officer’s age and years of service as of December 31, 2017 upon the officer’s termination of employment due to death. The amount reflected in this column for this officer is not a present value amount, but the estimated aggregate payments over the lifetime of the eligible beneficiary of the officer, assuming payments commenced following the officer’s termination of employment as a result of death on December 31, 2017.

(3)

This officer is not eligible to commence a retirement benefit under the Non‑Qualified Pension Plan, based on the officer’s age and years of service as of December 31, 2017, until the officer reaches earliest retirement age, as defined under the Non‑Qualified Pension Plan. The amount reflected under “Non‑Qualified Pension” in the table for this officer is not a present value amount, but the estimated aggregate payments over the officer’s lifetime, assuming the officer terminated employment with PPG on December 31, 2017 and payments commenced upon the date that the officer attains the earliest eligible retirement age provided under the Non‑Qualified Pension Plan.

(4)

This officer’s beneficiary is not eligible to commence a beneficiary retirement benefit under the Non‑Qualified Pension Plan, based on the officer’s age and years of service as of December 31, 2017, until the date the officer would have reached earliest retirement age, as defined under the Non‑Qualified Pension Plan. The amount reflected under “Non‑Qualified Pension” in the table for this officer is not a present value amount, but the estimated aggregate payments over the lifetime of the eligible beneficiary of the officer, assuming the officer’s employment terminated due to death on December 31, 2017 and payments commenced upon the date that the officer would have attained the earliest eligible retirement age provided under the Non‑Qualified Pension Plan.

(5)	Pursuant to his employment agreement, Mr. Greindl’s severance is only payable if he is terminated by the Company without cause.
(6)

The amount reflected under PPG Swiss BVG/LPP Death Benefits in the table for this officer is not a present value amount, but the sum of (i) the estimated aggregated payments of the surviving spouse benefit over the lifetime of the eligible spouse of the officer, assuming payments commenced following the officer’s termination of employment as a result of death on December 31, 2017 and (ii) the additional death benefit payable in a lump sum as a life insurance benefit under the plan. These amounts are payable only if the officer’s death occurs prior to retirement, and based on the officer’s salary and are funded by insurance policies.

Potential Payments and Benefits Upon Termination Following, or in Connection with, a Change in Control of PPG

We have entered into change in control agreements with our executive officers named in the Summary Compensation Table and with certain other officers. The change in control agreements have three‑year terms, which terms are automatically extended for one year upon each anniversary unless a notice not to extend is given by PPG. If a “change in control” occurs during the term of an agreement, then the agreement becomes operative for a fixed three‑year period. The agreements provide generally that the officer’s terms and conditions of employment (including position, location, compensation and benefits) will not be adversely changed during the three‑year period after a change in control of PPG. The change in control agreements also contain confidentiality provisions prohibiting the officer from divulging or communicating, without our prior consent or except as required by law, any confidential information, knowledge or data relating to PPG or its business during the officer’s employment and at all times thereafter. In 2007, 2010, 2012 and 2013, the Officers—Directors Compensation Committee approved certain changes to our change in control agreements, which are described under “Changes to Form of Change in Control Agreement” on page 55.

Termination For Cause or Other Than For Good Reason.  Under the change in control agreements, in the event of an officer’s termination of employment by PPG for cause or by the officer other than for good reason during the three‑year period following a change in control, the officer will receive payment only of his or her accrued but unpaid base salary and any benefits payable or provided under broad‑based employee benefit plans and programs.

Termination Without Cause or For Good Reason.  If PPG terminates the officer’s employment (other than for cause, death or disability) or the officer terminates his or her employment for good reason during the three‑year period

2018 Proxy Statement 53

following a change in control, and upon certain terminations prior to a change in control or in connection with or in anticipation of a change in control, the officer is generally entitled to receive the following payments and benefits:

•

a pro‑rata bonus for the year of the date of termination based on the officer’s highest annual bonus during the three years prior to the change in control or the annual bonus for the most recent fiscal year after the change in control, whichever is higher (such higher amount referred to herein as the “highest annual bonus”);

•	three times the officer’s annual base salary;
•	three times the officer’s highest annual bonus;
•

a lump‑sum payment having an actuarial present value equal to the additional pension benefits the officer would have received if he or she had continued to be employed by PPG for an additional three years for purposes of both age and service credit, assuming the officer’s compensation for each such additional year is equal to his or her annual base salary prior to the change in control (or any higher salary thereafter) and his or her annual bonus is at least equal to the officer’s highest annual bonus during the three years prior to the change in control (the “Pension Differential”);

•

a lump‑sum payment equal to the present value of any employer contributions the executive would have received or accrued under PPG’s defined contribution retirement plans and arrangements (whether qualified or non‑qualified) in which the executive participates if the executive’s employment continued for an additional three years in respect of retirement benefits provided in the form of a defined contribution retirement plan, program or arrangement, but excluding any salary or pay deferral contributions to such plans or arrangements that are deemed to be employer contributions under applicable law;

•	continued medical, dental and life insurance benefits for three years and continued age and service credit for purposes of determining the officer’s eligibility for retiree medical benefits;
•	continued payment of financial counseling expenses for the officer for three years; and
•	a payment in an amount sufficient to make the officer whole for any excise tax on excess parachute payments imposed under Section 4999 of the Internal Revenue Code.

The table below sets forth the amounts each executive officer named in the Summary Compensation Table would be entitled to receive, other than accrued but unpaid base salary and any benefits payable or provided under broad‑based employee benefit plans and programs, in the event of a termination of the executive officer’s employment by PPG without cause or by the executive officer for good reason following or in connection with a change in control of PPG.

For purposes of calculating the estimated potential payment to such executive officers with respect to the Pension Differential under the change in control agreements, as reflected in the table below, we have used the same actuarial factors and assumptions used for financial statement reporting purposes and set forth under Note 12 to our Financial Statements for the year ended December 31, 2017, which is located on pages 64 through 73 of our Annual Report on Form 10‑K, including a discount rate of 3.75% for Retirement Plan C and 3.65% for our U.S. non‑qualified defined benefit pension plan and assuming a lump‑sum payment of the Pension Differential.

Termination During the 30‑Day Window Period.  Under certain of our change in control agreements, if an officer terminates his or her employment for any reason during a 30‑day window period following the first anniversary of the change in control, the officer will be entitled to the payments and benefits described above, except that the multiplier of three referenced above would be two for purposes of all payments and benefits for which the multiplier is relevant.

Definitions.  For purposes of the agreements, the terms set forth below generally have the meanings described below.

“Change in Control” generally includes the occurrence of any of the following events or circumstances:

(i)

the acquisition of 20% or more of the outstanding shares of PPG or the voting power of the outstanding voting securities of PPG, other than any acquisition from or by PPG or any PPG‑sponsored employee benefit plan;

(ii)

a change in our Board’s composition such that a majority of the Board’s members does not include those who were members at the date of the agreement or members whose election or nomination was approved by a majority of directors who were on the Board at the date of the agreement;

(iii)

shareholder approval of a reorganization, merger or consolidation or sale of substantially all of the assets of PPG, unless following such transaction PPG’s historic shareholders retain at least 60% ownership of the surviving entity,

54 2018 Proxy Statement

no shareholder acquires a 20% or more ownership interest in the surviving entity and a majority of the surviving entity’s board of directors were members of our Board at the time such transaction was approved;

(iv)	shareholder approval of a dissolution or liquidation of PPG; or
(v)	a determination by a majority of our Board that a change in control has occurred.

“Cause” generally means (i) the willful and continued failure of the officer to perform his or her duties; or (ii) the willful engaging by the officer in illegal conduct or gross misconduct that is materially and demonstrably injurious to PPG.

“Good reason” generally means (i) the assignment of duties inconsistent with the officer’s position, authority, duties or responsibilities in effect at the time of the change in control, or any other action resulting in a diminution in such position, authority, duties or responsibilities, other than isolated and inadvertent action not taken in bad faith that is remedied promptly; (ii) failure to provide the employment compensation and benefits required under the change in control agreement, other than an isolated and inadvertent failure not occurring in bad faith that is remedied promptly; or (iii) a relocation or substantial change in the officer’s workplace or the company’s requiring the officer to travel on company business to a substantially greater extent than required immediately prior to the change in control.

Changes to Form of Change in Control Agreement.  The Officers—Directors Compensation Committee has made modifications to the form of change in control agreement for officers in response to current trends in executive compensation and to a shareholder proposal that was supported by shareholders at the 2007 annual meeting of shareholders. PPG began entering into the revised agreements in 2008 with certain newly hired or promoted officers.

Key revisions to the change in control agreement in 2007 included:

•	Modification of the definition of “change in control” to require “consummation” of a reorganization, merger or consolidation or sale of substantially all of the assets of PPG.
•

Modification of the definition of “compensation” to include “target” bonus instead of the “highest” bonus over the last three years. This change affects the cash payment and the Pension Differential calculation.

•	Modification of certain termination provisions, including elimination of the window period termination.
•

Modification of the excise tax and gross‑up provision to replace the full gross up with a “conditional” gross up, which provides for a reduction in change in control payments if such payments trigger an excise tax by a limited amount.

•	Elimination of the provisions providing for the payment of financial counseling and legal expenses.

In 2010, 2012 and 2013, the Officers—Directors Compensation Committee made additional modifications to the form of change in control agreement for officers in response to current trends in executive compensation. The key revisions to the change in control agreement for 2010 were to eliminate the excise tax gross‑up entirely and include a “conditional” payment limitation, which provides for a reduction in change of control payments if such payments would trigger an excise tax, unless a larger amount would be received on an after‑tax basis without a payment reduction. The key revisions made in 2012 were to change the definition of Retirement and the associated benefits related to retirement to ensure that all applicable provisions are applied properly for executives who only participated in the former PPG Defined Contribution Retirement Plan and non‑U.S. executives who do not participate in either Retirement Plan C or the former Defined Contribution Retirement Plan. The key revision made in 2013 was to eliminate potential double payments under other PPG severance provisions or statutory requirements and the change in control agreement.

2018 Proxy Statement 55

Change in Control
Involuntary or Good Reason Termination (2017)

	INVOLUNTARY OR
	GOOD REASON
	TERMINATION
M. H. McGarry
Financial Counseling	$38,049
Lump Sum Payment
Base Salary	3,675,000
Bonus	6,300,000
Pension Differential
Health & Welfare Benefits	45,559
Accelerated Vesting of LTI	17,159,793
Excise Tax and Gross-up
Total	$27,218,401	(1)
V. J. Morales
Non-Qualified Pension		$(2)
Lump Sum Payment
Base Salary	1,500,000
Bonus	1,350,000
Pension Differential
Health & Welfare Benefits	53,956
Retiree Medical Benefits	261,500	(3)
Accelerated Vesting of LTI	1,047,308
Total	$4,212,764
G. E. Bost II
Financial Counseling	$34,159
Lump Sum Payment
Base Salary	1,695,000
Bonus	2,340,000
Pension Differential
Health & Welfare Benefits	45,559
Accelerated Vesting of LTI	2,398,436
Total	$6,513,154	(1)
T. M. Knavish
Non-Qualified Pension		$(2)
Lump Sum Payment
Base Salary	1,500,000
Bonus	1,050,000
Pension Differential
Health & Welfare Benefits	62,696
Retiree Medical Benefits	260,326	(3)
Accelerated Vesting of LTI	1,078,744
Total	$3,951,766
J-M. Greindl
Lump Sum Payment
Base Salary	$1,643,889
Bonus	986,333
Health & Welfare Benefits	112,184
Accelerated Vesting of LTI	1,203,918
Total	$3,946,324
(1)

This officer is eligible to commence a retirement benefit under the Non‑Qualified Pension Plan based on the officer’s age and years of service as of December 31, 2017 upon any termination of the officer’s employment. The estimated lump‑sum present value under the Non‑Qualified Pension Plan to which this officer would be entitled is presented in the Pension Benefits Table, which is located on page 47.

(2)

This officer is not eligible to commence a retirement benefit under the Non‑Qualified Pension Plan, based on the officer’s age and years of service as of December 31, 2017, until the officer reaches earliest retirement age, as defined under the Non‑Qualified Pension Plan.

56 2018 Proxy Statement

The amount reflected in the table for this officer is not a present value amount, but the estimated aggregate payments over the officer’s lifetime, assuming the officer terminated employment with PPG on December 31, 2017 and payments commenced upon the date that the officer attains the earliest eligible retirement age provided under the Non‑Qualified Pension Plan.

(3)

This officer is not retirement eligible as of December 31, 2017 and thereby not entitled to receive retiree health and welfare benefits. The amount reflected in the table for this officer is a present value amount for retiree medical benefits of the officer and his beneficiary based on their expected life.

Equity Acceleration

In the event of a change in control of PPG, the Company stock plans and award agreements entered into prior to 2009 provide that the participant will be entitled to full vesting acceleration of his or her unvested stock options, TSR awards and restricted stock units. For award agreements entered into in 2009 and thereafter, in the event of a change in control of PPG, an executive must be terminated (or have a substantial diminution of job duties) to be entitled to full vesting acceleration of unvested stock options, TSR awards and restricted stock units. The table below reflects the calculation of the aggregate dollar values related to acceleration of vesting of the incentive equity awards held by the executive officers named in the Summary Compensation Table in the event of a termination following a change in control, and the total is reflected in the “Accelerated Vesting of LTI” row for each officer in the table above on page 56. The stock option value was calculated by multiplying the number of unvested shares by the difference between the grant price and the closing stock price on December 29, 2017 ($116.82). If any stock options were underwater as of December 31, 2017, no value was assigned to such options. The TSR share and restricted stock unit value was calculated by multiplying the target number of unvested shares by the closing stock price on December 29, 2017, except as otherwise noted.

Change in Control
Accelerated Vesting of Outstanding Equity (2017)

				TOTAL SHAREHOLDER RETURN
		RESTRICTED STOCK UNITS		SHARES
		2016 - 2018	2017 - 2019	2016 - 2018	2017 - 2019
	STOCK	PERFORMANCE	PERFORMANCE	PERFORMANCE	PERFORMANCE
EXECUTIVE	OPTIONS ($)	PERIOD ($)(1)	PERIOD ($)(1)	PERIOD ($)(2)	PERIOD ($)(2)	TOTAL ($)
M. H. McGarry	8,256,551	2,959,985	3,045,965	1,139,205	1,758,087	17,159,793
V. J. Morales	392,669	114,484	306,653	46,137	187,365	1,047,308
G. E. Bost II	822,428	536,788	528,026	206,486	304,708	2,398,436
T. M. Knavish	342,666	205,019	284,340	82,623	164,096	1,078,744
J-M. Greindl	652,161	164,132	203,851	66,145	117,629	1,203,918
(1)	The PBRSUs for the 2016 ‑ 2018 performance period reflect an estimated payout of 100%. The PBRSUs for the 2017 ‑ 2019 performance period reflect an estimated payout of 100%.
(2)	The TSRs for the 2016 ‑ 2018 performance period reflect an estimated payout of 40.3%. The TSRs for the 2017 ‑ 2019 performance period reflect an estimated payout of 61.1%.

2018 Proxy Statement 57

PAY RATIO

Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 requires most companies with publicly traded stock in the United States to identify the median total compensation of their worldwide employee population (other than the chief executive officer) and to compare that amount with the total compensation of their chief executive officer. Total compensation amounts are required to be calculated using the SEC’s compensation disclosure rules applicable to reporting compensation in the Summary Compensation Table of the proxy statement. Median employee compensation used to calculate the pay ratio is required to be the total compensation paid to an actual employee of the company. We identified our median employee using our total employee population as of October 1, 2017 by applying a consistently applied compensation measure across our global employee population. For our consistently applied compensation measure, we used annual base salary. We used an annual base salary as our consistently applied compensation measure as it represents the primary compensation component paid to all of our employees. As a result, annual base salary provides an accurate depiction of total earnings for the purpose of identifying our median employee. We then calculated the median employee’s total annual compensation in accordance with the requirements of the Summary Compensation Table. We did not use any material estimates, assumptions, adjustments or statistical sampling to determine the worldwide median employee.

Our median employee’s 2017 compensation was $               . Our Chief Executive Officer’s total 2017 compensation was $               as reported in the Summary Compensation Table on page 43. Accordingly, our 2017 CEO to Median Employee Pay Ratio was               . Each individual’s total annual compensation can be comprised of different compensation elements and is dependent on where the individual works globally.

Please keep in mind that under the SEC’s rules and guidance, there are numerous ways to determine the compensation of a company’s median employee, including the employee population sampled, the elements of pay and benefits used, any assumptions made and the use of statistical sampling. In addition, no two companies have identical employee populations or compensation programs, and pay, benefits and retirement plans differ by country even within the same company. As such, our pay ratio may not be comparable to the pay ratio reported by other companies.

58 2018 Proxy Statement

PROPOSAL 2: Advisory Vote on Approval of the Compensation of the Named Executive Officers

Section 14A of the Securities Exchange Act of 1934, as amended, requires that we include in this Proxy Statement a non‑binding, advisory shareholder vote on our executive compensation as described in this Proxy Statement (commonly referred to as “say‑on‑pay”). Based upon the vote of our shareholders at the 2011 and 2017 annual meetings and the Board’s recommendation, PPG has provided this advisory vote on an annual basis.

We encourage shareholders to review the section of this Proxy Statement relating to executive compensation on pages 25 through 57. Executive compensation is based on our pay‑for‑performance philosophy, which emphasizes executive performance measures that correlate closely with the achievement of both shorter‑term performance objectives and longer‑term shareholder value. To this end, a substantial portion of our executives’ annual and long‑term compensation is performance‑based, with the payment being contingent on the achievement of performance goals. We believe our program strikes the appropriate balance between utilizing responsible, measured pay practices and effectively incentivizing our executives to dedicate themselves fully to value creation for our shareholders. This balance is evidenced by the following:

•

In 2017, the Company delivered strong financial performance through a sharp focus on cost management and sales volume growth despite repeated disruptions to the coatings industry supply chain that resulted in significant coatings raw material inflation. Total net sales from continuing operations for 2017 were approximately $14.8 billion, up more than 3% compared to 2016, including favorable foreign currency translation of less than 1%. The Company’s 2017 full-year reported net income from continuing operations was $1.4 billion, or $5.32 per diluted share, versus $547 million, or $2.05 per diluted share, in 2016. Adjusted net income from continuing operations for 2017 was $1.51 billion, which was consistent with 2016. Full-year adjusted earnings-per-diluted share from continuing operations was $5.87, up nearly 4% year-over-year.

•	In July, the Company raised the per‑share dividend by 13%—paying approximately $435 million in dividends in 2017. The Company also repurchased approximately $815 million of stock in 2017.
•	In 2017, the Company completed several acquisitions, increasing both geographic and product scope. In addition, the Company divested its North American fiber glass business.

The following charts contain adjusted earnings‑per‑diluted share from continuing operations, net sales from continuing operations and adjusted net income from continuing operations as used for determining the compensation of our executive officers for each of the last five fiscal years:

Adjusted earnings‑per‑diluted share from continuing operations and adjusted net income from continuing operations are not recognized financial measures determined in accordance with U.S. generally accepted accounting principles (U.S. GAAP) and should not be considered a substitute for earnings‑per‑diluted share or net income or other financial measures as computed in accordance with U.S. GAAP. PPG’s management considers this information useful in providing insight into the company’s ongoing operating performance because it excludes the impact of items that cannot reasonably be expected to recur on a quarterly basis or that are not attributable to our primary operations. A Regulation G reconciliation of adjusted earnings‑per‑diluted share from continuing operations and adjusted net income

2018 Proxy Statement 59

from continuing operations to reported earnings‑per‑diluted share from continuing operations and net income from continuing operations is included in Annex A to this Proxy Statement.

•

Although we had strong performance in 2017, we did not achieve our adjusted earnings-per-diluted share target or our sales volume/mix growth target. As a result, annual incentive awards were paid to executive officers ranged from 84% to 111% of target. Our total shareholder return over the past three years when measured against the S&P 500 was in the 31st percentile resulting in the payment of long‑term TSR share awards at 33.8% of target.

•

Between 61% and 88% of the named executive officers’ target total direct compensation opportunity for 2017 was in the form of performance‑based variable compensation and long‑term incentives motivating them to deliver strong business performance and create shareholder value.

•

Base salary and annual incentive targets for our executive officers are established annually to maintain parity with the competitive market for executives in comparable positions. Target total annual compensation for each position is set at or near the market median.

•

PPG’s compensation programs are reviewed annually to identify any inherent material risks to PPG created by these programs. Based on the results of the 2017 review, we concluded that the design of our compensation programs does not encourage our employees to take unnecessary or excessive risks that could harm the long‑term value of PPG.

•

At the 2017 annual meeting, we held a shareholder advisory vote on the compensation of our named executive officers, commonly referred to as a say‑on‑pay vote. Our shareholders overwhelmingly approved the compensation of our named executive officers, with approximately 95% of shareholder votes cast in favor of our 2017 say‑on‑pay resolution. Following its review of this vote, the Officers—Directors Compensation Committee recommended to the full Board that we retain our general approach to executive compensation, with an emphasis on short‑ and long‑term incentive compensation that rewards our executive officers when they deliver value for our shareholders. Consistent with this philosophy:

•

Our performance metrics are focused on increasing shareholder value and are tied to measures impacting both shorter‑term and longer‑term performance. Shorter‑term performance metrics include adjusted earnings‑per‑diluted share from continuing operations, cash flow from operating activities–continuing operations, pre‑tax, pre‑interest income, working capital reduction, and sales volume/mix growth. Longer‑term performance metrics include total shareholder return, adjusted earnings‑per‑diluted share growth, cash flow return on capital and stock price appreciation.

•

Payment of long‑term incentive awards is based solely on Company performance. We have three‑year award and payout cycles for both performance‑based restricted stock units, or PBRSUs, and total shareholder return shares, or TSR shares. We also have three‑year vesting for stock options.

•	We provide very limited perquisites to our executive officers.
•

Our officers are subject to stock ownership requirements. Our Chief Executive Officer must own shares of PPG common stock with a value of six times his base salary, and the other executive officers must own shares of PPG common stock with a value of three times his or her salary. Officers are expected to meet these ownership requirements within five years of election. Those officers who have not yet met this requirement are paid 20% of their annual incentive in PPG stock, which is restricted from sale for a period of two to five years. In addition, for officers who have been subject to the policy for more than five years at their current requirement level and have not met the ownership requirement, 100% of the vested shares delivered from the PBRSU award and TSR share award must be held by the officer for a minimum of one year and until the requirement is met. All executive officers named in the Summary Compensation Table have met their ownership requirement, except for Mr. Morales, who was promoted to his new role during 2017 and is within his five-year compliance period and Mr. Sklarsky, who joined the Company in April 2013 and was within his five‑year compliance period at the time of his retirement.

•

Our officers may not engage in transactions that are contrary to the interests of shareholders, such as “short sales,” “short sales against the box,” “put” and “call” options and hedging transactions designed to minimize an executive’s risk inherent in owning PPG stock. In addition, officers may not hold PPG stock in a margin account and may not pledge PPG stock as collateral for a loan.

•	Executive officers are subject to a “clawback” policy that is designed to recoup incentive compensation when a financial restatement occurs and certain other conditions exist.

60 2018 Proxy Statement

•	We do not provide tax gross‑ups on perquisites to our named executive officers.

Accordingly, you are asked to vote on the following resolution:

RESOLVED:  The Board strongly endorses the Company’s executive compensation program and recommends that the shareholders vote in favor of the following resolution: that the shareholders approve the compensation of the Company’s named executive officers as described in this Proxy Statement on pages 25 through 57 and disclosed in accordance with rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis and the tabular and narrative disclosure contained therein.

Because the vote is advisory, it will not be binding upon the Board or the Officers—Directors Compensation Committee, and neither the Board nor the Officers—Directors Compensation Committee will be required to take any action as a result of the outcome of the vote on this proposal. However, the Officers—Directors Compensation Committee will carefully consider the outcome of the vote when considering future executive compensation programs.

Vote Required

Adoption of the resolution approving the compensation of the Company’s named executive officers will require the affirmative vote of more than one‑half of the shares present, either in person or by proxy, and entitled to vote and voting (excluding abstentions) at the Annual Meeting.

THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE APPROVAL OF THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS AS DESCRIBED IN THIS PROXY STATEMENT.

2018 Proxy Statement 61

PROPOSAL 3: Proposal to Amend the Articles of Incorporation to Provide for the Annual Election of Directors

PPG’s Board of Directors has unanimously approved and is recommending that shareholders approve an amendment to PPG’s Restated Articles of Incorporation, as amended, to provide for the phased-in elimination of the classified board of directors structure and the annual election of directors. At PPG’s 2012 and 2013 annual meetings of shareholders, PPG presented this same proposal for approval by the Company’s shareholders. In 2012 and 2013, the proposal received the affirmative vote of approximately 99% of the votes cast, but only approximately 67% and 68%, respectively, of the outstanding shares of the Company’s common stock. Since PPG’s Articles of Incorporation require the affirmative vote of at least 80% of the shares of the Company’s outstanding common stock to approve a proposal to amend the Articles of Incorporation to declassify the Board, the proposals failed to receive the required vote. For the reasons discussed below, the Board of Directors has resolved to present this proposal to the Company’s shareholders again at this year’s Annual Meeting.

In its review of our classified board structure, the Board carefully considered the advantages and disadvantages of maintaining a classified board structure. In favor of declassification, the Board noted that declassification would allow our shareholders to evaluate all directors annually and would support the maintenance of corporate governance best practices. The Board also considered that many U.S. public companies have eliminated their classified board structures in recent years in favor of annual elections and that many investors now consider the election of directors to be the primary means for shareholders to influence corporate governance policies and to increase a board’s accountability. In favor of retaining the classified board structure, the Board considered the benefits the Company has received from its classified board, including promoting a long-term perspective on the part of the directors, board continuity and stability and protection against coercive takeover tactics and threats by activist investors.

The Nominating and Governance Committee regularly considers and evaluates a broad range of corporate governance issues affecting PPG and takes into consideration feedback we receive from our shareholders. For example, PPG’s 2012 and 2013 management proposals to eliminate our classified board structure were prompted by shareholder proposals asking PPG to take this step. Similarly, PPG responded to Mr. John Chevedden’s 2013 and 2015 proposals asking PPG to eliminate the supermajority voting provisions in our Articles of Incorporation and Bylaws by placing management proposals supporting the elimination of these provisions in our 2013 and 2015 annual meeting proxy statements. By placing the weight of management behind these proposals, these proposals were more likely to achieve a successful vote than had the Board decided only to include the shareholder proposals in our proxy statements. For this Annual Meeting, PPG received a shareholder proposal from Mr. Chevedden requesting that PPG eliminate its classified board structure.

After carefully weighing these considerations, including the receipt of a shareholder proposal on this topic and the votes received on this proposal at PPG’s 2012 and 2013 annual meetings, the Board concluded that the annual election of all directors will both enhance our corporate governance practices and be an effective way to maintain and enhance the accountability of the Board. Accordingly, the Board, upon recommendation of the Nominating and Governance Committee, has unanimously determined that it is in the best interests of the Company to eliminate the classified board structure.

PPG’s Articles of Incorporation currently provide that the Board shall be divided into three classes as nearly equal in number as possible with members of each class serving for three-year terms. If this proposal is approved, all directors will be elected annually beginning at the 2021 annual meeting. The directors to be elected at the 2018 Annual Meeting will be elected to serve a full three-year term. The directors to be elected at the 2019 annual meeting will be elected to serve a two-year term. The directors to be elected at the 2020 annual meeting will be elected to serve a one-year term. At the 2021 annual meeting and at each meeting of shareholders thereafter, all directors will be elected annually. Because the declassification process discussed in this proposal would not be complete until the 2021 annual meeting, it would not operate to shorten the upcoming term of any of our directors nominated for election at the 2018 Annual Meeting, ensuring a smooth transition to annual elections of all of our directors. All directors elected to fill vacancies will hold office for a term expiring at the annual meeting at which the term of the class to which they have been elected expires. The complete text of the proposed amendment of the Articles of Incorporation is set forth in Annex B to this Proxy Statement.

62 2018 Proxy Statement

Vote Required

The affirmative vote of the holders of at least 80% of the shares of the Company’s outstanding common stock entitled to vote (including abstentions) at the Annual Meeting will be required for approval of this proposal. If approved, the amendment of the Articles of Incorporation will become effective upon its filing with the Secretary of the Commonwealth of Pennsylvania, which we intend to do following the Annual Meeting. If the proposal is approved, the Board will make conforming amendments to our Bylaws. If this proposal is not approved, the Board will remain classified.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE AMENDMENT OF THE ARTICLES OF INCORPORATION TO PROVIDE FOR THE ANNUAL ELECTION OF DIRECTORS.

2018 Proxy Statement 63

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Service Fees Paid to the Independent Registered Public Accounting Firm

During 2016 and 2017, we retained PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm. In 2016 and 2017, PricewaterhouseCoopers LLP provided services in the following categories and amounts:

	MILLIONS OF DOLLARS
	2017	2016
Audit fees(1)	$8.6	$8.5
Audit-related fees(2)	$1.4	$1.4
Tax fees(3)	$2.9	$2.2
All other fees	$—	$—
Total All Fees	$12.9	$12.1
(1)

Fees related to the audit of the consolidated financial statements and internal control over financial reporting pursuant to Section 404 of the Sarbanes‑Oxley Act of 2002, comfort letters, statutory and regulatory audits, consents, quarterly reviews and consultations concerning financial accounting and reporting standards arising during the audits.

(2)	Fees related to non-recurrent projects primarily related to acquisitions and divestitures.
(3)	Fees related to tax compliance, planning and advice.

The majority of services performed by PricewaterhouseCoopers LLP in 2017 were pre‑approved in accordance with the Audit Committee pre‑approval policy and procedures adopted at its February 15, 2017 meeting. Additional services were approved during the year as needed, in accordance with this policy. In so doing, the committee determined that the provision of these services is compatible with maintaining the principal accountant’s independence. In 2017, no services (which pursuant to Securities and Exchange Commission regulations were considered de minimis) were provided by PricewaterhouseCoopers LLP that were approved by the committee after such services were performed.

Audit Committee Pre‑approval Policy

The pre‑approval policy describes the permitted audit, audit‑related, tax and other services that PricewaterhouseCoopers LLP may perform and lists a range of fees for these services (referred to as the Service List). The service and fee ranges listed in the pre‑approval policy are pre‑approved by the Audit Committee. If a type of service to be provided by PricewaterhouseCoopers LLP is not included in the Service List, the committee must specifically pre‑approve it. Normally, pre‑approval is provided at regularly scheduled meetings. However, the authority to pre‑approve engagements has been delegated to the committee chair to accommodate time sensitive service proposals. Any pre‑approval decisions made by the chair must be communicated to the full committee at the next scheduled meeting.

64 2018 Proxy Statement

PROPOSAL 4: Ratification of Independent Registered Public Accounting Firm

The Audit Committee of the Board of Directors has appointed PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2018. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting and, while they do not plan to make a statement (although they will have the opportunity if they desire to do so), they will be available to respond to appropriate questions from shareholders.

It is intended that the shares represented by each proxy will be voted, in the discretion of the persons appointed as proxies, FOR the ratification. If the selection of PricewaterhouseCoopers LLP is not ratified, the Audit Committee will reconsider the appointment of the Company’s independent registered public accounting firm. Even if the selection of PricewaterhouseCoopers LLP is ratified by our shareholders, the Audit Committee in its discretion could decide to terminate the engagement of PricewaterhouseCoopers LLP and engage another firm if the committee determines such action to be necessary or desirable.

Vote Required

The ratification of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2018 will require the affirmative vote of more than one‑half of the shares present, either in person or by proxy, and entitled to vote and voting (excluding abstentions) at the Annual Meeting.

THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE RATIFICATION OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2018.

2018 Proxy Statement 65

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of December 31, 2017, regarding the number of shares of PPG common stock that may be issued under PPG’s equity compensation plans:

NUMBER OF SECURITIES
REMAINING AVAILABLE FOR
FUTURE ISSUANCE
	NUMBER OF SECURITIES	WEIGHTED-AVERAGE	UNDER EQUITY
	TO BE ISSUED UPON EXERCISE	EXERCISE PRICE OF	COMPENSATION PLANS
	OF OUTSTANDING OPTIONS,	OUTSTANDING OPTIONS,	(EXCLUDING SECURITIES
	WARRANTS AND RIGHTS	WARRANTS AND RIGHTS	REFLECTED IN COLUMN (A))
PLAN CATEGORY	(A)	(B)	(C)(2)
Equity compensation plans approved by security holders(1)	4,043,833	$83.84	12,667,948
Equity compensation plans not approved by security holders(3)	—	$—	—
Total	4,043,833	$83.84	12,667,948
(1)	All securities were granted under the PPG Industries, Inc. Amended and Restated Omnibus Incentive Plan.
(2)

Represents securities remaining available for future issuance under the PPG Industries, Inc. Amended and Restated Omnibus Incentive Plan and includes 256,587 securities that represent the incremental increase above target for a maximum payout.

(3)

Excluded from the information presented here are common stock equivalents held under the PPG Industries, Inc. Deferred Compensation Plan and the PPG Industries, Inc. Deferred Compensation Plan for Directors, neither of which are equity compensation plans. As supplemental information, there were 730,513 common stock equivalents held under such plans as of December 31, 2017.

66 2018 Proxy Statement

BENEFICIAL OWNERSHIP

Beneficial Ownership Tables

As of the close of business on the record date, February 16, 2018, there were outstanding            shares of PPG common stock, par value $1.66⅔ per share. Set forth below is certain information concerning the beneficial owners of more than 5% of PPG’s outstanding shares:

	NUMBER OF SHARES		PERCENT OF
NAME AND ADDRESS OF BENEFICIAL OWNER	BENEFICIALLY OWNED		SHARES OUTSTANDING
BlackRock, Inc.	14,943,714	(1)	5.9%
and/or certain other entities
55 East 52nd Street
New York, NY 10055
Massachusetts Financial Services Company	19,140,541	(2)	7.5%
and/or certain other entities
111 Huntington Avenue
Boston, MA 02199
The Vanguard Group, Inc.	20,190,284	(3)	7.9%
and/or certain other entities
100 Vanguard Boulevard
Malvern, PA 19355
(1)

Based solely on a Schedule 13G/A filed with the Securities and Exchange Commission on February 8, 2018, BlackRock, Inc. and/or certain affiliated entities reported aggregate beneficial ownership of 14,943,714 shares of PPG common stock as of December 31, 2017. Blackrock, Inc. reported that it possessed sole voting power over 12,574,629 shares and sole dispositive power over all of such shares. BlackRock, Inc. also reported that it did not possess shared voting or shared dispositive power over any shares beneficially owned.

(2)

Based solely on a Schedule 13G/A filed with the Securities and Exchange Commission on February 9, 2018 Massachusetts Financial Services Company (“MFS”) and/or certain affiliated entities reported aggregate beneficial ownership of 19,140,541 shares of PPG common stock as of December 31, 2017. MFS reported that it possessed sole voting power over 17,557,257 shares and sole dispositive power over all of such shares. MFS also reported that it did not possess shared voting or shared dispositive power over any shares beneficially owned.

(3)

Based solely on a Schedule 13G/A filed with the Securities and Exchange Commission on February 9, 2018. The Vanguard Group and/or certain affiliated entities reported aggregate beneficial ownership of 20,190,284 shares of PPG common stock as of December 31, 2017. The Vanguard Group reported that it possessed sole voting power over 367,294 shares, sole dispositive power over 19,776,594 shares, shared dispositive power over 413,690 shares and shared voting power over 58,411 shares.

2018 Proxy Statement 67

The following table sets forth all shares of PPG common stock beneficially owned, as of February 16, 2018, by each director and executive officer named in the Summary Compensation Table, as well as all directors and all executive officers of the Company as a group.

	SHARES OF BENEFICIALLY OWNED COMMON STOCK
	AND COMMON STOCK EQUIVALENTS(1)
	BENEFICIALLY OWNED	COMMON STOCK
NAME OF BENEFICIAL OWNER	COMMON STOCK(2)	EQUIVALENTS(3)	TOTAL(4)
Stephen F. Angel	1,000	23,909	24,909
James G. Berges	12,794	35,490	48,284
John V. Faraci	200	11,867	12,067
Hugh Grant	1,000	63,583	64,583
Victoria F. Haynes	674	40,482	41,156
Melanie L. Healey	100	970	1,070
Gary R. Heminger	500	8	508
Michele J. Hooper	16,566	31,977	48,543
Michael W. Lamach	1,000	2,400	3,400
Michael H. McGarry	229,654	2,482	232,136
Martin H. Richenhagen	21,790	—	21,790
Glenn E. Bost II	51,921	701	52,622
Jean-Marie Greindl	35,085	—	35,085
Timothy M. Knavish	25,859	8,466	34,325
Vincent J. Morales	17,661	346	18,007
Viktoras R. Sekmakas	37,958	1,022	38,980
Frank S. Sklarsky	113,561	—	113,561
All Directors and Executive Officers as a Group(5)	603,911	223,703	827,614
(1)

Each of the named beneficial owners has sole voting power and sole investment power as to all the shares beneficially owned by them with the exception of (i) shares held by certain of them jointly with, or directly by, their spouses and children and (ii) the common stock equivalents shown in the second column, and described more fully below, which have no voting power.

(2)

Shares of common stock considered to be “beneficially owned” include both common stock actually owned and shares of common stock as to which there is a right to acquire ownership on, or within 60 days after, February 16, 2018. These amounts reflect shares subject to options exercisable within 60 days of February 16, 2018: as follows: Mr. McGarry, 113,802; Mr. Bost, 14,826; Mr. Greindl, 12,700; Mr. Knavish, 10,800; Mr. Morales, 7,100; Mr. Sklarsky, 84,058; and Mr. Sekmakas, 18,532. These amounts also include shares held in the PPG Industries, Employee Savings Plan as of February 16, 2018 as follows: Mr. McGarry, 14,333; Mr. Bost, 21; Mr. Knavish, 4,646; and Mr. Sekmakas, 8,683. In April 2017, each director except Mr. Heminger received 1,274 time-based restricted stock units. Mr. Heminger received 947 restricted stock units upon his election to the Board in July 2017. The directors’ restricted stock units granted in 2017 vest on April 18, 2018 and are not included in the table because these restricted stock units vest more than 60 days after February 16, 2018. To the Company’s knowledge, none of the shares reflected in the table have been pledged.

(3)

Certain directors hold common stock equivalents in their accounts in the Deferred Compensation Plan for Directors, which is described under “Deferred Compensation” on pages 23 through 24. Certain executive officers hold common stock equivalents in their accounts in the Deferred Compensation Plan, which is described under “Defined Contribution Retirement Plans and Deferred Compensation Plan” on pages 49 through 50. Common stock equivalents are hypothetical shares of common stock having a value on any given date equal to the value of a share of common stock. Common stock equivalents earn dividend equivalents that are converted into additional common stock equivalents, but carry no voting rights or other rights afforded to a holder of common stock. Upon leaving the Company, the common stock equivalents are made available for distribution, and all distributions are made in the form of one share of PPG common stock for each common stock equivalent credited to the person’s deferred account.

(4)

This is the sum of the beneficially owned common stock and the common stock equivalents as shown in the previous two columns. None of the identified beneficial owners holds more than 1.0% of the voting securities of PPG outstanding. The beneficial owners as a group hold less than 1.0% of the voting securities of PPG outstanding.

(5)

The group consists of 18 persons: the directors named in this proxy statement, including Mr. McGarry; Messrs. Bost, Greindl, Knavish, Morales, Sekmakas and Sklarsky; and PPG’s remaining executive officer, Mr. Ramaprasad Vadlamannati.

68 2018 Proxy Statement

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

The directors and executive officers of PPG are required to file reports of initial ownership and changes of ownership of PPG securities with the Securities and Exchange Commission and the New York Stock Exchange. As a practical matter, PPG assists its directors and executive officers by monitoring transactions and completing and filing such reports on their behalf. To PPG’s knowledge, for the fiscal year ended December 31, 2017, the required filings of all such directors and executive officers were timely filed.

2018 Proxy Statement 69

GENERAL MATTERS

When and where is the Annual Meeting?

The Annual Meeting will be held on Thursday, April 19, 2018, at 11:00 a.m., Eastern Time, at the Fairmont Pittsburgh, Grand Ballroom, 510 Market Street, Pittsburgh, Pennsylvania 15222.

Why am I receiving these proxy materials?

In connection with the solicitation of proxies by our Board of Directors to be voted at the 2018 Annual Meeting of Shareholders, these materials have been made available to you on the Internet or, upon your request or under certain other circumstances, have been delivered to you by mail in printed form.

If your shares were registered directly in your name with our transfer agent, Computershare Investor Services, as of the close of business on February 16, 2018, you are considered a shareholder of record, and we have sent you these proxy materials.

If your shares were held in the name of a bank, brokerage account or other nominee as of the close of business on February 16, 2018, you are considered a beneficial owner of the shares held in street name. Your bank, broker or other nominee has sent you these proxy materials. You should direct your bank, broker or other nominee on how to vote your shares, and we encourage you to make such direction. If you do not make a direction with respect to Proposals 1, 2 or 3 your bank, broker or other nominee will not be able to vote your shares on your behalf with respect to such proposals.

What is included in these materials?

These proxy materials include:

•	Our Notice of Annual Meeting and Proxy Statement for the 2018 Annual Meeting; and
•	Our 2017 Annual Report to shareholders, which includes our audited consolidated financial statements.

If you received printed versions of these materials by mail, these materials also include the proxy card or vote instruction form for the Annual Meeting.

Why did I receive a notice in the mail regarding the Internet availability of proxy materials instead of printed proxy materials?

In accordance with the rules of the Securities and Exchange Commission, instead of mailing a printed copy of our proxy materials to our shareholders, we have elected to furnish these materials by providing access to these documents over the Internet. Accordingly, on or about March 8, 2018, we sent a Notice of Internet Availability of Proxy Materials (“Notice of Internet Availability”) to our shareholders of record and beneficial owners. All shareholders have the ability to access the proxy materials on a website referred to in the Notice of Internet Availability.

What does it mean if I receive more than one set of proxy materials?

It means you have multiple accounts at the transfer agent or with banks, brokers or other nominees. If you received more than one Notice of Internet Availability, you may need to enter separate electronic control voting numbers when voting by the Internet to ensure that all of your shares have been voted. If you received more than one proxy card or vote instruction form, please complete and provide your voting instructions for all proxy cards and vote instruction forms that you receive.

How can I get electronic access to the proxy materials?

The Notice of Internet Availability provides you with instructions regarding how to (1) view our proxy materials for the Annual Meeting on the Internet; (2) vote your shares after you have viewed our proxy materials; and (3) request a printed copy of the proxy materials.

Our proxy materials are also available online at www.ppg.com/investor.

70 2018 Proxy Statement

What am I voting on?

You are voting on four proposals. Details of each proposal are included in this Proxy Statement.

•	Proposal 1: To elect as directors the three nominees named in this Proxy Statement, each for a term of three years: Victoria F. Haynes, Michael W. Lamach and Martin H. Richenhagen;
•	Proposal 2: To vote on a nonbinding resolution to approve the compensation of the Company’s named executive officers on an advisory basis;
•	Proposal 3: To vote on an amendment of our Articles of Incorporation to provide for the annual election of directors; and
•	Proposal 4: To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2018.

What are the Board’s recommendations on how I should vote my shares?

The Board of Directors recommends that you vote your shares as follows:

•	Proposal 1: FOR the election of three directors, each for a term of three years;
•	Proposal 2: FOR the approval of the compensation of the Company’s named executive officers on an advisory basis;
•	Proposal 3: FOR the amendment of our Articles of Incorporation to provide for the annual election of directors; and
•	Proposal 4: FOR the ratification of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2018.

What are my choices when voting?

•

Proposal 1: You may cast your vote in favor of or against election of each of the nominees or you may elect to abstain from voting your shares. Abstentions and broker non‑votes will not be taken into account to determine the outcome of the election of directors.

•

Proposals 2 and 4: You may cast your vote in favor of or against each proposal, or you may elect to abstain from voting your shares. Abstentions and broker non-votes will have no effect on the outcome of these proposals.

•

Proposal 3: You may cast your vote in favor of or against this proposal, or you may elect to abstain from voting your shares. Abstentions and broker non-votes will have the effect of a vote against this proposal.

What vote is needed for the proposals to be adopted?

As of the record date, February 16, 2018, there were                shares of PPG common stock issued and outstanding. Each shareholder is entitled to one vote for each share of common stock held.

•

Quorum: In order to conduct the Annual Meeting, more than one‑half of the outstanding shares must be present or be represented by proxy. This is referred to as a quorum. If you vote by Internet or by telephone, or submit a properly executed proxy card or vote instruction form, you will be considered part of the quorum. Abstentions and broker non‑votes on any proposal to be acted on by shareholders will be treated as present at the Annual Meeting for purposes of a quorum.

•

Proposal 1: Each director nominee who receives a majority of the votes cast (the number of shares voted “for” the director must exceed 50% of the votes cast with respect to that director) at the Annual Meeting will be elected as a director.

•

Proposal 2: More than one-half of the shares present, either in person or by proxy, and entitled to vote and voting (excluding abstentions) at the Annual Meeting must vote for the proposal for it to be adopted. The advisory vote on this proposal is nonbinding. However, the Board of Directors will take into account the outcome of the vote on this proposal when making future decisions about the Company's executive compensation arrangements, policies and procedures. Abstentions and broker non‑votes will have no effect on the outcome of this proposal.

2018 Proxy Statement 71

•	Proposal 3: At least 80% of the shares of the Company’s outstanding common stock entitled to vote (including abstentions) at the Annual Meeting must vote for the proposal for it to be adopted.
•

Proposal 4: More than one‑half of the shares present, either in person or by proxy, and entitled to vote and voting (excluding abstentions) at the Annual Meeting must vote for the proposal for it to be adopted.

How do I vote?

You may vote your shares by any one of the following methods:

•	By Internet: Log onto the website indicated in the Notice of Internet Availability or on the proxy card or vote instruction form.
•	By telephone: Call the toll‑free number shown on the proxy card or vote instruction form and follow the voice prompts.
•	By mail: Mark your votes, sign and return the proxy card or vote instruction form in the postage‑paid envelope provided.
•	By ballot: Attend the Annual Meeting in person and use a ballot to cast your vote.

If you vote by the Internet or by telephone, you do not need to send in a proxy card or vote instruction form. The deadline for Internet and telephone voting will be 11:59 p.m., Eastern Time, on April 18, 2018. If your shares are held in the name of a bank, broker or other nominee, and you wish to vote your shares in person at the Annual Meeting, you will need to contact your bank, broker or other nominee to obtain a legal proxy form that you must bring with you to the Meeting to exchange for a ballot.

What happens if I do not give specific voting instructions?

The Board of Directors is asking for your proxy. Giving us your proxy means that you authorize us to vote your shares at the Annual Meeting in the manner you direct. If you (1) choose the “submit your vote” option without voting on each individual proposal when voting on the Internet or by telephone or (2) if you are a shareholder of record and sign and return a proxy card without giving specific voting instructions, then your shares will be voted in the manner recommended by our Board on all matters presented in this Proxy Statement.

If your shares are held by a broker, bank or other nominee, the broker, bank or nominee will ask you how you want to vote your shares. If you give the broker, bank or nominee instructions, your shares will be voted as you direct. If you do not give instructions, your broker, bank or nominee may vote your shares in its discretion for the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2018 (Proposal 4), but your broker, bank or nominee will not vote your shares at all with respect to any of the other proposals. We encourage you to provide instructions to your bank, broker or nominee by carefully following the instructions provided. This will ensure that your shares are voted at the Annual Meeting as you direct.

How can I change or revoke my vote after I have voted?

You have the right to change your vote or revoke your proxy before it is exercised at the Annual Meeting. You may vote again on a later date on the Internet or by telephone (only your latest Internet or telephone proxy submitted prior to the Annual Meeting will be counted), by signing and returning a new proxy card or vote instruction form with a later date, or by attending the Meeting and voting in person. However, your attendance at the Annual Meeting will not automatically revoke your proxy unless you vote again at the Meeting or specifically request in writing that your prior proxy be revoked. Please note that any re‑votes by mail or proxy revocations must be received by our corporate secretary at PPG Industries, Inc., One PPG Place, Pittsburgh, Pennsylvania 15272 prior to the Annual Meeting in order to be effective.

How will shares in employee benefit plans be voted?

This Proxy Statement is being used to solicit voting instructions from you with respect to shares of PPG common stock that you own, but which are held by the trustees of a retirement or savings plan for the benefit of you and other plan participants. Shares held in the benefit plans that are entitled to vote will be voted by the trustees pursuant to your instructions. Shares held in any employee benefit plan that you are entitled to vote, but do not vote, will not be voted by the trustees. You must instruct the trustees to vote your shares by utilizing one of the voting methods described above.

72 2018 Proxy Statement

Who will count and certify the votes?

Representatives of Corporate Election Services and the staff of our corporate secretary and Investor Relations offices will count the votes and certify the election results. The results will be publicly filed with the Securities and Exchange Commission on a Form 8‑K within four business days after the Annual Meeting.

How can I attend the Annual Meeting?

Admission to the Annual Meeting is limited to shareholders who are eligible to vote or their authorized representatives. If you are a shareholder of record or a participant in a retirement or savings plan maintained by PPG and wish to attend the Annual Meeting, please indicate this desire when voting via the Internet or by telephone, so that we may send you an Admission Card. However, if you have a paper proxy card because you received the proxy materials in paper form, there is an Admission Card on the top half of the proxy card. Please tear off the Admission Card and bring it with you to the Annual Meeting, along with a photo ID.

If your shares are held in the name of a bank, broker or other nominee, and you wish to attend the Annual Meeting, you must bring proof of ownership, such as an account statement, that clearly shows that you held PPG common stock on the record date of February 16, 2018, or a legal proxy obtained from your bank, broker or other nominee. You must also bring a photo ID. Alternatively, you may obtain an Admission Card by sending your request and a copy of your proof of ownership to Investor Relations at PPG Industries, Inc., One PPG Place, 40th Floor, Pittsburgh, Pennsylvania 15272.

For security purposes, no cameras, recording equipment, electronic devices, large bags, backpacks, briefcases or packages, other than for use by PPG, will be permitted in the meeting room or adjacent areas, and other items will be subject to search.

How do I obtain a copy of materials related to corporate governance?

Our Corporate Governance Guidelines, charters of each standing committee of our Board of Directors, Global Code of Ethics, Code of Ethics for Senior Financial Officers and other materials related to our corporate governance are published on the Corporate Governance section of our website at www.ppg.com/investor.

Who is soliciting my vote and what are the solicitation expenses?

This solicitation is being made on behalf of our Board of Directors, but may also be made without additional compensation by our directors, officers or employees by telephone, facsimile, e‑mail or personal interview. We will bear the expense of the preparation, printing and mailing of the Notice of Internet Availability and these proxy materials. We have hired D.F. King & Company to help us send out the proxy materials and to solicit proxies. The firm’s fee for these services is $12,000, plus out‑of‑pocket expenses. We will request brokers, banks and other nominees who hold shares of PPG common stock in their names to furnish proxy materials to beneficial owners of the shares. We will reimburse these brokers, banks and nominees for their reasonable out‑of‑pocket expenses incurred in forwarding solicitation materials to such beneficial owners.

How can I submit a proposal for consideration at the 2019 annual meeting of shareholders?

To be considered for the 2019 annual meeting, shareholder proposals must be submitted in writing to our corporate secretary at PPG Industries, Inc., One PPG Place, Pittsburgh, Pennsylvania 15272. No proposal can be included in our proxy statement for the 2019 annual meeting unless it is received by our corporate secretary no later than November 8, 2018. The proposal must also comply with the rules of the Securities and Exchange Commission relating to shareholder proposals.

Any shareholder whose proposal is not included in our proxy statement relating to the 2019 annual meeting and who intends to present business for consideration at the 2019 annual meeting must give notice to our corporate secretary in accordance with Section 1.5 of our Bylaws (which are available on the Corporate Governance section of our website at www.ppg.com/investor) and such business must otherwise be a proper matter for shareholder action. If, as expected, the 2019 annual meeting of shareholders is held on April 18, 2019, then the notice must be received by our corporate secretary on or before January 18, 2019.

2018 Proxy Statement 73

How can I recommend someone as a candidate for director?

A shareholder who wishes to recommend or nominate a candidate for director of PPG may write to the chairman of the Nominating and Governance Committee of the Board of Directors, in care of our corporate secretary at PPG Industries, Inc., One PPG Place, Pittsburgh, Pennsylvania 15272.

To be effective for consideration at the 2019 annual meeting, the recommendation or nomination must be received by our corporate secretary by the deadlines set forth in our Bylaws and must include information required under our Bylaws, including information about the nominating shareholder and information about the nominee that would be required to be included in a proxy statement under the rules of the Securities and Exchange Commission. Director nominations submitted pursuant to PPG’s proxy access Bylaw for consideration at the 2019 annual meeting must be received by PPG no earlier than October 9, 2018 and no later than November 8, 2018. For additional information regarding the nomination procedure, see “Corporate Governance—Shareholder Recommendations or Nominations for Director and Proxy Access” on page 19.

74 2018 Proxy Statement

OTHER INFORMATION

Householding Information

PPG and some banks, brokers and other nominees are participating in the practice of “householding” proxy materials. This means that shareholders who share the same address may not receive separate copies of proxy materials, unless we have received instructions to the contrary. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate set of the proxy materials, or if you are receiving multiple copies of the proxy materials and wish to receive only one, please notify your bank, broker or other nominee if your shares are held in a brokerage account or us if you hold registered shares. We will promptly deliver an additional copy of the proxy materials to you, without charge, if you write to Investor Relations at PPG Industries, Inc., One PPG Place, 40th Floor, Pittsburgh, Pennsylvania 15272, or call us at (412) 434‑3318.

Other Matters

So far as is known, no matters other than those described herein are expected to come before the Annual Meeting. It is intended, however, that the proxies solicited hereby will be voted on any other matters that may properly come before the Annual Meeting, or any adjournment thereof, in the discretion of the person or persons voting such proxies unless the shareholder has indicated on the proxy card that the shares represented thereby are not to be voted on such other matters.

Pittsburgh, Pennsylvania

March 8, 2018

2018 Proxy Statement 75

ANNEX A

RECONCILIATION OF NON‑GAAP FINANCIAL MEASURES

PPG believes investors’ understanding of the Company’s operating performance is enhanced by the disclosure of net income from continuing operations and earnings per diluted share from continuing operations adjusted for nonrecurring charges. PPG’s management considers this information useful in providing insight into the Company’s ongoing operating performance because it excludes the impact of items that cannot reasonably be expected to recur on an ongoing basis or that are not attributable to our primary operations. Net income from continuing operations and earnings per diluted share from continuing operations adjusted for these items are not recognized financial measures determined in accordance with U.S. generally accepted accounting principles (GAAP) and should not be considered a substitute for net income from continuing operations and earnings per diluted share from continuing operations or other financial measures as computed in accordance with U.S. GAAP. In addition, net income from continuing operations and earnings per diluted share from continuing operations may not be comparable to similarly titled measures as reported by other companies.

Net income from continuing operations (attributable to PPG) and earnings per share from continuing operations—assuming dilution (attributable to PPG) are reconciled to adjusted net income from continuing operations (attributable to PPG) and adjusted earnings per share from continuing operations—assuming dilution below:

	2017		2016		2015		2014		2013
FOR THE YEAR-ENDED	NET INCOME		NET INCOME		NET INCOME		NET INCOME		NET INCOME
(MILLIONS, EXCEPT PER SHARE AMOUNTS)	$	EPS	$	EPS	$	EPS	$	EPS	$	EPS
Net income from continuing operations (attributable to PPG)	$1,371	5.32	$547	$2.05	$1,311	$4.79	$1,067	$3.82	$917	$3.16
Net tax charge from Tax Cuts and Jobs Act legislation	134	0.52	—	—	—	—	—	—	—	—
Charges related to transaction-related costs	6	0.02	5	0.03	30	0.10	36	0.13	24	0.08
Charges related to pension settlements	38	0.14	616	2.31	5	0.02	5	0.02	13	0.04
Gain from sale of a business	(24)	(0.09)	—	—	—	—	—	—	—	—
Gain from a legal settlement	(11)	(0.04)	—	—	—	—	—	—	—	—
Gain on sale of a non-operating asset	(8)	(0.03)	—	—	—	—	(59)	(0.21)	—	—
Charge related to business restructuring	—	—	144	0.55	105	0.39	—	—	70	0.24
Charge related to environmental remediation	—	—	51	0.20	—	—	86	0.30	64	0.22
Net gain on disposals of ownership interests in business affiliates	—	—	(21)	(0.09)	—	—	—	—	—	—
Net tax effect of asbestos settlement funding	—	—	151	0.57	—	—	—	—	—	—
Benefit from favorable foreign tax ruling	—	—	—	—	—	—	(29)	(0.11)	—	—
U.S. tax law change enacted in 2013	—	—	—	—	—	—	—	—	(10)	(0.03)
Charge related to debt refinancing	—	—	—	—	—	—	200	0.72	—	—
Charge related to early retirement of debt	—	—	5	0.02	—	—	—	—	—	—
Charge related to equity affiliate debt refinancing	—	—	—	—	7	0.03	—	—	—	—
Charges related to asset write-downs	7	0.03	8	0.03	—	—	—	—	—	—
Adjusted net income from continuing operations (attributable to PPG)	$1,513	5.87	$1,506	$5.67	$1,458	$5.33	$1,306	$4.67	$1,078	$3.71

2018 Proxy Statement A-1

ANNEX B

AMENDMENT OF ARTICLE SIXTH OF THE RESTATED ARTICLES OF INCORPORATION, AS AMENDED, OF PPG INDUSTRIES, INC.

Section 6.1 of Article Sixth of the Restated Articles of Incorporation, as amended, of PPG Industries, Inc. is proposed to be amended and restated in its entirety as follows:

SIXTH.  The business and affairs of the corporation shall be managed by a Board of Directors comprised as follows:

(a)The Board of Directors shall consist of not less than 9 nor more than 17 persons, the exact number to be fixed from time to time by the Board of Directors pursuant to a resolution adopted by a majority vote of the directors then in office;

(b)Each director who is serving as a director immediately following the 2018 Annual Meeting of Shareholders, or is elected thereafter as a director, shall hold office until the expiration of the term for which he or she has been elected, and until his or her successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification, or removal from office. At the 2019 Annual Meeting of Shareholders, the successors to the class of directors whose terms expire at that meeting shall be elected for a two-year term expiring at the 2021 Annual Meeting of Shareholders. At the 2020 Annual Meeting of Shareholders, the successors to the class of directors whose terms expire at that meeting shall be elected for a one-year term expiring at the 2021 Annual Meeting of Shareholders. At the 2021 Annual Meeting of Shareholders, and at each meeting of shareholders thereafter, each director shall be elected for a one-year term expiring at the next Annual Meeting of Shareholders. Each director shall hold office until the expiration of the term for which he or she is elected, and until his or her successor shall have been elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification, or removal from office;

(c)Subject to the rights of the holders of any series of Preferred Stock then outstanding, any director, any class of directors, or the entire Board of Directors, may be removed from office by shareholder vote at any time, with or without assigning any cause, but only if shareholders entitled to cast at least 80% of the votes which all shareholders would be entitled to cast at an annual election of directors or of such class of directors shall vote in favor of such removal; and

(d)Subject to the rights of the holders of any series of Preferred Stock then outstanding, vacancies in the Board of Directors, including vacancies resulting from an increase in the number of directors, shall be filled only by a majority vote of the remaining directors then in office, though less than a quorum, except that vacancies resulting from removal from office by a vote of the shareholders may be filled by the shareholders at the same meeting at which such removal occurs. All directors elected to fill vacancies shall hold office for a term expiring at the Annual Meeting of Shareholders at which the term of the class to which they have been elected expires, or in the case of directors elected at the 2021 Annual Meeting of Shareholders and thereafter, the next Annual Meeting of Shareholders, subject, however, to prior death, resignation, retirement, disqualification, or removal from office. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

2018 Proxy Statement B-1

V OT E BY T ELE P HONE PPG Industries, Inc. P. O. Box 3230 Pittsburgh, PA 15230 Have your proxy card available when you call the Toll-Free number 1-888-693-8683 using a touch-tone telephone and follow the simple instructions to record your vote. V OT E B Y I NT E R NE T Have your proxy card available when you access the website www.cesvote.com and follow the simple instructions to record your vote. V O TE B Y M A IL Please mark, sign and date your proxy card and return it in the postage-paid envelope provided or return it to: Corporate Ele tion Services, PO Box 3230, Pittsburgh, PA 15230. Vote 24 hours a day, 7 days a week. If you vote by telephone or Internet, please do not send your proxy by mail.   Please fold and detach card at perforation before mailing.  PPG INDUSTRIES, INC. One PPG Place Pittsburgh, PA 15272 THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1, 2, 3 AND 4. FOR AGAINST ABSTAIN 1. ELECTION OF THREE DIRECTORS PROPOSAL TO APPROVE AN AMENDMENT OF THE COMPANY’S ARTICLES OF INCORPORATION TO PROVIDE FOR THE ANNUAL ELECTION OF DIRECTORS FOR    AGAINST    ABSTAIN    3. (1) (2) (3) VICTORIA F. HAYNES MICHAEL W. LAMACH MARTIN H. RICHENHAGEN 4. RATIFY THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2018 2. APPROVE THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS ON AN ADVISORY BASIS SIGNATURE(S) DATE: NOTE: At least one registered owner must sign exactly as their name appears above. Give full title if signing for a corporation or partnership or as attorney, agent or in another representative capacity. QR Code Scan with a mobile device Vote by Mail return your proxy card in the postage-paid envelope provided Vote by Internet Access the Website and cast your vote: www.cesvote.com Vote by Telephone Call Toll-Free using a touch-tone telephone: 1-888-693-8683

ADMISSION CARD Please bring this ticket if you attend the Annual Meeting. It will expedite your admittance when presented upon your arrival. PPG INDUSTRIES, INC. Annual Meeting of Shareholders Thursday, April 19, 2018 11:00 a.m. Fairmont Pittsburgh Grand Ballroom 510 Market Street Pittsburgh, Pennsylvania 15222  Please fold and detach Admission Card at perforation if attending the Annual Meeting.   Please fold and detach card at perforation before mailing.  THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF PPG INDUSTRIES, INC. FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON APRIL 19, 2018. The undersigned, having received the Notice of Annual Meeting of Shareholders and Proxy Statement, each dated March 8, 2018, hereby appoints M.H. McGarry, A.M. Foulkes and G.E. Bost II, or any of them, with full power of substitution to each, proxies to represent the undersigned and to vote all of the shares of the Common Stock of PPG Industries, Inc. (the “Company”) that the undersigned would be entitled to vote if personally present at the 2018 Annual Meeting of Shareholders of the Company, or any adjournment thereof, as directed on the reverse side hereof and in their discretion on such other matters as may properly come before the meeting or any adjournment thereof. The shares represented by this proxy will be voted as directed on the reverse side hereof. If no direction is given, however, the shares represented by this proxy will be voted FOR the election of the nominees for Director proposed by the Board of Directors (those nominees are Victoria F. Haynes, Michael W. Lamach, and Martin H. Richenhagen), FOR the proposal of a nonbinding resolution to approve the compensation of the Company’s named executive officers, FOR the proposal to approve an amendment of the Company’s Articles of Incorporation to provide for the annual election of directors and FOR the proposal to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2018. This card votes all of the shares of the Common Stock of the Company held under the same registration in any one or more of the following manners: as a shareholder of record; in the shareholder Investor Services Program; in the PPG Industries Employee Savings Plan; in the PPG Canada Inc. Retirement Savings Plan; and in the PPG Puerto Rico Employee Savings Plan. Please complete, sign and date this card on the reverse side and return it promptly in the enclosed reply envelope if you do not vote by telephone or over the Internet.